UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material Pursuant to § 240.14a-12

COREBRIDGE FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Corebridge Financial, Inc.

2025 Notice of Annual Meeting and Proxy Statement

corebridge financial

Our Values
We are stronger as one
We collaborate across the enterprise, scale what works and act decisively for our customers and partners
We deliver on commitments
We are accountable, empower each other and go above and beyond for our stakeholders
We learn, improve and innovate
We get better each day by challenging the status quo and equipping ourselves for the future
We are inclusive
We embrace different perspectives, enabling our colleagues to make an impact and bring their whole selves to work

At Corebridge, we believe action is everything. That’s why every day we proudly partner with financial professionals and institutions to make it possible for more people to take action in their financial lives, for today and tomorrow.
Corebridge at a Glance

$3.72 net income per share for last twelve months ending December 31, 2024	$2.2 billion net income for last twelve months ending December 31, 2024	18.8% return on average equity for last twelve months ending December 31, 2024
$4.83* operating earnings per share for last twelve months ending December 31, 2024	$2.9 billion* adjusted after-tax operating income for last twelve months ending December 31, 2024	12.8%* adjusted return on average equity for last twelve months ending December 31, 2024

$404 billion in assets under management and administration as of December 31, 2024	$41.7 billion* in premiums and deposits for last twelve months ending December 31, 2024

$2.3 billion returned to stockholders for last twelve months ending December 31, 2024	81%* payout ratio on adjusted after-tax operating income for last twelve months ending December 31, 2024

*
Measures marked with an asterisk are non-GAAP financial measures used by Corebridge. For more information on these measures and a reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, see Appendix A.

A Letter from Our CEO

Dear Fellow Stockholders,
I am pleased to report that Corebridge has continued to gain momentum since our initial public offering (IPO) over two years ago.

At that time, we established three financial goals for year-end 2024—achieve an adjusted return on average equity (ROAE)* of 12% to 14%, a payout ratio* of 60% to 65%, and maintain a Life Fleet risk-based capital (RBC) ratio at or above 400%. In 2024, we met or exceeded each of these goals—delivering a 12.8% adjusted ROAE, an 81% payout ratio and an RBC ratio over 420%—while establishing financial and operational independence and positioning Corebridge for long-term success.

Corebridge value proposition
Our market-leading businesses directly meet customer needs and support the strategies of our distribution partners. We believe our opportunity is significant, given a large and increasing retirement-aged population, the life insurance protection gap, the ongoing decline of traditional corporate pensions and social safety nets, and the growing need for retirement solutions and financial advice.
We are confident that our diversified business model, strong balance sheet and disciplined execution position us to deliver for our customers and partners and to manage effectively through market cycles to drive long-term stockholder value.
A year of accomplishments
In 2024, Corebridge increased operating earnings per share* by 18% to $4.83 and adjusted ROAE by 150 basis points to 12.8%. We also returned over $2.3 billion to stockholders through dividends and share repurchases.
Our businesses collectively generated robust sales volumes, with premiums and deposits* of $41.7 billion, a 5% increase from a very strong 2023. With solid fundamentals across our diversified businesses, core sources of income—fee, spread and underwriting margin—grew 4% in aggregate over the prior year and increased across all three sources.
Corebridge maintains a strong balance sheet backed by sound reserving and governance frameworks. We are proactive with capital and balance sheet management to create financial flexibility, pursue profitable growth and deliver on our commitments. Our regulatory capital has remained above target as we prudently manage our high-quality assets and liabilities. In 2024, our U.S. insurance subsidiaries increased full year dividends by 10%, distributing $2.2 billion to the holding company.
Corebridge continues to create stockholder value through disciplined execution. We lowered general operating expenses by 4% in 2024 and remain diligently focused on further improving our operational efficiency through prudent expense management, while creating capacity to invest in our businesses and our people.

To further our value proposition, we are undertaking several initiatives that build on the significant investments we made over the last two years as part of our separation process. These include advancing our strategic use of data, analytics and AI, and enhancing the end-to-end digital experience for our customers and distribution partners. We are also focused on improving our workplace, developing our people and helping them to harness emerging technologies.
Living our purpose
I want to thank our colleagues for all you did to help grow our business, deliver on our commitments and live out our purpose—to help more people take action in their financial lives—particularly in a year replete with natural disasters. Time and again, you demonstrated resilience in the face of challenge and came together as one team to support our customers and each other.
I am excited for all that 2025 may bring, as we build on our momentum to grow our business, increase our financial flexibility and continue to create stockholder value.
Sincerely,

Kevin Hogan
President and Chief Executive Officer
*	Measures marked with an asterisk are non-GAAP financial measures used by Corebridge. For more information on these measures, see Appendix A.

A Letter from Our Board Chair

Dear Fellow Stockholders,
Over the two years since our IPO, Corebridge has delivered compelling value for our customers and distribution partners, driving market outperformance and generating significant stockholder returns.

Alongside an executive team focused on both sound strategy and disciplined execution, the Board of Directors has been deeply engaged in evolving Corebridge from a newly public company controlled by its former parent AIG to a fully independent public company with a majority-independent Board.

Since April 29, 2024, the Board has increased its independent directors from 31% to 62% while ensuring a strong mix of skills, expertise, experience, oversight capabilities and perspective. In 2024, we added Edward Bousa and Deborah Leone as independent directors, and I was elected by the Board in December as its first independent Chair. We also evolved Board governance, most significantly by establishing three new committees to complement the work of our Audit Committee—Nominating and Corporate Governance, Compensation and Management Development, and Risk—each chaired by an independent director.
In 2024, AIG significantly reduced its ownership—principally through a block sale of shares to Nippon Life Insurance Company—and AIG executives Peter Zaffino, Sabra Purtill and Mia Tarpey stepped off the Board. Keith Gubbay and Minoru Kimura were added as independent directors, appointed by Nippon Life in connection with its investment in the company. Blackstone, a strategic partner for Corebridge, also exercised its contractual right to designate one director by appointing Gilles Dellaert to replace the departing Jon Gray. In January 2025, following a comprehensive process led by our Nomination and Governance Committee, and supported by a leading executive search firm, we added to our Board Colin J. Parris, achieving our current complement. As both a director and a stockholder I remain grateful to each of our former directors for their service, guidance and insight, particularly to Peter for his leadership as Chair. I look forward to similarly valuable contributions from our highly qualified new directors.
We are keenly aware that periodic Board membership renewal is a fundamental and ongoing responsibility of this Board and a key to long-term success for Corebridge. We are committed to ensuring that we have the skills, talent and experience to guide Corebridge as it continues its journey as a public company and have identified a set of core skills and experiences to identify, assess and recommend future Director nominees as the opportunities arise.
As a Board, we are focused on oversight of the company’s business strategy, risks and controls, and management team, and we are always looking for ways to increase the Board’s alignment with and accountability to stockholders. Our company is well positioned to capitalize on opportunities for growth while maintaining our ability to deliver on commitments across different market environments, and I look forward to reporting back a year from now on further results. Thank you for your ongoing support of Corebridge.

Alan Colberg
Chair of the Board

Notice of 2025 Annual Meeting of Stockholders
On behalf of the Corebridge Financial, Inc. (“Corebridge,” the “Company,” “we,” “our” or “us”) Board of Directors (the “Board”), I cordially invite you to virtually attend the Corebridge 2025 annual meeting of stockholders (the “Annual Meeting”).
Annual Meeting Details

Date and Time: June 3, 2025 at 9:00 a.m. Eastern Time (ET)	Location: Live via the internet at www.virtualshareholdermeeting.com/ CRBG2025	Record Date: Stockholders as of the close of business on April 7, 2025 are entitled to vote at the Annual Meeting

How to Vote
Method	Details	Vote must be received or submitted by:
By Phone	1-800-690-6903	11:59 p.m. ET, June 2, 2025
Online Before the Meeting	www.proxyvote.com	11:59 p.m. ET, June 2, 2025
By Mail	Return your completed proxy card in the prepaid envelope	11:59 p.m. ET, June 2, 2025
Online During the Meeting	Go to www.virtualshareholdermeeting.com/CRBG2025	Before the polls close during the Annual Meeting

Proxies
The Board is soliciting proxies to be voted at the Annual Meeting on June 3, 2025, and at any postponed or reconvened meeting. Proxy materials or a Notice of Internet Availability of Proxy Materials were first made available or distributed to stockholders beginning on or about April 16, 2025.
Items of Business

1.	Elect each of our thirteen director nominees for a one-year term ending at our 2026 annual meeting of stockholders;
2.	Vote to approve the 2024 compensation of Corebridge’s named executive officers on an advisory basis;
3.	Vote to ratify the appointment of PricewaterhouseCoopers LLP as Corebridge’s independent registered public accounting firm for 2025; and
4.	Transact any other business properly presented at the Annual Meeting.

Accessing the Annual Meeting
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on any voting instruction form accompanying these proxy materials.
Please carefully review the 2025 Proxy Statement for additional information regarding the matters to be acted on during the Annual Meeting.
We have adopted a virtual meeting format for the Annual Meeting to provide a convenient opportunity for our stockholders to participate from wherever they are located. We believe that the virtual meeting format affords our stockholders an opportunity for meaningful participation, and we have taken steps so that stockholders will be able to attend, vote and submit questions via the internet.
You do not need to attend the Annual Meeting to vote if you submitted your proxy in advance of the meeting.
By order of the Board of Directors,

Jeannette N. Pina
Deputy General Counsel & Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be held virtually via the internet on June 3, 2025.

This notice of 2025 Annual Meeting of Stockholders, the letters from our CEO and Chair to Stockholders, the Proxy Statement and our 2024 Annual Report are available free of charge at www.proxyvote.com.

2025 Proxy Statement

Corebridge Financial, Inc. | 2025 Proxy Statement i

ii Corebridge Financial, Inc. | 2025 Proxy Statement

Our Company

Who we are
Corebridge Financial is one of the largest and most established providers of retirement solutions and insurance products in the United States, with a long and proven track record of serving our clients. At Corebridge, we’re passionate about giving people the power to help them reach their financial goals.
We deliver an expansive portfolio of products to serve your unique needs. And we proudly partner with financial professionals and institutions to make it possible for more people to take action in their financial lives for today and tomorrow.
At Corebridge, we believe no one achieves a financially secure future by accident—great things happen when people take action.
Corebridge operates through four business segments:

Corebridge Financial, Inc. | 2025 Proxy Statement 1

Proxy Statement Summary
This summary highlights information contained in this Proxy Statement. It does not contain all the information you should consider in making a voting decision, and you should carefully read the entire Proxy Statement before voting. For the meaning of capitalized terms or acronyms used and not otherwise defined in the Proxy Statement, please see Appendix B.

Proposal		Board Recommendation	Page
1.	Elect each of our thirteen director nominees for a one-year term ending at our 2026 annual meeting of stockholders	FOR each director nominee	8
2.	Approve the 2024 compensation of our NEOs on an advisory basis	FOR	38
3.	Ratify the appointment of PwC as our independent registered public accounting firm for 2025	FOR	84

Corporate Governance Highlights
We are committed to effective corporate governance practices that are designed to maintain high standards of oversight, accountability, integrity and ethics while promoting the long-term interests of our stockholders. On June 3, 2024, AIG ceased to beneficially own a majority of our Common Stock (the “Majority Holder Threshold Date”) and Corebridge ceased to be a Controlled Company. Since the Majority Holder Threshold Date, we have been working to evolve our governance practices in accordance with NYSE transition rules and governance best practices. As part of this transition, the Board reevaluated its governance needs, including skills, diversity and independence considerations, and began to recruit new directors to join the Board. The following timeline summarizes some of the key actions and milestones that occurred over the past year.

2 Corebridge Financial, Inc. | 2025 Proxy Statement

Proxy Statement Summary
Corporate Governance Timeline

Q2 2024
•
Corebridge ceases to be a Controlled Company, as AIG’s beneficial ownership decreased below a majority of our outstanding Common Stock
•
Christopher Schaper, a director affiliated with AIG, resigns from the Board
•
The Board establishes its Compensation and Management Development Committee and Nominating and Corporate Governance Committee
•
Based on the recommendation of the independent directors, the Board appoints Alan Colberg to be its Lead Independent Director, with a robust set of duties as set forth in our Corporate Governance Guidelines

Q3 2024
•
Edward Bousa, an independent director, is appointed to the Board and the Audit Committee
•
The Compensation and Management Development Committee and Nominating and Corporate Governance Committee each become majority independent in accordance with NYSE transition rules

Q4 2024
•
The Company enters into the Nippon Stockholder’s Agreement
•
AIG completes the sale of approximately 122 million shares of our Common Stock to Nippon
•
Peter Zaffino, Sabra Purtill and Mia Tarpey, directors affiliated with AIG, and Jonathan Gray, a director affiliated with Blackstone, resign from the Board
•
Gilles Dellaert, a director affiliated with Blackstone, is appointed to the Board pursuant to the Blackstone Stockholder’s Agreement
•
Minoru Kimura, an independent director, is appointed to the Board pursuant to the Nippon Stockholder’s Agreement
•
The Board appoints Alan Colberg to serve as independent Chair of the Board
•
The Board consists of a majority of independent directors

Q1 2025
•
Keith Gubbay, an independent director, is appointed to the Board pursuant to the Nippon Stockholder’s Agreement
•
Colin J. Parris, an independent director, is appointed to the Board
•
The Board establishes its Risk Committee

We believe the makeup of the Board is currently well-balanced among independent and affiliated directors that collectively bring their diverse perspectives and skills to the boardroom. As our Board’s composition has evolved, so too have our corporate governance practices. The following table illustrates our current governance practices, including new practices since the Majority Holder Threshold Date.

Corebridge Financial, Inc. | 2025 Proxy Statement 3

Proxy Statement Summary
Key Governance Highlights

Board Governance
Regular meetings of independent directors in executive sessions without management

Directors generally may not stand for election after reaching age 75

Directors are subject to limitations on board service at other public companies

Board generally will not appoint a Committee chair to serve for longer than a five-year term

Annual Board and Committee self-assessment process

♦
Majority independent Board

♦
Independent Chair of the Board

♦
Formation of the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee of the Board

♦
Formation of the Risk Committee of the Board

Stockholder Rights	Annual election of directors with equal voting rights per share Majority voting for directors in uncontested elections Proxy access rights	Stockholder rights to call a special meeting of stockholders Stockholder rights to act by written consent No supermajority voting requirements
Compensation and Stock Ownership	Robust director and executive stock ownership guidelines Robust clawback policies	Directors’ equity awards do not settle until they retire from the Board No hedging, pledging or short sales of Corebridge securities by directors, officers or employees

♦  New since Majority Holder Threshold Date

4 Corebridge Financial, Inc. | 2025 Proxy Statement

Proxy Statement Summary
2024 Target Total Direct Compensation
Our named executive officers’ direct compensation is designed to give appropriate weighting to fixed and variable pay, short-term and long-term performance.
2024 CEO Annual Target Direct Compensation

2024 Average Annual Target Direct Compensation of Other Named Executive Officers

*
We consider stock options to be performance-based for purposes of each NEO’s annual target direct compensation because they encourage long-term performance and they are only valuable if our stock price increases over time, as the awards vest.

Corebridge Financial, Inc. | 2025 Proxy Statement 5

Proxy Statement Summary
2024 Compensation of our Named Executive Officers
The following table provides a description of each element of our named executive officers’ compensation in 2024.

Component	Form of Compensation	Performance Period	Rationale	Details
Direct Compensation
Base Salary	Fixed cash compensation	Annual
To fairly compensate executives for the responsibilities of their positions, achieve an appropriate balance of fixed and variable pay and provide sufficient liquidity to discourage excessive risk-taking
To attract and retain the best talent by offering market-competitive compensation opportunities
Page 44
STI Awards	Variable annual cash incentive award based on a combination of a quantitative business performance score and an assessment of individual performance	Annual
To create a pay-for-performance culture by offering short-term incentive compensation opportunities that reward executives for individual contributions and business performance
To provide an opportunity to incentivize and reward both leading and lagging indicators of performance, with a focus on guiding the organization towards balancing profitability, growth and risk
To drive business objectives and strategies and reward performance delivered during the year
Page 45
LTI Awards	Corebridge RSUs and Corebridge Options	Vest annually over 3 years
To align the long-term economic interests of our executives with those of stockholders by ensuring that a meaningful component of their compensation is provided in equity
To motivate executives to deliver long-term, sustainable and profitable growth, while balancing risk to create long-term, sustainable value for stockholders
To reward long-term value creation and stock price appreciation, and align executive interests with those of our stockholders
Page 49
Indirect Compensation
Retirement, Health and Welfare	Retirement savings, financial protection and other compensation	N/A	Retirement, health and welfare programs are intended to assist with long-term financial support and security, including	Page 53

6 Corebridge Financial, Inc. | 2025 Proxy Statement

Proxy Statement Summary

Component	Form of Compensation	Performance Period	Rationale	Details
Programs	and benefits		retirement savings
Termination Benefits
Severance Benefits	Lump sum payment and other benefits for certain terminations of employment	N/A	Severance benefits are intended to offer competitive total compensation packages and enable us to obtain a release of employment-related claims	Page 54
Change in Control Benefits	Benefits in the event of termination related to a change in control	N/A
Change in control benefits are intended to help ensure ongoing retention of executives when considering potential transactions that may create uncertainty as to their future employment and enable us to obtain a release of employment-related claims

Corebridge Financial, Inc. | 2025 Proxy Statement 7

Proposal 1: Election of Directors	The Board recommends that you vote FOR each director nominee.
The Board has nominated thirteen individuals for election at our 2025 annual meeting of stockholders (the “Annual Meeting”). Each director elected at the Annual Meeting will serve until our 2026 annual meeting of stockholders and until their successor is elected and qualified or until their earlier resignation or removal. Each of the director nominees is a current member of the Board and has consented to being named as a nominee and to serve on the Board if elected. Our Board does not anticipate that any of our director nominees will be unable to serve as a director. If, at the time of the Annual Meeting, any nominee is unable to serve or for good cause will not serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size.
The Board believes that, if elected, the nominees will continue to provide effective oversight of our business and continue to advance our stockholders’ interests by drawing upon their collective qualifications, skills, experience and attributes, as summarized below.

Director Nominee Name, Age(1) and Independence	Director Since/Tenure(1)	Professional Background	Other Current U.S. Public Company Directorships
Alan Colberg, 63 Independent Director	2022 Two years	Retired, Chief Executive Officer, Assurant, Inc.	1
Christina Banthin, 55 Non-Independent Director	2024 One year	Senior Vice President and Corporate Secretary, American International Group	None
♦ Edward Bousa, 66 Independent Director	2024 Less than one year	Retired, Partner, Wellington Management Company LLC	1
Adam Burk, 48 Non-Independent Director	2021 Three years	Global Treasurer and Head of Corporate Development, Strategy and Mergers & Acquisitions, American International Group	None

8 Corebridge Financial, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors

Director Nominee Name, Age(1) and Independence	Director Since/Tenure(1)	Professional Background	Other Current U.S. Public Company Directorships
♦ Gilles Dellaert, 46 Non-Independent Director	2024 Less than one year	Global Head of Blackstone Credit and Insurance, Blackstone	None
Rose Marie Glazer, 58 Non-Independent Director	2024 Less than one year	Executive Vice President and General Counsel, American International Group	None
♦ Keith Gubbay, 70 Independent Director	2025 Less than one year	Retired, Chairman and Chief Executive Officer, Resolution Life US Holdings Inc.	None
Kevin Hogan 62 Non-Independent Director	2021 Three years	President and Chief Executive Officer, Corebridge Financial, Inc.	None
♦ Minoru Kimura, 57 Independent Director	2024 Less than one year	Senior Managing Executive Officer, Head of Global Business, Nippon Life Insurance Company	None
Deborah Leone, 60 Independent Director	2024 One year	Former Partner, Goldman Sachs Group, Inc.	1

Corebridge Financial, Inc. | 2025 Proxy Statement 9

Proposal 1: Election of Directors

Director Nominee Name, Age(1) and Independence	Director Since/Tenure(1)	Professional Background	Other Current U.S. Public Company Directorships
Christopher Lynch, 67 Independent Director	2021 Three years	Independent Consultant	1
♦ Colin J. Parris, 63 Independent Director	2025 Less than one year	Former Senior Vice President and Chief Technology Officer, GE Digital	2
Amy Schioldager, 62 Independent Director	2021 Three years	Former Senior Managing Director and Global Head of Beta Strategies, BlackRock, Inc.	1

(1)	Based on age and tenure as of April 16, 2025. Rounded down to nearest year if less than one whole year as of the measurement date.
♦ Indicates a new director since our 2024 annual meeting of stockholders.

10 Corebridge Financial, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors
Director Election Considerations
We believe it is essential to have a qualified group of directors with an appropriate mix of skills, experience and attributes to oversee our business. As we continue to transition from being a Controlled Company, we are actively considering the composition of our Board, taking into account the applicable NYSE transition rules and the characteristics and qualifications of existing directors and our evolving strategic objectives. This section describes various considerations related to the election of directors.
Board Size and Composition
The size and composition of the Board will be based on the following considerations:
•
Our Board Size Should Facilitate Discussions. The size of the Board should facilitate substantive discussions by the whole Board in which each director may participate meaningfully. Given the size and complexity of the businesses in which we are engaged, as well as the value of diversity of experience and views among Board members, the Board currently believes the current size of the Board is appropriate (allowing that a larger or smaller number may be necessary or advisable in periods of transition or other particular circumstances).

•
Having a Broad Range of Skills, Expertise and Attributes is Critical. To provide oversight to management, given our complex businesses, the composition of the Board should encompass a broad range of skills, expertise and attributes, including those relating to: executive leadership; financial, audit and accounting; life insurance and retirement industry; investments; risk management; technology; regulatory and compliance; consumer and distribution; human capital; and governance and sustainability. This variety of skills, expertise and attributes should contribute to the Board’s collective strength.

•
Board Diversity Contributes to the Success of Our Board. Although the Board has not adopted a specific diversity policy, we believe it is important to have a diversity of viewpoints, skills, experiences and backgrounds.

•	A Majority of our Board is Independent. A majority of the Board consists of directors who are, under NYSE listing standards, “independent” in the business judgment of the Board.
In addition to the above, under our Separation Agreement with AIG, until AIG ceases to own at least 5% of Common Stock, AIG will have the right to designate a number of directors on each Corebridge Slate in proportion to its ownership, rounded up to the nearest whole number. The following directors currently serve as AIG Directors pursuant to the Separation Agreement: Ms. Banthin, Mr. Burk and Ms. Glazer.
Under the Blackstone Stockholder’s Agreement, Blackstone has the right to designate one member to our Board, subject to maintaining specified ownership requirements. Mr. Dellaert currently serves as the Blackstone designee.
Under the Nippon Stockholder’s Agreement, Nippon has the right to designate a number of directors to our Board in proportion to its ownership, rounded down to the nearest whole number. Messrs. Gubbay and Kimura currently serve as the Nippon designees.
Director Tenure
Term Limits
Directors will hold office until the annual meeting of stockholders next succeeding their election and until a successor is elected and qualified or their earlier resignation or removal. The Board does not believe that term limits are appropriate, as term limits may result in the loss of long-serving directors who over time have developed unique and valuable insights into our business and therefore can provide a significant contribution to the Board.

Corebridge Financial, Inc. | 2025 Proxy Statement 11

Proposal 1: Election of Directors
Mandatory Retirement Age
In addition, our Corporate Governance Guidelines require that directors retire at the annual meeting after reaching age 75. The Board, in consideration of the recommendation of the Nominating and Corporate Governance Committee, may waive this limitation for any director for a period of one year, if it is deemed to be in the best interests of Corebridge.
Director Election Standards
The By-laws provide that, in uncontested elections, director nominees must receive the affirmative vote of a majority of the votes cast to be elected (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). An “uncontested election of directors” means an election of directors in which the number of director nominees does not exceed the number of directors to be elected by the stockholders at that election. Only votes cast “for” or “against” a director nominee will be considered.
Under the By-laws and Corporate Governance Guidelines, each director nominee is required to submit an irrevocable resignation from the Board that would become effective upon: (1) the failure of the nominee to receive the required vote at the Annual Meeting and (2) the Board’s acceptance of the resignation. If a nominee fails to receive the required vote, the Board will accept the resignation unless the Board determines that the best interests of Corebridge and its stockholders would not be served by doing so.
Director Demographics and Backgrounds

12 Corebridge Financial, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors
Director Recruitment
The Nominating and Corporate Governance Committee recommends to the Board director candidates for nomination and election at the annual stockholder meeting or for appointment to fill vacancies, subject to any obligations and procedures governing the nomination of directors to the Board that may be set forth in any stockholders’, investors’ rights or other applicable agreement to which Corebridge is a party.

DIRECTOR RECRUITMENT PROCESS	The Nominating and Corporate Governance Committee regularly evaluates the needs of the Board in terms of diversity, skills, experience and composition. ⋁

Candidates are identified with input from stockholders, executive management and directors. A search firm also assists in identifying and/or evaluating candidates to ensure that the Nominating and Corporate Governance Committee is considering a diverse, qualified pool of candidates.
Since the 2024 annual meeting of stockholders, we received recommendations from a variety of sources for our new Board directors. Specifically, a Board member recommended Mr. Bousa; Mr. Dellaert was recommended pursuant to the Blackstone Stockholder’s Agreement; Messrs. Gubbay and Kimura were recommended by Nippon pursuant to the Nippon Stockholder’s Agreement; and Mr. Parris was recommended after an extensive search was conducted by a third-party search firm.
The Nominating and Corporate Governance Committee recommended, and the Board approved, each of the aforementioned director candidates as director nominees for election to the Board.
⋁

The Nominating and Corporate Governance Committee evaluates candidates in consultation with the Chair, CEO and Lead Independent Director, if any, considering the following criteria:

 •
High personal and professional ethics, values and integrity;

 •
Ability to work together as part of an effective, collegial group;

 •
Commitment to representing the long-term interests of Corebridge;

 •
Skill, expertise, diversity, background and experience with businesses and other organizations that the Board deems relevant;

 •
The interplay of the individual’s experience with the experience of other Board members;

 •
The contribution represented by the individual’s skills and experience to ensuring that the Board has the necessary tools to perform its oversight function effectively;

 •
Ability and willingness to commit adequate time to Corebridge over an extended period of time; and

 •
The extent to which the individual would otherwise be a desirable addition to the Board and any Committees.

⋁

The Nominating and Corporate Governance Committee, supported by the General Counsel, gathers information about the candidate through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process.
⋁

Based on the results and discussion of the evaluation, the Nominating and Corporate Governance Committee recommends a candidate for our Board’s approval as director nominees for election to the Board, as well as any appropriate Committee appointments.
⋁

IMPLEMENTATION
Since the 2024 annual meeting of stockholders, the Board has recruited five new directors, four of whom are independent. Combined with our other director nominees, we believe the addition of these directors helps to create a Board with the right balance of skills, qualifications and experience to build on our success as a public company.

Edward Bousa* | Gilles Dellaert | Keith Gubbay* | Minoru Kimura* | Colin J. Parris*

* Independent

Corebridge Financial, Inc. | 2025 Proxy Statement 13

Proposal 1: Election of Directors
Skills and Experiences
In March 2025, based on the recommendation of our Nominating and Corporate Governance Committee, our Board approved the following list and descriptions of skills and experiences to assist in evaluating the skills and experiences of both potential and existing directors as well as the composition of the Board and its Committees. Our Nominating and Corporate Governance Committee and Board endeavored to establish criteria that align with the Company’s business and strategy and expect to periodically review and, when necessary, revise the desired skills and experiences to meet the Company’s needs in changing environments.

Executive Leadership	Current or prior public company CEO with a significant enterprise who has demonstrated a track record of organic and inorganic growth and has led a strategic transformation and a complex organization.
Financial, Audit and Accounting	Experience in a senior financial leadership role, including serving as a public company CFO or audit partner.
Life Insurance and Retirement Industry	Experience in the life and retirement industry and/or with Corebridge's products and services, whether acquired through service as a senior leader or board member of a relevant business.
Investments	Experience in financial investments markets and investment decisions and strategy.
Risk Management	Experience in risk management with oversight of different types of risk.
Technology	Experience with innovative technology, digital generation and technology-driven issues such as privacy, cybersecurity, data management and the related regulatory landscape.
Regulatory & Compliance	Experience in operating businesses in similar, highly regulated industries, interacting with regulators and policymakers and/or working in government.
Consumer & Distribution	Experience in sales and distribution and interpreting consumer behaviors.
Human Capital	Experience effectively recruiting, engaging, developing and retaining a talented workforce.
Governance & Sustainability	Experience as an independent director of other public boards with leadership roles on oversight of governance, sustainability or other public policy matters.

Stockholder Input in Recommending and Nominating Directors
The Nominating and Corporate Governance Committee will consider candidates for Board membership proposed by stockholders, including pursuant to the proxy access provisions of our By-laws, and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Board. Stockholders may propose director nominees for consideration by the Board by complying with the procedures and requirements in the By-laws or by submitting names and supporting information to:

By Email CorebridgeBOD@corebridgefinancial.com	By Mail Corporate Secretary Corebridge Financial, Inc. 2919 Allen Parkway, L4-01 Woodson Tower Houston, Texas 77019

All stockholder recommendations as to possible Board members must comply with the information and timing requirements set forth in the By-laws.

14 Corebridge Financial, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors
Proxy Access
Our By-laws also permit eligible stockholders to include their own director nominees in our proxy statement for the annual meeting. The Board believes proxy access is an additional mechanism for Board accountability and for ensuring that director nominees are supported by our long-term stockholders.
Under the proxy access provision of the By-laws, a stockholder, or a group of up to 20 stockholders, owning three percent or more of Common Stock continuously for at least three years may nominate and include in Corebridge’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or twenty (20) percent of the Board, so long as the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Qualifying stockholders who wish to submit director nominees for election at the 2026 annual meeting of stockholders pursuant to the proxy access by-law may do so in compliance with the procedures described in “Stockholder Proposals for the 2026 Annual Meeting.”
Our Director Nominees
The Board has nominated for election to the Board the thirteen individuals presented below in “—Director Information.”
Director Independence Assessment
NYSE listing standards require that we have a majority of independent members on our Board and that our Audit Committee, Compensation and Management Development Committee and Nomination and Corporate Governance Committee consist only of independent members commencing one year from the Majority Holder Threshold Date. Since the Majority Holder Threshold Date, the Board has added four new independent directors resulting in our Board being comprised of over 62% independent members. Our Audit Committee has transitioned to a fully independent Committee in accordance with NYSE transition rules. Our Compensation and Management Development Committee and Nominating and Corporate Governance Committee are majority independent and will become fully independent within one year from the Majority Holder Threshold Date in accordance with NYSE transition rules.
The Board, in coordination with the Nominating and Corporate Governance Committee, has assessed the independence of each of the members of the Board who served for all or a portion of 2024 or were appointed to the Board in 2025 and determined that Mr. Bousa, Mr. Colberg, Mr. Gubbay, Mr. Kimura, Ms. Leone, Mr. Lynch, Mr. Parris and Ms. Schioldager do not have a material relationship with the Company and are independent under the NYSE listing standards.
The Board’s assessment of independence considers all known relevant facts and circumstances about the relationships bearing on the independence of a director or nominee. The Board reviews these relationships to assess their materiality and determine if any such relationship would impair the independence and judgment of the relevant director.
In making the independence determinations, the Board considered the following relationships in determining that certain director nominees are independent:
•
In determining that Mr. Colberg is independent, the Board considered his status as a director of Russell Reynolds Associates (“Russell Reynolds”), which provides director search services to Corebridge. Given Mr. Colberg’s role with Russell Reynolds is limited to being a director and the immaterial financial relationship between Corebridge and Russell Reynolds, the Board determined that Mr. Colberg does not have a material relationship with Corebridge.

•
In determining that Messrs. Gubbay and Kimura are independent, the Board considered, among other things, Mr. Gubbay’s status as a non-employee advisor to Nippon and Mr. Kimura’s status as a managing executive officer at Nippon. The Board determined that such relationships did not impact their ability to exercise independent judgment in carrying out their responsibilities as such

Corebridge Financial, Inc. | 2025 Proxy Statement 15

Proposal 1: Election of Directors
relationships did not impact their independence from Corebridge’s management. Further, in the case of Mr. Kimura, they considered that while Nippon had a limited business relationship with AIG prior to the Majority Holder Threshold Date, the payments from Nippon to AIG in the past three years did not exceed the relevant threshold of NYSE listing standards, as well as certain other facts and circumstances regarding the relationship between Corebridge and Nippon that supported the determination that he is independent.
Director Information

Alan Colberg Independent Chair of the Board
Director Since: 2022 Age: 63 Committees: Nominating and Corporate Governance (Chair)

Career Highlights:
Assurant, Inc.
    •
Chief Executive Officer, 2021 – 2022
    •
President and Chief Executive Officer, 2015 – 2021
    •
Executive Vice President of Marketing and Business Development, 2011 – 2014
Bain & Company, Inc.
    •
Managing Director and various positions, 1987 - 2010
Other U.S. Public Company Directorships:
    •
Current: US Bancorp, since 2023
    •
Past Five Years: Assurant, Inc., 2015 – 2021
Other Directorships:
    •
Title Resources Guaranty Corp, since 2022
  •
E. & J. Gallo Winery, since 2023
  •
Russell Reynolds Associates, since 2024
  •
Doma Technology LLC, since 2024
Qualifications:
Mr. Colberg brings to the Board his expertise developed through his experience as chief executive officer of Assurant and through other senior leadership roles in the financial services, insurance and consulting industries. Further, Mr. Colberg’s extensive background in corporate strategy and finance enables him to provide additional insight to our Board and its Committees.

Christina Banthin AIG Director
Director Since: 2024 Age: 55 Committees: None

Career Highlights:
American International Group
    •
Senior Vice President and Corporate Secretary, since 2024
    •
Associate General Counsel, Separation Initiatives, 2021 – 2022
Corebridge Financial, Inc.
    •
Chief Corporate Counsel and Corporate Secretary, 2022 – 2023
Equitable Financial Life Insurance Company
    •
Managing Director and various positions, 1998 – 2021
Coopers & Lybrand LLP
    •  Associate, 1994 – 1998
Qualifications:
Ms. Banthin brings to the Board her expertise in corporate strategy, corporate governance and regulatory oversight developed through experience as a legal and strategic advisor in the insurance industry and perspective as the former Chief Corporate Counsel and Corporate Secretary of Corebridge.

16 Corebridge Financial, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors

Edward Bousa Independent Director
Director Since: 2024 Age: 66 Committees: Audit

Career Highlights:
Wellington Management Company LLC
    •
Partner and Team Leader of Quality Value Equity Investment Strategies, 2005 – 2020
    •
Other senior roles, 2000 – 2005
Putnam Investments, LLC
    •
Mutual fund manager, 1992 – 2000
Fidelity Investments, Inc.
    •
Equity research analyst and portfolio manager, 1983 – 1992
Other U.S. Public Company Directorships:
    •  Current: Omnicell, Inc., since 2021
    •  Past Five Years: Azenta, Inc., 2024 - 2025
Other Directorships:
•
Iacocca Family Foundation (not-for-profit), since 2005
    •
V Foundation (not-for-profit), since 2024
Qualifications:
Mr. Bousa brings to the Board his expertise developed through extensive experience as an investment professional in a leadership role, as well as experience in crisis and risk management, financial analysis, business and capital strategy and ESG.

Adam Burk AIG Director
Director Since: 2021 Age: 48 Committees: None

Career Highlights:
AIG
    •
Global Treasurer and Head of Corporate Development, Strategy and Mergers & Acquisitions, since 2021
    •
General Insurance Corporate Development, 2018 - 2021
    •
Chief Financial Officer of Global Operations, 2016 - 2018
    •
Other senior roles within corporate development, capital strategy and planning and led transformational activities, 2013 - 2021
Citigroup,
    •
Vice President, Financial Institutions Investment Banking, 2010 – 2013
Nomura
    •
Investment Banker (focused on financial institutions, specializing in insurance), 2009 – 2010
Morgan Stanley
    •
Investment Banker (focused on financial institutions, specializing in insurance), 2007 - 2009
Latham & Watkins
    •
Associate, 2003 - 2007
Other Directorships:
    •
Private Client Select, since 2023
    •
K2 Integrity, since 2021
    •
Hebrew Educational Society (not-for-profit), since 2017
Qualifications:
Mr. Burk brings to the Board his expertise developed through extensive experience in the financial services industry, with a strong background across financial services, insurance and capital strategy and perspective as the Global Treasurer and Head of Corporate Development, Strategy and Mergers & Acquisitions for AIG.

Corebridge Financial, Inc. | 2025 Proxy Statement 17

Proposal 1: Election of Directors

Gilles Dellaert Blackstone Director
Director Since: 2024 Age: 46 Committees: None

Career Highlights:
Blackstone
    •
Global Head, Blackstone Credit and Insurance, since 2023
    •
Global Head, Blackstone Insurance Solutions, 2020 – 2023
Global Atlantic Financial Group
    •
Co-President and Chief Investment Officer, 2017 – 2019
    •
Chief Investment Officer, 2013 – 2017
Goldman Sachs
    •
Reinsurance Group & Credit Trading Business, 2003 – 2013
Other Directorships:
    •
Resolution Life US Holdings Inc., since 2023
Qualifications:
Mr. Dellaert brings to the Board his expertise developed through extensive experience in the financial services industry, with a strong background across financial services, insurance and perspective as Global Head of Blackstone Credit and Insurance of Blackstone.

Rose Marie Glazer AIG Director
Director Since: 2024 Age: 58 Committees: Compensation and Management Development; Nominating and Corporate Governance; Risk

Career Highlights:
American International Group
    •
Executive Vice President and General Counsel, since 2023
    •
Executive Vice President, Chief Human Resources & Diversity Officer, 2022 – 2023
    •
Senior Vice President, Corporate Secretary and Deputy General Counsel, 2017 – 2022
Siemens AG
    •
Senior Vice President and General Counsel – Americas, 2011 – 2017
    •
Various legal leadership roles for Siemens PLM Software, 2004 – 2011
Televista
    •
Vice President and General Counsel, 2001 – 2004
Allied Riser Communications Corporation
    •
Vice President and Assistant General Counsel, 1999 – 2001
American Airlines
    •
Attorney and Assistant Corporate Secretary, 1996 – 1999
Jones Day
    •
Associate, 1990 – 1996
Qualifications:
Ms. Glazer brings to the Board her expertise developed through extensive experience in the legal and insurance industries, with a strong background in human capital management, regulatory and compliance, and governance and sustainability matters.

18 Corebridge Financial, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors

Keith Gubbay Independent Nippon Director
Director Since: 2025 Age: 70 Committees: Risk

Career Highlights:
Resolution Life US Holdings Inc.
    •
Chief Executive Officer, 2017 – 2024
    •
President and Chief Actuarial Officer, 2013 – 2017
Sun Life Financial
    •
Chief Actuary, Sun Life Financial, 2010 – 2012
    •
Chief Actuary, Sun Life Financial, U.S., 2004 – 2010
ING Americas
    •
Various executive positions held, 1998 – 2004;
 – Executive Vice President, Corporate
   Development
 – Chief Actuary
 – Chief Marketing Officer, ING U.S. Retail
   Financial Services
 – President and CEO, Investment Products
   Distribution
 – Executive Vice President and Chief Actuary,
   ING Americas
Other Directorships:
•
Resolution Life US Holdings Inc., 2021 – 2024
Qualifications:
Mr. Gubbay brings to the Board his expertise and key leadership skills developed through extensive experience in the life insurance and financial services industries and perspective as the chief executive officer of Resolution Life.

Kevin Hogan Director, President and Chief Executive Officer
Director Since: 2021 Age: 62 Committees: None

Career Highlights:
Corebridge Financial, Inc.
    •
President and Chief Executive Officer, since 2014
Zurich Insurance Group
    •
Chief Executive Officer, Global Life Insurance, 2009 – 2013
AIG
    •
Various senior positions, 1984 – 2008
Other Directorships:
    •
Alliance for Lifetime Income, founding director
Qualifications:
Mr. Hogan brings to the Board his expertise and key leadership skills developed through his extensive experience in the financial services industry. Mr. Hogan holds a strong background in insurance and perspective as Chief Executive Officer of Corebridge.

Corebridge Financial, Inc. | 2025 Proxy Statement 19

Proposal 1: Election of Directors

Minoru Kimura Independent Nippon Director
Director Since: 2024 Age: 57 Committees: Compensation and Management Development; Nominating and Corporate Governance

Career Highlights:
Nippon
    •
Senior Managing Executive Officer, Head of Global Business, since 2025
    •
Managing Executive Officer, Head of Global Business, 2022 - 2025
    •
Executive Officer, Regional CEO for the Americas and Europe, 2020 – 2022
    •
Executive Officer, Head of Asia Pacific, 2018 – 2020
    •
General Manager, International Planning Department, 2016 – 2018
    •
General Manager, Treasury and Capital Market Department, 2015 – 2016
    •
General Manager, Separate Account Investment Department, 2014 – 2015
Nissay Asset Management Corporation
    •
General Manager, Head of Investment Planning, 2010 – 2014
    •
Deputy General Manager, Head of Corporate Planning, 2007 – 2010
Other Directorships:
    •
Great Wall Changsheng Life Insurance Co., Ltd., since 2022
    •
Nippon Life India Asset Management Limited, since 2022
    •
Nippon Life Insurance Company, 2022 - 2024
Qualifications:
Mr. Kimura brings to the Board his expertise and key leadership skills developed through extensive global experience in the insurance industry and perspective as a senior executive of Nippon.

Deborah Leone Independent Director
Director Since: 2024 Age: 60 Committees: Audit; Compensation and Management Development (Chair)

Career Highlights:
Goldman Sachs Group, Inc.
    •
Partner, 2008 – 2019
    •
Chief Operating Officer, Investment Management Division, 2017 – 2019
    •
Global Director of Internal Audit, 2011 – 2017
    •
Global Controller for IMD, 2008 – 2011
Other U.S. Public Company Directorships:
    •
Organon & Co., since 2021
Other Directorships:
    •
Goldman Sachs Bank USA, since 2017
    •
Goldman Sachs Philanthropy Fund (not-for-profit) and Ayco Charitable Foundation (not-for-profit), since 2020
    •
Board of Trustees of Syracuse University (not-for-profit), since 2018
Qualifications:
Ms. Leone brings to the Board her expertise developed through extensive experience in the financial services industry, with a strong background in business strategy, operations, accounting and risk management.

20 Corebridge Financial, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors

Christopher Lynch Independent Director
Director Since: 2021 Age: 67 Committees: Audit (Chair); Compensation and Management Development; Risk

Career Highlights:
Independent Consultant
    •
Provides a variety of services to public and privately held companies, since 2007
KPMG
    •
Variety of positions held, 1978 - 2007:
 –
National Partner in Charge, Financial Services Line of Business
 –
Chair, Americas Financial Services Leadership team
 –
Member, Global Financial Services Leadership and the U.S. Industries Leadership teams
 –
Partner, National Department of Professional Practice
Other U.S. Public Company Directorships:
    •
Current: Tenet Healthcare Corporation, since 2019
    •
Past Five Years: AIG, 2009 – 2022
Other Directorships:
    •
Forum Mobility Inc., since 2023
Qualifications:
Mr. Lynch brings to the Board his expertise and key leadership skills developed through extensive experience in the financial services industry, with a strong background across financial audit and accounting services.

Colin J. Parris Independent Director
Director Since: 2025 Age: 63 Committees: Audit; Nominating and Corporate Governance

Career Highlights:
GE Digital
    •
Senior Vice President and Chief Technology Officer, 2020 – 2024
GE Global Research Center
    •
Vice President, Software and Analytics Research, 2014 – 2020
IBM
    •
Various executive positions held, 1994 – 2014:
 –
Vice President and General Manager, IBM Power Systems
 – Vice President, Software Development
 – Vice President, Corporate Technology
 – Vice President, Systems Research at the IBM
   T. J. Watson Research Division
Other U.S. Public Company Directorships:
    •
APTIV Plc., since 2017
    •
Diebold-Nixdorf, Inc., since 2024
Qualifications:
Mr. Parris brings to the Board his expertise and key leadership skills developed through his extensive experience in the technology industry, with a strong background in digital transformation and risk management.

Corebridge Financial, Inc. | 2025 Proxy Statement 21

Proposal 1: Election of Directors

Amy Schioldager Independent Director
Director Since: 2021 Age: 62 Committees: Audit; Nominating and Corporate Governance; Risk (Chair)

Career Highlights:
BlackRock, Inc.
    •
Senior Managing Director and Global Head of Beta Strategies, 2006 – 2017
    •
Member of Global Executive Committee, 2012 – 2017
    •
Vice Chair of Corporate Governance Committee, 2008 – 2015
Other U.S. Public Company Directorships:
    •
Current: The ODP Corporation, since 2024
    •
Past Five Years: AIG, 2019 – 2022
Other Directorships:
    •
Boardspan, since 2017
    •
The Cal State East Bay Educational Foundation (not-for-profit), since 2021
    •
Intermediate Capital Group PLC, 2018 - 2024
Qualifications:
Ms. Schioldager brings to the Board her expertise and key leadership skills developed through extensive experience in the financial services industry, with a strong background across investment management, corporate governance and accounting services.

22 Corebridge Financial, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors
Director Compensation
Non-Employee Director Compensation Highlights
•	Board Chair and certain Committee chairs receive additional fees to differentiate individual pay based on workload.
•	The overall compensation mix emphasizes equity.
•	Annual equity grants have a fixed value and vest immediately, but are not settled until the director’s termination of service from the Board.
•	Directors do not receive performance-based equity awards.
•	Directors are subject to robust stock ownership guidelines to support stockholder alignment.
•	No perquisites for non-employee directors.
•	No additional fees for Committee service except for Committee chairs.
We use a combination of cash and deferred stock units (“DSUs”) to retain and attract qualified candidates to serve as non-employee directors. In setting non-employee director compensation, the Board considers the significant amount of time that members of our Board spend in fulfilling their duties to Corebridge, as well as the degree of skills and expertise needed to perform their duties.
The following table provides information regarding the compensation of our non-employee directors in 2024.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Christina Banthin	—	—	—	—
Edward Bousa	42,198	152,039	10,000	204,237
Adam Burk	—	—	—	—
Alan Colberg	213,849	165,000	—	378,849
Gilles Dellaert	—	—	—	—
Lucy Fato	—	—	—	—
Rose Marie Glazer	—	—	—	—
Jonathan Gray	—	—	—	—
Marilyn Hirsch	—	—	—	—
Minoru Kimura	—	—	—	—
Deborah Leone	114,583	222,833	—	337,416
Christopher Lynch	140,416	165,000	—	305,416
Sabra Purtill	—	—	—	—
Christopher Schaper	—	—	—	—
Amy Schioldager	120,000	165,000	—	285,000
Mia Tarpey	—	—	—	—
Peter Zaffino	—	—	—	—

(1)
Only independent directors are entitled to compensation for their service as a director. While Mr. Kimura is independent, he is not entitled to compensation pursuant to the Nippon Stockholder’s Agreement because he is an employee of Nippon.

Corebridge Financial, Inc. | 2025 Proxy Statement 23

Proposal 1: Election of Directors
(2)
The amounts reported in this column represent the aggregate grant date fair value of 5,563 DSUs granted in 2024 in accordance with FASB ASC Topic 718. In addition, Ms. Leone received 2,013 DSUs as an initial equity retainer in connection with her appointment to the Board on March 5, 2024, and Mr. Bousa received 5,292 DSUs as an initial equity retainer in connection with his appointment to the Board on August 24, 2024. The grant date fair value is the number of shares granted multiplied by the NYSE closing price of a share on the grant date. As of December 31, 2024, the directors had no outstanding unvested awards.

In May 2022, the Board approved a director compensation program providing for an annual cash retainer for non-employee directors, an additional cash retainer for the Audit Committee chair and an annual equity retainer in the form of DSUs. In June 2024, the Board also approved additional cash retainers for the Lead Independent Director of the Board, the Nominating and Corporate Governance Committee chair and the Compensation and Management Development Committee chair, as well as a prorated equity retainer in the form of DSUs for non-employee directors who are elected or appointed to the Board prior to an annual meeting of stockholders. Any director serving as the Lead Independent Director or chair of the Nominating and Corporate Governance Committee or Compensation and Management Development Committee in June 2024 received the approved additional retainers on a prorated basis for the second quarter (and did not receive any portion of such retainers for service performed prior to the Board’s approval). Additionally, in December 2024, the Board approved an additional annual cash retainer for the Chair and, in March 2025, the Board approved an additional cash retainer for the Risk Committee chair. Our director compensation program is further described below.
Cash Retainers
•	Annual Cash Retainer – $120,000 annual cash retainer paid quarterly in arrears for non-employee directors.
•
Additional Cash Retainers – The following additional annual cash retainers are paid quarterly in arrears to non-employee directors in recognition of the additional time and effort required for service in the following roles:

–	Chair of the Board – $200,000
–	Lead Independent Director – $100,000
–	Audit Committee Chair – $35,000
–	Nominating and Corporate Governance Committee Chair – $25,000
–	Compensation and Management Development Committee Chair – $25,000
–	Risk Committee Chair – $25,000
•
For any non-employee director appointed during a quarter, annual cash retainers and any additional cash retainer for services as Chair of the Board, Lead Independent Director, or Chair of one of the above Committees will be prorated by multiplying such amount by a fraction, the numerator of which is the number of days of service that the non-employee director provided in such quarter, and the denominator of which is the total number of days in such quarter.

Equity Retainer
•	$165,000 equity retainer granted annually at the time of the annual meeting of stockholders in DSUs.
•
For any non-employee director elected prior to the annual meeting of stockholders, an equity retainer granted at the time of election in DSUs, prorated based on an annual amount of $165,000 and the period between the director’s election or appointment to the Board and the next annual meeting of stockholders.

24 Corebridge Financial, Inc. | 2025 Proxy Statement

Proposal 1: Election of Directors
•	Each DSU constitutes an unfunded and unsecured promise of Corebridge to deliver one share of Common Stock to the director. Directors are immediately vested in their DSUs upon grant.
•
DSUs are settled within 90 days after the later of (i) the last trading day of the month in which the director’s service on the Board terminates and (ii) the last trading day of the month in which the first anniversary of the date of the director’s commencement of service occurs.

•
DSUs accrue dividend equivalents that are paid at the same time as the shares underlying the DSUs. A dividend equivalent is an unfunded and unsecured promise of Corebridge to pay cash to the director in an amount equal to the dividends the director would have received if the DSUs had been actual shares.

Matching Grants Program
Non-employee directors may participate in the Corebridge Matching Grants Program. Under this program, the Company will match donations to eligible charitable organizations of $25 or more on a 1:1 basis (or, for donations made prior to October 18, 2024, on a 2:1 basis), up to $10,000 per director per year.
Director Stock Ownership Guidelines
Our non-employee directors are required to hold five times the value of their annual cash retainer (for 2024, equal to $600,000) in our Common Stock (including DSUs), which can be satisfied over time through retention of DSUs received as compensation.

Corebridge Financial, Inc. | 2025 Proxy Statement 25

Corporate Governance
We are committed to effective corporate governance practices that are designed to maintain high standards of oversight, accountability, integrity and ethics while promoting the long-term interests of stockholders. The following table illustrates our current governance practices, including new practices since the Majority Holder Threshold Date.
Key Governance Highlights

Board Governance
Regular meetings of independent directors in executive sessions without management

Directors generally may not stand for election after reaching age 75

Directors are subject to limitations on board service at other public companies

Board generally will not appoint a Committee chair to serve for longer than a five-year term

Annual Board and Committee self-assessment process

♦
Majority independent Board

♦
Independent Chair of the Board

♦
Formation of the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee of the Board

♦
Formation of the Risk Committee of the Board

Stockholder Rights	Annual election of directors with equal voting rights per share Majority voting for directors in uncontested elections Proxy access rights	Stockholder rights to call a special meeting of stockholders Stockholder rights to act by written consent No supermajority voting requirements
Compensation and Stock Ownership	Robust director and executive stock ownership guidelines Robust clawback policies	Directors’ equity awards do not settle until they retire from the Board No hedging, pledging or short sales of Corebridge securities by directors, officers or employees

♦  New since Majority Holder Threshold Date
Leadership Structure
The Board does not have a policy mandating whether the roles of Chair and Chief Executive Officer should be separate or combined. Rather, the Board believes that it is in the best interests of Corebridge for the Board to periodically evaluate and make a determination regarding whether or not the Chair role should be held by an independent director and whether or not to separate or combine the roles of Chair and Chief Executive Officer, depending upon the circumstances. The Board’s policy, reflected in our By-laws, is that the role of Chair may or may not be filled by an independent director, and after the Majority Holder Threshold Date, if the Chair is not independent, the Board shall elect a Lead Independent Director, considering the recommendation of the independent directors. Accordingly, on June 3, 2024, the Board, based on the recommendation of the independent directors of the Board, appointed Mr. Colberg to serve as Lead Independent Director. On December 9, 2024, the Board appointed Mr. Colberg to serve as independent Chair of the Board.

26 Corebridge Financial, Inc. | 2025 Proxy Statement

Corporate Governance
The duties and responsibilities of the Chair, the Lead Independent Director and the Chief Executive Officer include the following:

Chair of the Board

• Providing leadership to the Board and taking responsibility for the Board’s effectiveness;
• Chairing meetings of the Board and the annual stockholder meeting;
• Reviewing and approving the agendas and meeting schedule of the Board in consultation with the Lead Independent Director (if the Chair is not independent);
• Coordinating with the chairs of each Committee to schedule Committee meetings;
• Reviewing the quality, quantity, appropriateness and timeliness of information provided to the Board, in consultation with the Lead Independent Director (if the Chair is not independent);
• Communicating with stockholders, stakeholders and government officials; and
• If the Chair is not independent, conferring regularly with the Lead Independent Director on matters of importance that may require action or oversight by the Board.

In the event that the Chair is an independent director, the duties of the Chair will also include the duties of the Lead Independent Director outlined below, except to the extent inapplicable due to the combining of such roles.

Lead Independent Director (if the Chair is not independent)

• Providing advice, guidance and assistance to the Chair;
• Calling and chairing the executive sessions of the independent directors;
• Reporting to the Chief Executive Officer and Chair regarding feedback from executive sessions;
• Approving the agendas and meeting schedule of the Board in consultation with the Chair;
• Chairing meetings of the Board in the absence of the Chair;
• Serving as a liaison between the Chair and the independent directors;
• Reviewing the quality, quantity, appropriateness and timeliness of information provided to the Board, in consultation with the non-independent Chair;
•
Coordinating with the Chair and with the chair of the Nominating and Corporate Governance Committee with respect to identifying and evaluating candidates qualified to serve as directors on the Board and the format and process for the performance evaluations of the Board and its Committees;

• Communicating with stockholders, stakeholders and government officials in consultation with the Chair and Chief Executive Officer; and
• Conferring regularly with the Chair on matters of importance that may require action or oversight by the Board.

Chief Executive Officer

• Leading the affairs of the Company, subject to the overall direction and supervision of the Board and its Committees and subject to such powers as are reserved by the Board and its Committees;
• Consulting and advising the Board and its Committees on the business and affairs of the Company;
• Communicating with stockholders, stakeholders and government officials in consultation with the Chair and Lead Independent Director; and
• Performing such other duties as may be assigned by the Board.

Corebridge Financial, Inc. | 2025 Proxy Statement 27

Corporate Governance
The Board currently separates the role of Chair from the role of Chief Executive Officer, with Mr. Colberg serving as Chair and Mr. Hogan serving as President and Chief Executive Officer. The Board believes that separating the roles of Chief Executive Officer and Chair is the appropriate leadership structure for Corebridge at this time because it results in an effective balancing of responsibilities, experience and perspectives that meets the current corporate governance needs and oversight responsibilities of the Board. The Board believes that this structure allows our Chief Executive Officer to focus on executing Corebridge’s strategic plan and managing Corebridge’s operations and performance, while allowing the Chair to focus on the effectiveness of the Board and independent oversight of our senior management team.
Non-management members of the Board meet at regularly scheduled executive sessions without management, and independent members of the Board meet at regularly scheduled executive sessions without non-independent members of the Board. The Lead Independent Director (if there is one) or the Chair (if independent) presides at executive sessions. Each of the Committees also meets regularly in executive session without management, and the Committee chair presides at the executive sessions.
Board Effectiveness
Attendance at Board, Committee and Annual Meetings
The Board considers director attendance at Board and Committee meetings an essential duty of a director. Accordingly, the Corporate Governance Guidelines provide that any director who, for two consecutive calendar years, attends fewer than 75% of the total regular meetings of the Board and the meetings of all Committees of which such director is a voting member will not be nominated for re-election at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Board, considering the recommendation of the Nominating and Corporate Governance Committee.
Our Board held a total of four meetings during 2024. Each director attended at least 75% of the aggregate of the (i) total number of meetings of our Board and (ii) total number of meetings held by all Committees on which such director served during 2024. Overall attendance at Board and Committee meetings during 2024 was approximately 99% for all current and former directors as a group.
All directors are expected to attend our annual meetings of stockholders. All directors who were then serving on the Board attended our 2024 annual meeting of stockholders.
Director Service on Other Boards
We value the experience directors bring from other boards on which they serve but recognize that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. Accordingly, membership on any other public company board of directors or other significant commitments involving affiliation with other businesses or governmental units are subject to prior review and clearance by the Company.
It is our policy that our Chief Executive Officer should not serve on the board of directors of more than one public company (other than Corebridge or a company in which Corebridge has a significant equity interest). In addition, absent special circumstances: (1) other directors should not serve on the boards of directors of more than three public companies (other than Corebridge or a company in which Corebridge has a significant equity interest); (2) other directors who are executive officers of another public company should not serve on the boards of directors of more than one public company (other than Corebridge and the public company for which the director serves as an executive officer); and (3) members of the Audit Committee should not serve on more than two other public company board audit committees.

28 Corebridge Financial, Inc. | 2025 Proxy Statement

Corporate Governance
The Board’s Self-Evaluation Process
Corebridge believes that self-evaluations of the Board, the standing Committees and individual directors are important elements of corporate governance. Under the general oversight of the Chair, the Board conducts an annual self-evaluation and evaluation of each member of the Board, and each standing Committee conducts an annual self-evaluation and reports the results to the Board.
Risk Oversight
We consider risk management an integral part of our business strategy and a key element of our approach to corporate governance. We have an integrated process for managing risks throughout our organization in accordance with our firm-wide risk appetite, which is overseen by the Board as a whole and through its Committees.

The Board

The Board, directly and through its Committees, oversees the overall management of risk, including those related to market conditions, reserves, investments, liquidity, capital, legal, compliance and regulatory, governance, director independence and related party transactions, sustainability and cybersecurity. While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks and participates in regularly scheduled Board discussions with management, including our Chief Risk Officer (the “CRO”) and outside advisors covering such risks.

Committee Responsibilities

Audit Committee
The Audit Committee oversees the overall integrity of our financial statements, accounting and auditing matters, our compliance with legal, compliance and regulatory and public disclosure requirements, and reviews and discusses the guidelines and policies governing the process by which senior management and the relevant operations of Corebridge assess and manage exposure to risk, including major financial risk, and the steps management has taken to monitor and control such exposures.

Compensation and Management Development Committee
The Compensation and Management Development Committee oversees risks arising from our compensation programs and policies, including reviewing risk assessments and overseeing the steps to monitor and control such risk exposures. The Compensation and Management Development Committee also reviews other relevant risk areas in connection with its oversight of our human capital management practices and programs.

Nominating and Corporate Governance Committee The Nominating and Corporate Governance Committee oversees risks associated with Board organization and performance, director independence, conflicts of interest, CEO succession planning, our corporate governance framework and our Code of Conduct. The Nominating and Corporate Governance Committee also oversees our policies, practices and reporting with respect to current and emerging public policy issues of significance to us, including issues of significance relating to climate, sustainability, corporate social responsibility and social and governance activities.

Risk Committee
The Risk Committee oversees Corebridge’s enterprise risk management (ERM) function and framework and the policies and procedures established by management to identify, assess, measure and manage key risks facing Corebridge, including those related to market conditions, liquidity, insurance, credit, business and operations, catastrophes, legal, compliance and regulatory, technology, data privacy and cybersecurity.

Management

Senior Management
Members of senior management, led by our CEO and supported by our CRO, have the day-to-day responsibility for assessing and managing Corebridge’s risk exposure, under the oversight of the Board and its Committees. We leverage our senior management’s various expertise to identify and assess the effectiveness of risk management and

Risk and Capital Committee
The Risk and Capital Committee (the “RCC”) is comprised of senior management personnel and led by our CRO, who is the head of our ERM function. ERM supports the identification, measurement, management, monitoring and reporting of major risks, which include cybersecurity risks. The RCC is

Disclosure Committee
The Disclosure Committee is comprised of senior management personnel and regularly reviews Corebridge’s financial and business disclosures, including quarterly and annual reports prior to filing with the SEC. The Disclosure Committee works to ensure that Corebridge’s required disclosures regarding its risks are accurate, complete

Corebridge Financial, Inc. | 2025 Proxy Statement 29

Corporate Governance

Management

mitigation methods and provide updates on critical risks to the Board. Our senior management, including our CRO, report to the Board and its Committees regarding our operations, strategies and objectives and related risks, as well as plans to monitor and address such risks.

responsible for addressing significant risk issues reported by ERM to protect Corebridge’s financial strength, optimize Corebridge’s intrinsic value and protect Corebridge’s reputation. Our CRO regularly reported to the Audit Committee on risk issues, and since the establishment of the Risk Committee, the CRO now regularly reports to the Risk Committee.

and timely. Corebridge’s internal legal and financial reporting teams seek input and advice from internal subject matter experts and external advisors in drafting specific disclosures, and such input and advice is communicated to the Disclosure Committee.

Data Privacy and Cybersecurity Risk Oversight
One of the main forums for reporting and escalating cybersecurity risks is the RCC, which is comprised of senior management personnel and led by the CRO. The CRO reported to the Audit Committee on cybersecurity risk issues as part of the CRO’s overall reporting of risk issues, and with the establishment of the Risk Committee, the CRO now regularly reports to the Risk Committee going forward on cybersecurity risk issues. In addition to the foregoing, we recently implemented a practice whereby Corebridge’s Chief Information Officer (“CIO”), Chief Operations Officer (“COO”) and/or Chief Information Security Officer (“CISO”) reports on Corebridge’s approach to technology, resiliency and cybersecurity risk management directly to the Board at least once a year. The CIO, CISO, COO and business segment specific CIOs and CISOs also report to Corebridge’s subsidiary boards and the RCC as needed on material cyber risks and Corebridge’s security and resiliency posture and information security strategy.
Under our cybersecurity incident response plan and its protocols, cybersecurity incidents are responded to by multidisciplinary teams and are further escalated to the attention of senior management and our Board when applicable. For additional information related to our processes and management of cybersecurity threats and risks, see Part I, Item 1.C of our 2024 Form 10-K.
Codes of Conduct
The Board has adopted the Corebridge Director, Officer and Senior Financial Officer Code of Business Conduct and Ethics, applicable to all members of the Board, all members of the Company’s other boards of directors, and the Company’s officers (as appointed by the Board) and senior financial officers (defined as Corebridge’s CEO, Chief Financial Officer, Principal Accounting Officer and designated individuals associated with the Company’s financial statement representation process). Directors, officers and senior financial officers that are also Company employees of the Company must also adhere to the separate Corebridge Code of Conduct. Any amendment to the Corebridge Director, Officer and Senior Financial Officer Code of Business Conduct and Ethics and/or the Corebridge Code of Conduct and any waiver applicable to Corebridge’s directors, officers or senior financial officers will be posted on our website within the time period required by the SEC and the NYSE.

30 Corebridge Financial, Inc. | 2025 Proxy Statement

Corporate Governance
Insider Trading Policy
We have adopted policies and procedures governing purchases, sales, gifts and other transactions in our securities by our directors, officers, employees, secondees, designated contractors and consultants, any of their related persons (including family members who share the same residence) and entities that are controlled by or affiliated with such persons, including the Company itself (such policies and procedures, our “Insider Trading Policy”). We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards.
Our Insider Trading Policy prohibits covered persons from trading in Company securities while in possession of material, non-public information about the Company. Directors and Section 16 Officers must pre-clear their transactions in Company securities and, along with other designated insiders, are subject to certain blackout periods. Our Insider Trading Policy includes Rule 10b5-1 plan guidelines and procedures for Board members and Section 16 Officers who choose to adopt a trading plan pursuant to Rule 10b5-1 under the Exchange Act as permitted under our Insider Trading Policy. Our Insider Trading Policy stipulates that the Company will not engage in transactions in its own securities other than in compliance with applicable securities laws.
The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which is filed as Exhibit 19.1 to our 2024 Form 10-K. For more information on our Insider Trading Policy, see “Compensation Discussion and Analysis—Other Compensation Policies.”
Stockholder Engagement
Corebridge maintains an active dialogue with stockholders and other stakeholders on matters of significance to Corebridge and its stockholders and other stakeholders, including corporate governance, strategy, performance, sustainability, cybersecurity and related matters. Management also shares feedback from other investor meetings, conferences and stockholder dialogue with the Board.
Board Committees
The Board has standing Audit, Compensation and Management Development, Nominating and Corporate Governance and Risk Committees. Each of the Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee operates pursuant to a charter that has been approved by the Board, is reviewed at least annually and is available free of charge in the Investors—Leadership and Governance—Governance Documents section of our website at www.corebridgefinancial.com.

Corebridge Financial, Inc. | 2025 Proxy Statement 31

Corporate Governance
The table below indicates the composition of each of the Committees of our Board as of the date of this Proxy Statement. In February 2025, the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, established and appointed the members of the Risk Committee.

DIRECTORS	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee	Risk Committee
Alan Colberg
Edward Bousa
Rose Marie Glazer
Keith Gubbay
Minoru Kimura
Deborah Leone
Christopher Lynch
Colin J. Parris
Amy Schioldager

Chair of the Board	Financial Expert
Committee Chair
Committee Member

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Corporate Governance

Audit Committee

Current Members
Christopher Lynch (Chair)
Edward Bousa
Deborah Leone
Colin J. Parris
Amy Schioldager
Qualifications
The Board has determined that each member is independent and “financially literate” under applicable Exchange Act and NYSE rules, and our Board has designated Mr. Lynch, Mr. Bousa and Ms. Leone as “audit committee financial experts,” as that term is defined under SEC rules.
Meetings

2024 Audit Committee Meetings and Attendance
10 meetings	98% average attendance

Primary Responsibilities
As more fully described in its charter, the primary responsibilities of the Audit Committee are as follows:
•
Assists the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of our internal audit function
•
Appoints and oversees the relationship with our independent registered public accounting firm
•
Reviews, oversees and discusses with management, our internal audit function and our independent auditor, as appropriate, the financial reports we provide to the SEC and our stockholders and our accounting policies, internal accounting controls, internal control over financial reporting, auditing functions and financial reporting practices
•
Oversees the appointment of the chief internal auditor and reviews and approves the chief internal auditor’s proposed audit plan and financial budget
•
Reviews and discusses the guidelines and policies governing the process by which senior management of Corebridge and the relevant operations of Corebridge assess and manage Corebridge’s exposure to risk, as well as Corebridge’s major financial risk exposures
•
Reviews and approves transactions with related persons as appropriate

Corebridge Financial, Inc. | 2025 Proxy Statement 33

Corporate Governance

Compensation and Management Development Committee*

Current Members
Deborah Leone (Chair)
Rose Marie Glazer
Minoru Kimura
Christopher Lynch
Qualifications
The Board has determined that each member, other than Ms. Glazer, is independent under applicable NYSE rules, including the heightened independence standard for compensation committee members, and each member and is a “non-employee director” as defined by applicable SEC rules and regulations.
Meetings

2024 Compensation and Management Development Committee Meetings and Attendance
4 meetings	100% average attendance

Primary Responsibilities
As more fully described in its charter, the primary responsibilities of the Compensation and Management Development Committee are as follows:
•
Oversees and makes recommendations to the Board with respect to our executive compensation and benefits philosophy, plans and policies
•
Reviews and approves annual corporate goals, objectives and metrics relevant to the compensation of the CEO, evaluates CEO performance against those goals, objective and metrics and determines and recommends Board approval of the CEO’s compensation based on its evaluation
•
Reviews and approves incentive award performance goals, objectives and metrics for Section 16 Officers and evaluates their performance in light of those goals, objectives and metrics, and based on recommendations from the CEO, approves the compensation of Section 16 Officers
•
Establishes and reviews compliance with stock ownership guidelines for Section 16 Officers
•
Oversees the assessment of the risks related to compensation programs and policies, and the steps to monitor and control such risk exposures
•
Oversees human capital management practices and programs
•
Engages and oversees the services of an independent compensation consultant to advise on executive compensation matters

*Special Purpose Committee
From the IPO until the Majority Holder Threshold Date, the Board availed itself of an exemption for Controlled Companies under NYSE rules and therefore did not have a standing compensation committee. The Special Purpose Committee, and a Section 16 Sub-Committee thereof, performed similar functions to a compensation committee. The Special Purpose Committee did not have a charter. On the Majority Holder Threshold Date, the Board established the Compensation and Management Development Committee, which replaced the Special Purpose Committee and Section 16 Sub-Committee. The following directors served as Special Purpose Committee members in 2024: Mr. Zaffino, Mr. Lynch, Mr. Schaper and Ms. Schioldager. Ms. Schioldager and Mr. Lynch also served as Section 16 Sub-Committee members. The Special Purpose Committee and the Section 16 Sub-Committee each held one meeting in 2024.

34 Corebridge Financial, Inc. | 2025 Proxy Statement

Corporate Governance

Nominating and Corporate Governance Committee

Current Members
Alan Colberg (Chair)
Rose Marie Glazer
Minoru Kimura
Colin J. Parris
Amy Schioldager
Qualifications
The Board has determined that each member, other than Ms. Glazer, is independent under applicable NYSE rules.
Meetings

2024 Nominating and Corporate Governance Committee Meetings and Attendance
2 meetings	100% average attendance

Primary Responsibilities
As more fully described in its charter, the primary responsibilities of the Nominating and Corporate Governance Committee are as follows:
•
In consultation with the Chair and the Lead Independent Director (if the Chair is not independent), identifies, evaluates and recommends to the Board candidates qualified to serve as directors under the criteria set forth in the Corporate Governance Guidelines
•
Reviews and makes recommendations to the Board regarding Committee and Committee chair assignments, determinations of director independence and the appropriate size and composition of the Board and Committees
•
Oversees and reports to the Board on succession planning with respect to the CEO
•
Oversees the performance evaluation of the Board and Committees
•
Reviews and makes recommendations to the Board regarding Corebridge’s corporate governance framework
•
Reviews and makes recommendations to the Board regarding non-management director compensation and the minimum stock ownership guidelines for non-management directors
•
Oversees our policies, practices and reporting with respect to current and emerging public policy issues of significance to the Company, including issues relating to climate, sustainability, corporate social responsibility and social and governance activities

Corebridge Financial, Inc. | 2025 Proxy Statement 35

Corporate Governance

Risk Committee

Current Members
Amy Schioldager (Chair)
Rose Marie Glazer
Keith Gubbay
Christopher Lynch
Qualifications
The Risk Committee Charter requires that the Chair be independent and the other members understand risk management principles and practices relevant to Corebridge.
Meetings
The Risk Committee was established February 2025 and held its initial meeting in March 2025.

Primary Responsibilities
As more fully described in its charter, the primary responsibilities of the Risk Committee are as follows:
•
Oversees and reviews Corebridge’s ERM framework and the policies and procedures established by management to identify, assess, measure and manage key risks facing Corebridge, including those related to market conditions, liquidity, insurance, credit, business and operations, catastrophes, legal, compliance and regulatory, technology, data privacy and cybersecurity
•
Receives regular reports from, and participates in the annual performance review of, the CRO
•
Reviews and discusses with management the assessment of key risks conducted by the ERM function and related risk management policies, control procedures and practices
•
Reviews and discusses management’s risk management strategies, emerging risks, risk mitigation strategies and other matters related to the management of risks
•
Reviews ERM objectives and monitors management’s execution of those objectives
•
Reviews the adequacy and effectiveness of the processes and controls pertaining to risks associated with insurance, investments and operations, including information and cyber security

36 Corebridge Financial, Inc. | 2025 Proxy Statement

Corporate Governance
Corporate Governance Materials Available on Our Website
The following documents are available, free of charge, in the Investors—Leadership and Governance—Governance Documents section of our website at www.corebridgefinancial.com:
•	Amended and Restated Certificate of Incorporation
•	Second Amended and Restated By-laws
•	Audit Committee Charter
•	Compensation and Management Development Committee Charter
•	Nominating and Corporate Governance Committee Charter
•	Corporate Governance Guidelines
•	Corebridge Director Communications Policy
•	Director, Officer and Senior Financial Officer Code of Business Conduct and Ethics
•	Corebridge Third Party Code of Conduct
•	Code of Conduct
You may also request print copies of any of these documents by writing to our Investor Relations department at the address set forth under “Voting and Meeting Information—How Do I Obtain More Information about Corebridge?”

Corebridge Financial, Inc. | 2025 Proxy Statement 37

Proposal 2: Advisory Vote on Executive Compensation	The Board recommends that you vote FOR the approval of the 2024 compensation of our NEOs.
Under Section 14A of the Exchange Act, our stockholders are entitled to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement each year. This vote gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
Specifically, we are asking our stockholders to vote on the following resolution:
RESOLVED: that the compensation paid to Corebridge Financial, Inc.’s named executive officers, as disclosed pursuant Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative disclosure contained in this Proxy Statement, is hereby APPROVED.
While the vote on this resolution is advisory and therefore not binding on the Board, the outcome of the vote and discussions with stockholders in the coming year will inform the Board’s evaluation of our compensation practices and future compensation decisions. We expect the next advisory “Say on Pay” vote will occur at the 2026 annual meeting of stockholders.

38 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the philosophy, goals and principal components of our 2024 direct compensation program as applied to our NEOs and an overview of our retirement and welfare plans and compensation policies. For the meaning of capitalized terms or acronyms used and not otherwise defined in this Compensation Discussion and Analysis, please see Appendix B.
2024 Named Executive Officers

Named Executive Officer	Title
Kevin Hogan	President and Chief Executive Officer
Elias Habayeb	Executive Vice President and Chief Financial Officer
Lisa Longino	Executive Vice President and Chief Investment Officer
Jonathan Novak	Executive Vice President and President of Institutional Markets
Terri Fiedler	Executive Vice President and President of Retirement Services

Executive Summary
Pay for Performance
Key 2024 Financial Highlights
•	Net income of $2.2 billion and earnings per share (“EPS”) of $3.72
•	Adjusted After-tax Operating Income of $2.9 billion* and Operating EPS of $4.83*, up over 18% compared to 2023
•	General operating expenses (“GOE”) at 11.4%, lower year-over-year, and operating GOE lower by 4% year-over-year
•	Aggregate core sources of income increased 4% over the prior year
•	Returned $2.3 billion to stockholders, an 81%* payout ratio on Adjusted After-tax Operating Income, including $1.8 billion of share repurchases
•	Return on average equity of 18.8% and Adjusted Return on Average Equity of 12.8%*, a year-over-year increase of over 150 bps
*
Measures marked with an asterisk are non-GAAP financial measures used by Corebridge. For more information on these measures and a reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, see Appendix A.

Stockholder Engagement and Advisory Vote on Executive Compensation
Corebridge held its second “Say on Pay” vote in 2024. Our stockholders again indicated their strong satisfaction with our executive compensation program through their overwhelming approval of the 2024 “Say on Pay” vote (99% of votes cast in favor). The Compensation and Management Development Committee values the feedback of our stockholders and considered this feedback in reviewing our 2024 executive compensation program.

Corebridge Financial, Inc. | 2025 Proxy Statement 39

Compensation Discussion and Analysis
Compensation Philosophy
Our compensation philosophy is based on a set of foundational principles that guide how we structure our compensation program and how we reach compensation decisions. It is intended to be long-term oriented and risk-balanced, enabling Corebridge to deploy the best talent for its various business needs.
Consistent with this philosophy, we evaluate and adjust the programs for our executives, balancing Corebridge’s strategic priorities, talent needs, stakeholder feedback and market considerations to ensure the programs continue to meet their intended purpose. The following table details our foundational principles and the components of each principle that underly our compensation philosophy:

Foundational Principles	Component
Attract and Retain	Offer market-competitive compensation opportunities to attract and retain the best employees and leaders for business needs
Pay for Performance	Create a pay-for-performance culture by offering STI and LTI compensation opportunities that reward employees for individual contributions and business performance
Provide a market-competitive, performance-driven compensation structure through a four-part program that consists of base salary, STI, LTI and benefits
Align Interests with Stockholders	Align the long-term economic interests of key employees with those of stockholders by ensuring that a meaningful component of their compensation is provided in the form of equity
Motivate all employees to deliver long-term, sustainable and profitable growth, while balancing risk to create long-term, sustainable value for stockholders
Avoid incentives that encourage employees to take unnecessary or excessive risks that could threaten the value or reputation of the Company
Maintain strong compensation best practices by meeting evolving standards of compensation governance and complying with regulations applicable to employee compensation

40 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
Corporate Governance Practices
We maintain strong corporate governance practices related to our compensation programs as described below.

What We Do	What We Don’t Do

Pay for performance

Align performance objectives with company strategy

Majority of our NEOs’ target total direct compensation opportunity is variable and at-risk

Majority of our NEOs’ target total direct compensation opportunity is equity-based

Maintain meaningful Corebridge stock ownership guidelines

Cap payout opportunities under incentive plans applicable to our NEOs

Maintain robust risk management policies, including clawback, anti-hedging and pledging policies

Maintain double-trigger change in control benefits

Conduct annual risk review of incentive plans

Engage independent compensation consultant

Market standard bonus and incentive plan payouts with justifiable performance linkage and proper disclosure

Market standard perquisites, severance benefits and pension payments

Market standard severance and change in control provisions

 X
No contracts containing multi-year guarantees for salary increases, non-performance-based bonuses, or equity compensation

 X
No tax gross-ups other than for tax equalization and relocation benefits

 X
No reloading or repricing of stock options

 X
No stock option grants with an exercise price below 100% of fair market value

 X
No dividend or dividend equivalents payout unless and until related LTI awards vest

2024 Target Total Direct Compensation
Our named executive officers’ direct compensation is designed to give appropriate weighting to fixed and variable pay, short-term and long-term performance, and business unit/function and enterprise-wide contributions. We provide three elements of annual direct compensation: (i) base salary, (ii) an STI award and (iii) an LTI award.
The following charts show the breakdown between the various components of our NEOs’ 2024 target total direct compensation.

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Compensation Discussion and Analysis
2024 CEO Annual Target Direct Compensation

2024 Average Annual Target Direct Compensation of Other NEOs

*
We consider stock options to be performance-based for purposes of each NEO’s annual target direct compensation because they encourage long-term performance and they are only valuable if our stock price increases over time, as the awards vest.

42 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
Compensation Components
The following table provides a description of each element of our named executive officers’ compensation in 2024, along with the purpose and foundational principles of each element.

Component	Description	Purpose	Foundational Principles
Direct Compensation
Base Salary	Fixed cash compensation
To fairly compensate executives for the responsibilities of their positions, achieve an appropriate balance of fixed and variable pay and provide sufficient liquidity to discourage excessive risk-taking
• Attract and retain the best talent by offering market-competitive compensation opportunities
STI Awards	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	To drive business objectives and strategies and reward performance delivered during the year
•
Attract and retain the best talent by offering market-competitive compensation opportunities

•
Create a pay-for-performance culture by offering STI compensation opportunities that reward executives for individual contributions and business performance

•
Provide an opportunity to incentivize and reward both leading and lagging indicators of performance, with a focus on guiding the organization towards balancing profitability, growth and risk

LTI Awards	Equity-based compensation in the form of Corebridge RSUs and Corebridge Options	To reward long-term value creation and stock price appreciation, and align executive interests with those of our stockholders
•
Attract and retain the best talent by offering market-competitive compensation opportunities

•
Align the long-term economic interests of our executives with those of stockholders by ensuring that a meaningful component of their compensation is provided in equity

•
Create a pay-for-performance culture that rewards executives for delivering long-term, sustainable and profitable growth, while balancing risk to create long-term, sustainable value for stockholders

Corebridge Financial, Inc. | 2025 Proxy Statement 43

Compensation Discussion and Analysis

Component	Description	Purpose	Foundational Principles
Indirect Compensation
Retirement, Health and Welfare Programs	Retirement savings, financial protection and other compensation and benefits providing long-term financial support and security for employees	To assist with long-term financial support and security, including retirement savings	• Attract and retain the best talent by offering market-competitive retirement, health and welfare benefit opportunities
Termination Benefits
Severance Benefits	Lump sum payment and other benefits for certain terminations of employment	To offer competitive total compensation packages and enable us to obtain a release of employment-related claims	• Attract and retain the best talent by offering market-competitive severance benefits • Mitigate risk of potential employer liability and avoid future disputes or litigation
Change in Control Benefits	Benefits in the event of termination related to a change in control
To help ensure ongoing retention of executives when considering potential transactions that may create uncertainty as to their future employment and enable us to obtain a release of employment-related claims

•
Attract and retain the best talent by offering market-competitive change in control benefits

•
Mitigate the distraction caused by uncertainty arising in connection with potential transactions

•
Mitigate risk of potential employer liability and avoid future disputes or litigation

Base Salary
The 2024 base salary for each of our NEOs is listed in the table below. Salaries are reviewed annually to determine whether they should be adjusted based on a broad range of factors including role scope, experience, skillset, performance, and salaries for comparable positions at competitors, as well as internal parity among similarly situated officers. In October 2024, the Compensation and Management Development Committee determined it was appropriate to approve a 12.5% increase in Mr. Novak’s base salary, effective September 16, 2024, to align Mr. Novak’s compensation with the additional leadership responsibility of optimizing the performance of our in-force portfolios, including the use of reinsurance to help manage risk, and after considering the competitiveness of his base salary relative to market data per independent analysis conducted by Meridian Compensation Partners. Please see “Use of Market Data” for more details.

NEO	FY23 Base Salary ($)	FY24 Base Salary ($)	Change in Salary (%)
Kevin Hogan	1,250,000	1,250,000	N/A
Elias Habayeb	800,000	800,000	N/A
Lisa Longino	800,000	800,000	N/A
Jonathan Novak	600,000	675,000	12.5%
Terri Fiedler	650,000	650,000	N/A

44 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
STI Awards
The 2024 target STI award opportunity for each of our NEOs is listed in the table below. Target STI award opportunities are reviewed annually to determine whether they should be adjusted based on a broad range of factors including role scope, experience, skillset, performance, and target STI award opportunities for comparable positions at competitors, as well as internal parity among similarly situated officers. In October 2024, the Compensation and Management Development Committee determined it was appropriate to approve a 33.3% increase in Mr. Novak’s target bonus opportunity for full performance year 2024 for the same reasons described above with respect to Mr. Novak’s base salary increase.

NEO	FY23 Target STI Award ($)	FY24 Target STI Award ($)	Change in Target STI Award (%)
Kevin Hogan	2,250,000	2,250,000	N/A
Elias Habayeb	1,200,000	1,200,000	N/A
Lisa Longino	1,240,000	1,240,000	N/A
Jonathan Novak	750,000	1,000,000	33.3%
Terri Fiedler	820,000	820,000	N/A

2024 STI awards for our NEOs were based on a combination of a quantitative business performance score (the “Business Performance Score”) and an assessment of individual performance (the “Individual Performance Score”) as described below. The calculation was as follows, subject to an overall cap of 200% of the relevant NEO’s 2024 target STI award:

2024 Target STI Award	X	Business Performance Score	X	Individual Performance Score	=	2024 Actual STI Award

Business Performance Score
The Business Performance Score was determined by measuring corporate performance with respect to certain key metrics approved by the Special Purpose Committee based on Corebridge’s strategy and focus at the time of the program’s design. Three metrics were chosen to incentivize performance across a range of activities and balance the different types of metrics. The 2024 metrics, their relative weightings, and the rationale for choosing each metric are set forth in the table below.

Metric	Weighting	Rationale
Normalized Adjusted Return on Average Equity (“Normalized ROAE”)	35%	• Measures profitability and how Corebridge efficiently employs stockholder’s equity • Requires focus on profitable growth and disciplined capital management
Normalized General Operating Expense (“Normalized GOE”)	30%	• Normalized GOE inclusive of insurance company and corporate expenses • Maintain focus on expense discipline and continued reduction in operating expenses
Normalized Operating Earnings Per Share (“Normalized Operating EPS”)	35%	• Measures earnings attributable to each outstanding share • Bringing eminence to a critical metric for a public company

Corebridge Financial, Inc. | 2025 Proxy Statement 45

Compensation Discussion and Analysis
Note:
Normalized ROAE, Normalized GOE and Normalized Operating EPS are non-GAAP financial measures used by Corebridge. For more information on these measures, see Appendix A.
To determine the Business Performance Score, the Special Purpose Committee approved targets, thresholds and maximum goals and associated payout opportunities for each metric. The Business Performance Score could range from 0% to 150%. Performance at target for a particular metric would result in a contribution to the Business Performance Score equal to 100% of the metric’s weighting. Performance at threshold for a metric would result in a contribution to the Business Performance Score equal to 50% of the metric’s weighting. Performance below threshold for metric would result in no contribution to the Business Performance Score. Performance at or above maximum for a metric would result in an increased contribution to the Business Performance Score of 150% of the metric’s weighting. To the extent Normalized ROAE, Normalized GOE or Normalized Operating EPS falls between two discrete points in the table below, linear interpolation is used to determine the applicable payout percentage.
The Compensation and Management Development Committee determined that the 2024 Business Performance Score was 109% based on the scorecard established at the beginning of the year. The following table presents the target and actual results for each of the metrics, along with their relative weightings and ultimate contribution to the Business Performance Score.

Performance Metric	Threshold (50%)	Target (100%)	Stretch (125%)	Maximum (150%)	Actual	Weighting	Percent Achieved
Normalized ROAE	11%	13%	14%	15%	13.2%	35%	106%
Normalized GOE (in billions)	$1.62	$1.54	$1.48	$1.44	$1.52	30%	109%
Normalized Operating EPS	$4.35	$4.85	$5.10	$5.40	$4.99	35%	114%
							109%

Individual Performance Score
In making its determination, the Compensation and Management Development Committee (or the Board with respect to our CEO) reviewed each executives’ accomplishments against pre-established individual goals to determine the NEO’s Individual Performance Scores, which could range from 0% to 150% and included the following achievements of the NEOs in three categories:
•	Deliver Commitments to our Stockholders
•	Execute Strategies and Initiatives that Deliver Long-Term Enterprise Value
•	Grow Our Organization, Workplace and Culture

46 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis

Kevin Hogan, President and Chief Executive Officer

•
Achieved Adjusted ROAE of 12.8%, Operating EPS of $4.83 and maximized returns delivered to stockholders by generating a payout ratio of 81% of Adjusted After-tax Operating Income, including transactions
•
Delivered Adjusted Pre-Tax Operating Income of $3.6 billion exceeding prior year and target
•
Returned over $2.3 billion in capital to stockholders, exceeding $2.1 billion target for 2024, which consisted of approximately $500 million in dividends and $1.8 billion in share repurchases
•
Maintained a strong balance sheet and parent liquidity through the year, ending 2024 with approximately $2.2 billion
•
Executed strategies to deliver cost savings, efficiency and enhanced capital management. Initiatives including implementation of Bermuda reinsurer affiliate strategy; completing our modernization program, Corebridge Forward, ahead of schedule; and migrating assets to Aladdin Investment Book of Record (IBOR)
•
Generated premiums and deposits of $42 billion across Corebridge’s four business units and provided leadership on initiatives that enhanced risk management policies and frameworks
•
Completed disposition and separation of U.K. Life business and returned proceeds to stockholders
•
Executed certain workplace initiatives to instill Corebridge’s Values and Ways of Working that foster leadership and innovation

Elias Habayeb, Executive Vice President and Chief Financial Officer

•
Led Corebridge to deliver on business, strategic and financial plans which resulted in 18% growth in Operating EPS and 150 bps improvement in Adjusted ROAE over the prior year and exceeding budget on a core basis
•
Actively managed balance sheet to maintain its strength while enabling Corebridge to return $2.3 billion in capital to stockholders
•
Drove the successful launch of Corebridge’s Bermuda affiliated reinsurer strategy and other actions to improve capital efficiency
•
Enhanced financial information and analytics to provide more actionable and insightful information to drive strategic direction and decision making, resulting in improvements to capital planning and deployment decisions and proactive balance sheet management
•
Completed the implementation of Corebridge’s standalone capital structure, fully repaid the Delayed Draw Term Loan, completed prefunding of the 2025 debt maturities and expanded fixed income investor base to include retail investors
•
Completed Corebridge Forward initiative ahead of schedule delivering run rates savings, which contributed to approximately a 13% reduction in expenses since the IPO, bringing run rate cost baseline to pre-separation levels
•
Finalized all operational separation activities with AIG and facilitated various sell downs by AIG, including sale of shares to Nippon

Corebridge Financial, Inc. | 2025 Proxy Statement 47

Compensation Discussion and Analysis

Lisa Longino, Executive Vice President and Chief Investment Officer

•
Exceeded base Net Investment Income target, resulting in $10.8 billion to deliver on investments plan
•
Led external asset managers to optimize value-added production, improved asset modelling, and enhanced manager oversight capabilities
•
Delivered key analysis and reporting to optimize portfolio positioning and purchase strategies
•
Optimized hybrid origination model, exceeding origination target. Outperformed target yields, spreads and ratings
•
Executed strategies to deliver cost savings, efficiency and enhanced capital management, including the implementation of Aladdin IBOR
•
Expanded asset classes and portfolio tools, and enhanced pricing in collaboration with segments to improve competitiveness
•
Improved performance and support to functional partners through enhanced financial strategies, transactional guidelines, and risk management, and operational improvements
•
Lead asset deconsolidation from AIG and established protocols and processes for AIG Investments as a client
•
Solidified hybrid operational models resulting in maximizing key asset origination and efficiencies (including GOE savings) and settled real estate footprint with new offices completed
•
Completed separation and rebranding efforts for investments; strengthened first line of defense risk management and partnerships

Jonathan Novak, Executive Vice President and President of Institutional Markets

•
Delivered strong results, including APTOI, excluding variable investment income, of $409 million, while keeping operating expenses below budget
•
Surpassed budget for new business volumes by 119%
•
Operationalized Corebridge Insurance Company of Bermuda, including staffing of on-island General Manager and Chief Risk Officer
•
Designed and executed a series of large-scale reinsurance treaties and recaptures across the enterprise
•
Demonstrated strong risk management discipline with no incidents/problems/audit infractions in 2024 related to any controls, processes, or ethics
•
Exhibited strong leadership by driving effective hybrid work environment to ensure effective workplace environment

Terri Fiedler, Executive Vice President and President of Retirement Services

•
Outperformed budget and prior year sales while keeping operating expenses below budget
•
Executed on growth strategies resulting in increased deposits, strengthened client relationships to identify new business
•
Steered Advisory (Managed Investment Program) to reach highest sales in history, with an increase of 40% over prior year
•
Revised compensation for advisors to better align to business objectives and introduced improved reporting to provide greater visibility into progress against goals
•
Partnered with operations to design a future state segmented client engagement model that will be implemented in 2025
•
Implemented regulatory requirements to comply with FINRA’s expiration of COVID exemptive relief
•
Strengthened focus on building the talent bench across Distribution

48 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
2024 STI Award Payout
2024 performance resulted in the following STI awards for the NEOs:

NEO	2024 Target STI Award ($)	Business Performance Score	Individual Performance Score	2024 Actual STI Award ($)
Kevin Hogan	2,250,000	109%	100%	2,452,500
Elias Habayeb	1,200,000	109%	115%	1,500,000
Lisa Longino	1,240,000	109%	105%	1,420,000
Jonathan Novak	1,000,000	109%	101%	1,100,000
Terri Fiedler	820,000	109%	110%	985,000

LTI Awards
Annual 2024 LTI Awards
In February 2024, the Section 16 Sub-Committee granted annual LTI awards to our NEOs. The Section 16 Sub-Committee granted 50% of Mr. Hogan’s target LTI award in February 2024 in the form of Corebridge RSUs and Corebridge Options. They determined to defer decision on awarding the remainder of Mr. Hogan’s target LTI award pending further discussions around the form of the award. The Section 16 Sub-Committee granted the remaining 50% of Mr. Hogan’s target LTI award in the form of Corebridge RSUs and Corebridge Options in April 2024.
A Corebridge PSU program was established in the first quarter of 2025 to ensure alignment with Corebridge’s long-term financial objectives. In February 2025, the Compensation and Management Development Committee approved a Corebridge PSU program for all NEOs, including Mr. Hogan, pursuant to which awards were based on Adjusted Return on Average Equity and relative TSR objectives. Please see “2025 Corebridge PSU Program” below for more information.
The 2024 target LTI awards approved by the Special Purpose Committee in February and April 2024 for each of our NEOs is listed in the table below.

NEO	FY23 Target LTI Award ($)	FY24 Target LTI Award ($)	Change in Target LTI Award (%)
Kevin Hogan	4,000,000	4,000,000	N/A
Elias Habayeb	1,700,000	1,700,000	N/A
Lisa Longino	1,360,000	1,360,000	N/A
Jonathan Novak	900,000	900,000	N/A
Terri Fiedler	980,000	980,000	N/A

2024 target LTI awards consisted of Corebridge RSUs and Corebridge Options in the proportions set forth below.

Corebridge Financial, Inc. | 2025 Proxy Statement 49

Compensation Discussion and Analysis

The table below sets forth a description of the Corebridge RSUs and Corebridge Options granted to our NEOs in 2024, including the vesting terms, the rationale for the award type, and the methodology used to calculate the number of Corebridge RSUs and Corebridge Options granted.

Type of Award	Vesting Terms	Rationale	Calculation of Number of Awards Granted
Corebridge RSUs*	Corebridge RSUs granted to our NEOs will vest in equal installments on each of the first, second and third anniversaries of the grant date, subject to continued service on each vesting date
Contributes to longer-term retention and promotes long-term performance, as the value of Corebridge RSUs is directly linked to increases and decreases in our stock price, further aligning NEO interests with those of our stockholders

Aids in achieving meaningful stock ownership by our NEOs
Award value was divided by the average closing price of Common Stock over the five trading days preceding the grant date, rounded down to the nearest whole unit
Corebridge Options**	Corebridge Options granted to our NEOs will vest in equal installments on each of the first, second and third anniversaries of the grant date, subject to continued service on each vesting date	Encourages long-term performance, as Corebridge Options are only valuable if our stock price increases over time, as the awards vest	Award value was divided by the Black-Scholes value of a Corebridge Option on the grant date, rounded down to the nearest whole option

*
The 2024 Corebridge RSUs accrue cash dividend equivalents, which are an unfunded and unsecured promise to pay cash to the holder of Corebridge RSUs in an amount equal to the dividends the holder would have received if the Corebridge RSUs had been outstanding shares on the dividend record date. Cash dividend equivalents vest and are paid at the same time, and are subject to the same terms and conditions, as the Corebridge RSUs on which they are accrued.

**
The 2024 Corebridge Options have a term of ten years and exercise price of $25.34 (or $28.68 for the Corebridge Options granted to Mr. Hogan on April 5, 2024), which was the closing price of Corebridge’s Common Stock on the applicable grant date.

2021 AIG PSU Payout
Mr. Hogan received AIG PSUs in 2021 when Corebridge was still a wholly owned subsidiary of AIG, which vested based on AIG’s performance, subject to his continued service to Corebridge through the vesting date. The three-year performance period for these AIG PSUs ended on December 31, 2023 and the AIG PSUs were settled in 2024. This award was subject to three performance metrics, including a relative TSR modifier:
•	Relative Tangible Book Value Per Share Growth (weighted 67%)
•	Separation of Life and Retirement (weighted 33%)

50 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
•	TSR Modifier (a +/- 25% modifier is applied if AIG ranks in the top quartile (+25%) and in the bottom quartile (-25%))
As disclosed by AIG, on February 20, 2024, the AIG Compensation and Management Resources Committee assessed performance over the three-year performance period and certified the results as set forth below in the following table. In addition, the AIG Compensation and Management Resources Committee determined that AIG’s TSR was in the top quartile of AIG’s relative TSR peer group, resulting in a +25 percent performance adjustment. The AIG PSU performance based on the core metrics yielded a score of 162%. The final performance when accounting for the relative TSR modifier yielded a final score of 200%.

Performance Metric	Performance Goal (% Payout) Threshold (50%)	Target (100%)	Stretch (150%)	Maximum (200%)	Actual Performance FY'20A	FY'21A	FY'22A	Earned Performance (% Payout) FY'20A	FY'21A	FY'22A	Payout (Weighted)
Relative TBVPS* (Annual and Cumulative Three-Year Growth Relative to Peers)	7th place	4th or 5th place		1st place	General Insurance: 7th place (50%) L&R: 5th place (100%)	General Insurance: 5th place (100%) L&R: 2nd place (175%)	General Insurance: 2nd place (175%) L&R: 3rd place (175%)	70%	130%	165%	**165%**
AIG 200 Cumulative Run-rate Net GOE Savings* (Annual and Three-Year Cumulative Run-rate Savings)	2020 $150M	2020 $200M	2020 $300M	2020 N/A	FY'20A $400M	FY'21A ~$810M	FY'22A ~$1,055M	150%	150%	164%	**155%**
	2021 $350M	2021 $450M	2021 $600M	2021 N/A							
	2022 $700M	2022 $850M	2022 $1.0B	2022 $1.2B							
Total:											**163%**

PSU awards subject to +10 percent modifier based on first quartile TSR performance relative to peers, resulting in an adjusted score of 179 percent

Relative Tangible BVPS* (67%)

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Compensation Discussion and Analysis
Separation of Life and Retirement (33%)

Relative Total Stockholder Return (+/- 25 percent modifier)

52 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
2025 Corebridge PSU Program
The 2025 LTI awards granted to our NEOs consisted of a mix of 50% Corebridge PSUs, 25% Corebridge RSUs and 25% Corebridge Options. Corebridge PSUs were introduced and are granted to align NEO interests with Corebridge’s performance and stockholder value as NEOs are rewarded only if performance goals are met, and Corebridge PSUs help ensure that NEOs focus on long-term value creation rather than short-term gains.
The Corebridge PSUs granted to our NEOs in connection with our 2025 LTI program will cliff vest on the third anniversary of the grant date and will be earned based on performance of two equally weighted metrics (50% each) over the three-year performance period from January 1, 2025 through December 31, 2027.
•	Adjusted ROAE, measured annually against goals that were established at the beginning of the three-year performance period
•	Total Shareholder Return over the three-year performance period relative to a performance peer group
These metrics include clearly defined goals associated with the achievement of “threshold”, “target”, “stretch”, and “maximum” and are aligned with our strategic objectives.
The Corebridge Options and Corebridge RSUs issued to our NEOs in connection with our 2025 LTI program will vest ratably in thirds on the first, second and third anniversaries of the grant date, subject to each NEO’s continued service through each vesting date.
Our Indirect Compensation Plans
All employees, including our NEOs, are offered a benefits program that includes retirement, health and welfare benefits.

Component	Description	Philosophy and Rationale
Indirect Compensation
Retirement Benefits
We offer a tax-qualified 401(k) plan to our employees. All participants in the plan receive employer matching contributions of up to 100% of the first 6% of the eligible compensation that they contribute to the plan, up to the qualified plan compensation limit ($345,000 in 2024). We also provide an employer contribution of 3% of eligible compensation to all employees eligible to participate in the 401(k) plan, subject to Internal Revenue Code limits
Provides our NEOs with competitive broad-based employee benefits on the same terms as are generally available to our employees
Health and Welfare Benefits	Our NEOs generally participate in the same broad-based health, life insurance and disability benefit programs as our other employees	Provides our NEOs with competitive broad-based employee benefits on the same terms as are generally available to our employees
Perquisites	We provide NEOs with a limited number of benefits and perquisites that are generally aligned with those available to other employees	Allows NEOs to concentrate on responsibilities and our future success

Corebridge Financial, Inc. | 2025 Proxy Statement 53

Compensation Discussion and Analysis
Termination Benefits
The following table provides information regarding the termination benefit arrangements that we have with our NEOs. Details of each individual NEO’s termination benefit arrangements, including estimates of amounts payable in specified circumstances in effect as of the end of 2024, are disclosed under “Potential Payments Upon Termination or Change in Control,” below.

Termination Benefits
Severance and Change in Control Benefits
Severance Benefits
Our NEOs are eligible for benefits under the Corebridge Financial, Inc. Executive Severance Plan (the “ESP”) upon termination by the Company without “Cause” or resignation by the executive for “Good Reason.” Benefits include:
  •
a lump sum payment equal to 1 or 1.5 (depending on job grade) multiplied by the sum of the NEO’s salary and three-year average of actual STI payments (or, if such NEO was not employed for all three years that would otherwise be included in the average, the average actual STI payments paid in each such year in which such NEO was employed);
  •
if the covered termination occurs after March 31 of the year in which the termination occurs, a pro-rata annual STI award for the year of termination based on the NEO’s target STI award, adjusted for actual company (and/or, if applicable, business unit or function) performance as determined by the Compensation and Management Development Committee in its sole discretion; and
  •
a $40,000 payment that may be applied towards continued health coverage and life insurance and one year of additional age and service solely for the purpose of determining eligibility to enroll in retiree medical coverage (the “H&W Severance Benefits”)

Change in Control Benefits
If an NEO experiences a covered termination under the ESP within 24 months following a change in control, benefits include:
  •
a lump sum payment equal 1.5 or 2 (depending on job grade) times the sum of the NEO’s salary and the greater of (a) the average amount of STI awards paid to the NEO for the preceding three completed calendar years and (b) the NEO’s target STI award for the termination year;
  •
a pro-rata annual STI award for the year of termination based on the greater of (a) the NEO’s target STI award and (b) the NEO’s target STI award adjusted for actual company performance; and
  •
the H&W Severance Benefits

Severance and Change in Control Philosophy
Attract and Retain	Intended to ease an NEOs transition due to an unexpected employment termination or retain an NEO through a significant corporate transaction
Align Interests with Stockholders
Mitigate any potential employer liability and avoid future disputes or litigation

Retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering or implementing strategic alternatives

At-Will Employment	The employment of our NEOs is “at will,” meaning we can terminate them at any time, and they can terminate their employment with us at any time
Amount and Conditions for Termination Benefits
Severance arrangements should be designed to: (i) provide reasonable compensation to NEOs who leave Corebridge under certain circumstances to facilitate their transition to new employment and (ii) require a departing NEO to sign and not revoke a release of claims acceptable to us as a condition to receiving post- employment termination benefits, which release of claims will include post-termination restrictive covenants (to the extent permissible under applicable law)

Treatment upon Retirement, Death or Disability	Equity treatment is generally consistent with the practice of many of our peers and encourages our NEOs to remain employed with us

54 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis

Termination Benefits
Double-Trigger Acceleration	“Double trigger” provisions promote morale and productivity and encourage executive retention in the event of a corporate transaction

Other Compensation Policies

Policy	Considerations	Material Features
Anti-Hedging and Anti-Pledging Policies	Hedging insulates executive officers from stock price movement and reduces alignment with stockholders. Pledging raises potential risks to stockholder value, particularly if the pledge is significant.
Our Insider Trading Policy prohibits all employees and directors from engaging in hedging transactions with respect to any Corebridge securities, including by trading in any derivative security relating to Corebridge securities. Other than pursuant to a compensation or benefit plan or dividend distribution, no employee or director may acquire, write or otherwise enter into an instrument that has a value determined by reference to Corebridge securities, whether or not the instrument is issued by Corebridge. Examples include put and call options, forward contracts, collars and equity swaps relating to Corebridge securities. The policy also prohibits pledging of Corebridge securities.

Equity Grant Policy	Equity award grants should not be timed to take advantage of the release of material nonpublic information.
In November 2024, the Compensation and Management Development Committee approved an Equity Grant Policy, which governs, among other things, the timing of equity award grants to Section 16 Officers.

See “Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information” for more information.

Executive Stock Ownership Guidelines	Stock ownership among our executive officers and non-employee members of the Board encourages incentive alignment with stockholders.
5x base salary for CEO

3x base salary for other executives

All executives are required to retain 50% of the net shares of Common Stock received as a result of the exercise, vesting or payment of any Corebridge Option, Corebridge RSU or other equity-based award granted by Corebridge until the applicable guideline is achieved.
Performance awards and unexercised stock options are not considered for the ownership requirement

Our CEO and all of our executive officers are in compliance with the guidelines

Corebridge Financial, Inc. | 2025 Proxy Statement 55

Compensation Discussion and Analysis

Policy	Considerations	Material Features
Corebridge Clawback Policy
We should be able to recoup cash and equity awards in the event of a material financial restatement, awards based on materially inaccurate financial statements or performance metrics, or failure to meet risk management requirements.

The Corebridge Clawback Policy, which applies to all executive officers, was adopted by the Board to encourage sound risk management and increase individual accountability. The policy was amended in 2023 to extend its coverage to all employees who receive equity awards and all employees at Grade Level 27 and above as well as other minor technical changes. The policy provides that the Board or a designated committee thereof (the “administrator”) has broad discretionary authority to, in the event of a covered event, provide for the forfeiture, recoupment and/or repayment of all or any portion of outstanding and unpaid incentive compensation (and any incentive compensation received during the 12-month period prior to the covered event).

A covered event generally includes a material financial restatement, receipt of an award or covered compensation based on materially inaccurate financial statements or performance metrics, a material adverse impact on Corebridge or any affiliate due to failure to properly identify, assess or sufficiently raise concerns about risk, or an action or omission that materially violates our risk policies or results in material financial or reputational harm to Corebridge or any affiliate.

Financial Restatement Clawback Policy	In compliance with SEC and NYSE requirements, we are required to recover erroneously awarded incentive-based compensation in the event of any accounting restatement.
Corebridge also maintains the Corebridge Accounting Restatement Clawback Policy that is fully compliant with the new SEC and NYSE requirements, which require listed companies to develop and implement a policy providing for the recovery of certain erroneously awarded time- and performance-based incentive-based compensation received by current or former executive officers in the event of an accounting restatement and to satisfy related disclosure obligations.

56 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
Direct Compensation Program Decision-Making Process
Roles and Responsibilities
The following table describes various roles and responsibilities related to the executive compensation program decision-making process for 2024.

Individual/Entity	Responsibilities
AIG Compensation and Management Resources Committee
The AIG Compensation and Management Resources Committee consists solely of independent directors of AIG and approved the payout of Mr. Hogan’s AIG PSUs which were granted in 2021, but did not otherwise participate in determining the compensation of our NEOs for fiscal year 2024.

Following the Majority Holder Threshold Date, the AIG Compensation and Management Resources Committee ceased to participate in determining the annual compensation for any of our NEOs but will continue to administer any outstanding AIG Options and AIG PSUs previously granted to our NEOs.

Compensation and Management Development Committee
On the Majority Holder Threshold Date, the Board established the Compensation and Management Development Committee.

In 2024, the Compensation and Management Development Committee consisted of three independent directors and one AIG Director. The Committee meets as necessary to review and approve various compensation-related items, including:
  •
Oversees and makes recommendations to the Board with respect to our executive compensation and benefits philosophy, plans and policies
  •
Reviews and approves annual corporate goals, objectives and metrics relevant to the compensation of the CEO, evaluates CEO performance against those goals, objectives and metrics and determines and recommends Board approval of the CEO’s compensation based on its evaluation
  •
Reviews and approves incentive award performance goals, objectives and metrics for Section 16 Officers and evaluates their performance in light of those goals, objectives and metrics, and based on recommendations from the CEO, approves the compensation of Section 16 Officers
  •
Establishes and reviews compliance with stock ownership guidelines for Section 16 Officers
  •
Oversees the assessment of the risks related to compensation programs and policies, and the steps to monitor and control such risk exposures
  •
Oversees human capital management practices and programs
  •
Engages and oversees the services of an independent compensation consultant to advise on executive compensation matters

Corebridge Financial, Inc. | 2025 Proxy Statement 57

Compensation Discussion and Analysis

Individual/Entity	Responsibilities
Special Purpose Committee
The Special Purpose Committee consisted of two AIG Directors and two independent directors and met as necessary to review and approve various compensation-related items, including:
  •
incentive program design, including metrics
  •
total direct compensation for executives, including STI awards, LTI grant dollar values and base salary
  •
compensation plans
  •
performance goals for the Corebridge CEO

The Special Purpose Committee was replaced by the Compensation and Management Development Committee on the Majority Holder Threshold Date

Section 16 Sub-Committee
The Section 16 Sub-Committee consisted of two non-employee directors and had the authority to grant equity awards under the Corebridge Long Term Incentive Plan

The Section 16 Sub-Committee was replaced by the Compensation and Management Development Committee on the Majority Holder Threshold Date

CEO
The CEO presents recommendations for NEO compensation to the Compensation and Management Development Committee (or, prior to the establishment of such committee, the Special Purpose Committee); no other NEO plays a decision-making role in determining the compensation of any other NEO

Independent Compensation Consultant
The Independent Compensation Consultant reports directly to the Compensation and Management Development Committee and provides independent and objective advice on executive and director compensation and related corporate governance matters

Use of Market Data
Corebridge uses data for its relevant peer groups to support the key principles of its compensation philosophy, including attracting and retaining the best talent and paying for performance. In September 2024, the Compensation and Management Development Committee, in consultation with Meridian Compensation Partners, its independent compensation consultant, approved a compensation peer group for executive compensation in 2024 to inform our NEOs’ compensation level and design and retroactively adjust the 2024 compensation of our NEOs where appropriate. The peer group companies for 2024 generally consist of size-appropriate companies from similar industries, with enough data points to develop valid statistics and comparable business with well-correlated share prices. In addition, the peer group companies for 2024 were selected with an emphasis on companies that were primarily North American-based insurance companies (with consideration to other financial service sectors, particularly if the business lines align with the services or scope of Corebridge’s business) that had revenue ranging from 0.3x to 3x Corebridge’s revenue, with consideration to comparable market cap and total assets under management. This group included the following companies:

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Compensation Discussion and Analysis

1.	Aflac Incorporated	8.	Principal Financial Group, Inc.
2.	Ameriprise Financial, Inc.	9.	Prudential Financial, Inc.
3.	Equitable Holdings, Inc.	10.	Sun Life Financial, Inc.
4.	Lincoln National Corporation	11.	The Hartford Insurance Group, Inc.
5.	MetLife, Inc.	12.	Unum Group
6.	Manulife Financial Corporation	13.	Voya Financial, Inc.
7.	Northern Trust Corporation

At the time the peer group was developed in the third quarter of 2024, Corebridge was at the 55th percentile of the 2024 peer group in terms of revenue, at the 33rd percentile of the 2024 peer group in terms of market cap, and at the 75th percentile of the 2024 peer group in terms of total assets under management.
This same peer group was used to inform fiscal 2025 compensation decisions.
The Decision-Making Process
In the first quarter of 2024, target total direct compensation and target LTI awards for all NEOs were approved by the Special Purpose Committee. They also approved the performance metrics and goals for 2024 STI awards in April 2024. These metrics and goals were set based on the budgeting and strategic planning process.
On the Majority Holder Threshold Date, the Board established the Compensation and Management Development Committee. The Compensation and Management Development Committee assumed the roles and responsibilities of the Special Purpose Committee with respect to reviewing and approving executive compensation as described in more detail in the section above entitled “Roles and Responsibilities.”
For September 2024, the Compensation and Management Development Committee retroactively adjusted the 2024 target total direct compensation of Mr. Novak to reflect an increase in his role and responsibilities. The Compensation and Management Development Committee generally considers as a reference point, target total direct compensation in the middle range of peer data as this aligns with its objective of providing fair, competitive pay that attracts and retains top talent while achieving sustainable growth.
In the first quarter of 2025, the Compensation and Management Development Committee reviewed and approved compensation decisions for all NEOs. These reviews were performed against a backdrop of the business and individual performance evaluations for the prior year, in addition to compensation relative to peers with relevant experience and skillsets in the insurance and financial services industries where we compete for talent. In reaching decisions on executive compensation, the Compensation and Management Development Committee also considered the tax and accounting consequences.
Additional Information
Executive Compensation Risk Management
The following characteristics of our executive compensation program work to reduce the possibility of our executive officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value:
•	Compensation allocation between fixed and variable, STI and LTI, and cash and equity compensation encourages strategy and actions that are in Corebridge’s long-term interests;

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Compensation Discussion and Analysis
•	Base salaries are positioned to be consistent with executives’ responsibilities and provide sufficient liquidity to discourage excessive risks to achieve financial security;
•	Incentive awards are determined based on a variety of performance indicators, thus diversifying the risk associated with any single performance factor;
•	Design of LTI compensation program rewards executives for driving sustainable, profitable growth for stockholders;
•	Vesting periods for equity compensation awards encourage executives to focus on sustained stock price appreciation;
•	Incentive plans are not overly leveraged with maximum payout caps and have design features that are intended to balance pay for performance with an appropriate level of risk-taking;
•
Clawback policies, which require the recoupment of incentive compensation paid to executive officers in the event of a restatement of our financial statements and which provide broad discretion to recoup cash and equity awards in the event of a material financial restatement, awards based on materially inaccurate financial statements or performance metrics, or failure to meet risk management requirements;

•	Prohibition on hedging and pledging of shares by our executive officers and directors to reduce risks to stockholder value; and
•	Stock ownership guidelines, which align the interests of our executives with those of our stockholders, and to promote accountability and mitigate excessive risk taking in long-term decision making.
Compensation Risk Review
Enterprise Risk Management conducts a risk assessment of newly created or modified compensation plans as required by the risk framework for incentive compensation to ensure the plans appropriately balance risk and reward. The risk assessment process includes a review of plan documentation, financial targets, scorecards and supporting records. In connection with the review, ERM assigns a risk rating of low, medium or high to each active incentive plan, considering:
•	whether the plan design or administration may encourage excessive or unnecessary risk-taking;
•	whether the plan has appropriate safeguards in place to discourage fraudulent behavior;
•	whether the plan incorporates appropriate risk mitigants to lower risk (including deferrals, clawback conditions, time-based vesting for equity awards and capped payouts); and
•	whether payments are based on pre-established performance goals, including risk-adjusted metrics and compliance goals.
Corebridge’s risk review was presented by the CRO to the Compensation and Management Development Committee in November 2024. ERM conducted a review of our compensation plans (including our sales incentive plans) in 2024 and concluded that our plans do not encourage unnecessary or excessive risk-taking and have the appropriate safeguards in place to discourage fraudulent behavior. This review included feedback from the Business, HR, ERM, Legal and Compliance.
Compensation Committee Interlocks and Insider Participation
The following directors served as Special Purpose Committee members in 2024: Mr. Zaffino, Mr. Lynch, Mr. Schaper, and Ms. Schioldager. Ms. Schioldager and Mr. Lynch also served as Section 16 Sub-Committee members. The following directors served as Compensation and Management Development Committee

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Compensation Discussion and Analysis
members in 2024: Ms. Leone, Ms. Glazer, Mr. Kimura, and Mr. Lynch. During 2024, none of our executive officers served as: (a) a member of the compensation committee of any entity for which a member of our Board served as an executive officer or (b) a director of another entity, an executive officer of which serves as a member of our Board. No member of the Special Purpose Committee or Compensation and Management Development Committee was, at any time during fiscal 2024 or at any other time, an officer or employee of Corebridge, or had any relationship with Corebridge requiring disclosure under Item 404 of Regulation S-K.
Compensation Committee Report*
The Compensation and Management Development Committee has reviewed this Compensation Discussion and Analysis and discussed it with management. Based on that review and discussion, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Deborah Leone (Chair)
Rose Marie Glazer
Minoru Kimura
Christopher Lynch
*
This report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

Corebridge Financial, Inc. | 2025 Proxy Statement 61

Compensation Discussion and Analysis
Compensation Tables
2024 Summary Compensation Table
The following table presents the total compensation of the NEOs for services performed in the years indicated. The total compensation reported in the following table includes items such as salary and STI awards as well as the grant date fair value of LTI awards. The LTI awards may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “direct compensation” as described in the Compensation Discussion and Analysis.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Kevin Hogan President and Chief Executive Officer	2024	1,250,000	—	2,042,126	1,999,991	2,452,500	—	66,180	7,810,797
	2023	1,250,000	—	2,927,993	999,997	3,250,000	131,915	72,192	8,632,097
	2022	1,250,000	—	5,141,177	—	2,400,000	—	90,420	8,881,597
Elias Habayeb Executive Vice President and Chief Financial Officer	2024	800,000	—	1,319,783	424,998	1,500,000	—	31,323	4,076,104
	2023	800,000	—	1,217,411	424,996	1,670,000	58,652	29,973	4,201,032
	2022	800,000	600,000	1,729,454	—	1,140,000	—	27,723	4,297,177
Lisa Longino Executive Vice President and Chief Investment Officer	2024	800,000	—	1,055,816	339,999	1,420,000	—	31,323	3,647,138
	2023	676,924	2,181,265	1,225,613	—	1,720,000	—	29,931	5,833,733
Jonathan Novak Executive Vice President and President of Institutional Markets	2024	626,828	—	698,700	224,996	1,100,000	—	49,473	2,699,997
	2023	600,000	—	644,505	224,995	1,040,000	29,703	30,098	2,569,301
Terri Fiedler Executive Vice President and President of Retirement Services	2024	650,000	—	760,808	244,998	985,000	1,489	33,373	2,675,668
	2023	650,000	—	701,791	244,998	1,140,000	14,014	29,973	2,780,776
	2022	582,770	225,000	1,549,216	—	779,000	—	27,723	3,163,709

(1)	For Mr. Novak, 2024 amount reflects $600,000 salary through September 16th and $675,000 for remainder of the year.
(2)
The amounts in this column for 2024 represent the grant date fair value of Corebridge RSUs granted to each NEO in 2024, determined in accordance with FASB ASC Topic 718. The assumptions made in calculating these amounts can be found in Note 20 of the consolidated financial statements in the 2024 Form 10-K. The grant date fair value of the Corebridge RSUs was based on the closing price of our Common Stock on the date of grant. The Corebridge RSUs are described in more detail in “Compensation Discussion and Analysis—Compensation Components—LTI Awards.”

(3)
The amounts in this column for 2024 represent the grant date fair value of Corebridge Options granted to each NEO in 2024, determined in accordance with FASB ASC Topic 718. The assumptions made in calculating these amounts can be found in Note 20 of the consolidated financial statements in the 2024 Form 10-K. The grant date fair value of the Corebridge Options was determined using the Black-Scholes option pricing model based on the fair market value on the date of grant. The Corebridge Options are described in more detail in “Compensation Discussion and Analysis—Compensation Components—LTI Awards.”

(4)	For 2024, this column represents the STI awards for 2024 performance as determined in the first quarter of 2025. 100% of each award was vested and paid in February 2025.
(5)
The amounts in this column represent the total change of the actuarial present value of the accumulated benefit, including any payments made during the year, under AIG’s defined benefit pension plans, including the Qualified Retirement Plan and the Non-Qualified Retirement Plan, as applicable. The pension plans are described in “2024 Pension Benefits.” Present values include benefits payable from the Retirement Plan and Non-Qualified Retirement Income Plan, if applicable. To determine the change in pension values, the retirement age assumption is the normal retirement age of 65, or current age if older. The discount rate

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assumption is 5.57% for the Qualified Retirement Plan. The discount rate assumption is 5.49% for the Non-Qualified Retirement Plan. The mortality assumptions are based on the Pri-2012 annuitant white collar mortality table projected using the AIG improvement scale. Ms. Longino did not participate in the Qualified Retirement Plan and the Non-Qualified Retirement Plan.
(6)	This column includes the following incremental costs of 2024 perquisites and other benefits:

Item	Description
Tax Preparation Services	Mr. Hogan - $18,098 Reflects cost of tax preparation services related to a prior international assignment.
Company-paid life insurance premiums	All NEOs - $273
401(k) Plan	All NEOs - $31,050 Reflects employer matching and non-elective contributions.
Personal Use of Company Pool Cars	Mr. Hogan - $16,759 Reflects incremental costs of driver overtime compensation, fuel and maintenance attributable to personal use of Company pool cars.
Corebridge Matching Grants Program
Mr. Novak - $18,150
Ms. Fiedler - $2,050
Reflects employer matching donations under the Corebridge Matching Grants Program, under which the Company will match donations to eligible charitable organizations of $25 or more on a 1:1 basis (or, for donations made prior to October 18, 2024, on a 2:1 basis). For Mr. Novak, includes $8,150 in employer matching donations for donations made by Mr. Novak in 2023 but matched by the Company in 2024.

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Compensation Discussion and Analysis
2024 Grants of Plan-Based Awards
The following table details all equity and non-equity plan-based awards granted to each of the NEOs in 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Kevin Hogan
2024 STI		—	2,250,000	4,500,000	—	—	—	—
2024 Corebridge RSUs	2/20/2024	—	—	—	40,849	—	—	1,035,114
2024 Corebridge Options	2/20/2024	—	—	—	—	214,132	25.34	999,996
2024 Corebridge RSUs	4/5/2024	—	—	—	35,112	—	—	1,007,012
2024 Corebridge Options	4/5/2024	—	—	—	—	129,701	28.68	999,995
Elias Habayeb
2024 STI		—	1,200,000	2,400,000	—	—	—	—
2024 Corebridge RSUs	2/20/2024	—	—	—	52,083	—	—	1,319,783
2024 Corebridge Options	2/20/2024	—	—	—	—	91,006	25.34	424,998
Lisa Longino
2024 STI		—	1,240,000	2,480,000	—	—	—	—
2024 Corebridge RSUs	2/20/2024	—	—	—	41,666	—	—	1,055,816
2024 Corebridge Options	2/20/2024	—	—	—	—	72,805	25.34	339,999
Jonathan Novak
2024 STI		—	1,000,000	2,000,000	—	—	—	—
2024 Corebridge RSUs	2/20/2024	—	—	—	27,573	—	—	698,700
2024 Corebridge Options	2/20/2024					48,179	25.34	224,996
Terri Fiedler
2024 STI		—	820,000	1,640,000	—	—	—	—
2024 Corebridge RSUs	2/20/2024	—	—	—	30,024	—	—	760,808
2024 Corebridge Options	2/20/2024	—	—	—	—	52,462	25.34	244,998

(1)
Amounts shown reflect the range of possible STI awards for 2024 performance. Actual amounts earned are reflected in the 2024 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. For more information on the 2024 STI awards, including the applicable performance metrics, please see “Compensation Discussion and Analysis—Compensation Components—STI Awards.”

(2)
Amounts shown reflect the grant of 2024 Corebridge RSUs made to the NEOs. Holders of 2024 Corebridge RSUs are also entitled to dividend equivalent rights in the form of cash beginning with the first dividend record date following the applicable

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grant date, which cash amount is subject to the same vesting conditions as the related Corebridge RSUs and is paid if and when such related shares are delivered. For more information on these awards, please see “Compensation Discussion and Analysis—Compensation Components—LTI Awards—Annual 2024 LTI Awards.”
(3)
Amounts shown reflect the grant of 2024 Corebridge Options made to the NEOs. Stock options granted in 2024 have an exercise price equal to the closing price of Common Stock on the NYSE on the date of grant. For more information on these awards, please see “Compensation Discussion and Analysis—Compensation Components—LTI Awards—2024 Annual LTI Awards,” and Note 20 of the consolidated financial statements in the 2024 Form 10-K.

(4)
Amounts shown represent the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. The assumptions made in calculating these amounts can be found in Note 20 of the consolidated financial statements in the 2024 Form 10-K.

Outstanding Equity Awards as of December 31, 2024
The following table sets forth outstanding equity-based awards held by each NEO as of December 31, 2024.

	Option Awards(1)						Stock Awards
Name	Grant Date	Award Type	Number of Securities underlying Unexercised Options (Exercisable) (#)	Number of Securities underlying Unexercised Options (Unexercisable) (#)	Exercise Price ($)	Expiration Date	Unvested (Not Subject to Performance Conditions)(2)		Equity Incentive Plan Awards (Unearned and Unvested)(4)
							Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(3)	Number of unearned shares, units or other rights that have not vested (#)	Market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Kevin Hogan	4/5/2024	2024 Corebridge Options	—	129,701	28.68	4/5/2034	—	—	—	—
	4/5/2024	2024 Corebridge RSUs	—	—	—	—	35,112	1,050,902	—	—
	2/20/2024	2024 Corebridge Options	—	214,132	25.34	2/20/2034	—	—	—	—
	2/20/2024	2024 Corebridge RSUs	—	—	—	—	40,489	1,222,611	—	—
	2/21/2023	2023 Corebridge Options	54,024	108,050	20.30	2/21/2033	—	—	—	—
	2/21/2023	2023 Corebridge RSUs	—	—	—	—	31,358	938,545	—	—
	2/212023	2023 AIG PSUs	—	—	—	—	—	—	48,652	3,541,866
	2/22/2022	2022 Corebridge RSUs	—	—	—	—	42,618	1,275,557	—	—
	2/22/2022	2022 AIG PSUs	—	—	—	—	58,784	4,279,475	—	—
Elias Habayeb	2/20/2024	2024 Corebridge Options	—	91,006	25.34	2/20/2034	—	—	—	—
	2/20/2024	2024 Corebridge RSUs	—	—	—	—	52,083	1,558,844	—	—
	2/21/2023	2023 Corebridge Options	22,960	45,921	20.30	2/21/2033	—	—	—	—
	2/21/2023	2023 Corebridge RSUs	—	—	—	—	39,981	1,196,631	—	—
	2/22/2022	2022 Corebridge RSUs	—	—	—	—	24,150	722,810	—	—
Lisa Longino	2/20/2024	2024 Corebridge Options	—	72,805	25.34	2/20/2034	—	—	—	—
	2/20/2024	2024 Corebridge RSUs	—	—	—	—	41,666	1,247,063	—	—
	2/21/2023	2023 Corebridge RSUs	—	—	—	—	24,760	741,067	—	—

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Compensation Discussion and Analysis

	Option Awards(1)						Stock Awards
Name	Grant Date	Award Type	Number of Securities underlying Unexercised Options (Exercisable) (#)	Number of Securities underlying Unexercised Options (Unexercisable) (#)	Exercise Price ($)	Expiration Date	Unvested (Not Subject to Performance Conditions)(2)		Equity Incentive Plan Awards (Unearned and Unvested)(4)
							Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(3)	Number of unearned shares, units or other rights that have not vested (#)	Market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Jonathan Novak	2/20/2024	2024 Corebridge Options	—	48,179	25.34	2/20/2034	—	—
	2/20/2024	2024 Corebridge RSUs	—	—	—	—	27,573	825,260	—	—
	2/21/2023	2023 Corebridge Options	12,155	24,311	20.30	2/21/2033	—	—	—	—
	2/21/2023	2023 Corebridge RSUs	—	—	—	—	21,166	633,498
	9/14/2022	2022 Corebridge RSUs	—	—	—	—	12,785	382,655
	2/22/2021	2021 AIG Options	19,230	—	44.10	2/22/2031	—	—	—	—
	3/11/2020	2020 AIG Options	23,391	—	32.43	3/11/2030	—	—	—	—
	3/18/2019	2019 AIG Options	24,570	—	44.28	3/18/2029	—	—	—	—
	3/13/2018	2018 AIG Options	14,632	—	55.94	3/13/2028	—	—	—	—
Terri Fiedler	2/20/2024	2024 Corebridge Options	—	52,462	25.34	2/20/2034	—	—	—	—
	2/20/2024	2024 Corebridge RSUs	—	—	—	—	30,024	898,618	—	—
	2/21/2023	2023 Corebridge Options	13,236	26,472	20.30	2/21/2033	—	—	—	—
	2/21/2023	2023 Corebridge RSUs	—	—	—	—	23,048	689,827	—	—
	9/14/2022	2022 Corebridge RSUs	—	—	—	—	21,295	637,359	—	—
	2/22/2021	2021 AIG Options	15,384		44.10	2/22/2031	—	—	—	—
	3/11/2020	2020 AIG Options	21,052	—	32.43	3/11/2030	—	—	—	—
	5/8/2019	2019 AIG Options	10,265	—	46.96	5/8/2029	—	—	—	—

(1)
AIG Options. All of the stock options granted to our NEOs prior to 2023 were granted by AIG and linked to the performance of AIG common stock. The AIG Options have an exercise price equal to the closing price of the underlying shares of AIG common stock on the NYSE on the date of grant and have a 10-year term from the date of grant. All of the AIG Options had a three-year vesting period, subject to continued service through each vesting date, and vested in full in January following the end of the vesting period.

Corebridge Options. All of the stock options granted to our NEOs in or after 2023 were granted by Corebridge and linked to the performance of Common Stock. The Corebridge Options have an exercise price equal to the closing price of the underlying shares of Common Stock on the NYSE on the date of grant and have a 10-year term from the date of grant. All of the Corebridge Options vest in three equal installments on the first, second and third anniversaries of the grant date, subject to continued service through each vesting date.
(2)
Corebridge RSUs. All of the 2024 Corebridge RSUs and 2023 Corebridge RSUs (other than Ms. Longino’s 2023 Corebridge RSUs) will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to continued service through each vesting date. The 2023 Corebridge RSUs granted to Ms. Longino vest 50% on February 21, 2024, 30% on February 21, 2025 and 20% on February 21, 2026, subject to continued service through each vesting date. Amount with respect to Ms. Longino’s 2023 Corebridge RSUs reflects an adjustment to the number of RSUs granted on February 21, 2023 to conform to the final terms of the executive's equity buy-out. All 2022 Corebridge RSUs vest in three equal installments on the first, second and third anniversaries of the grant date (which was March 30, 2022 for Ms. Fiedler’s retention LTI award and February 22, 2022 for all other grants).

(3)	Values for Corebridge RSUs are based on the closing price of Common Stock on the NYSE on December 31, 2024 of $29.93.

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Compensation Discussion and Analysis
(4)
AIG PSUs. The 2023 AIG PSUs can be earned based on AIG performance over a three-year period, based on the following performance metrics: annual improvement to AYCR, ex-CAT (weighted 25%), achievement of AIG parent company expense targets (weighted 25%), cumulative diluted normalized AATI (weighted 30%), and TSR relative to a group of General Insurance peer companies (weighted 20%). For the 2023 AIG PSUs, as of December 31, 2024, the aggregate achievement of the performance metrics was trending above the target payout level and, as a result, pursuant to SEC rules, the number of shares and the payout value are reported assuming payout at stretch award levels. Whether the 2023 AIG PSUs will be earned at the level shown or a different level, or at all, depends on AIG performance against metrics over the three-year performance period, as determined by the AIG Compensation and Management Resources Committee. Once earned, the 2023 AIG PSUs will vest on January 1, 2026, subject to Mr. Hogan’s continued service through the vesting date.

For the 2022 AIG PSUs, the amount represents the number of 2022 AIG PSUs that were earned based on actual achievement against pre-established performance goals over a three-year performance period, based on the following performance metrics: annual improvement to AYCR, ex-CAT (weighted 50%), cumulative diluted normalized AATI (weighted 40%), and TSR relative to a group of General Insurance peer companies (weighted 10%). The AIG Compensation and Management Resources Committee certified the level of achievement on February 18, 2025, and 178% of the PSUs were earned and vested on January 1, 2025, subject to Mr. Hogan’s continued service on the vesting date.
(5)
For more information on the AIG PSUs granted to Mr. Hogan, please see “Compensation Discussion and Analysis—Compensation Components—LTI Awards.” Values for AIG PSUs are based on the closing price of AIG common stock on the NYSE on December 31, 2024 of $72.80 per share.

2024 Option Exercises and Vesting of Stock-Based Awards
The following table sets forth the amounts realized by each NEO as a result of stock option exercises and the vesting of stock-based awards in 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Kevin Hogan	450,697	12,243,509	204,432	8,675,289
Elias Habayeb	129,021	3,471,476	111,887	2,606,596
Lisa Longino	—	—	30,187	761,316
Jonathan Novak	—	—	70,653	1,631,630
Terri Fiedler	—	—	65,763	1,588,077

(1)	The number of AIG Options exercised in 2024 by Messrs. Hogan and Habayeb. All such exercised AIG Options were settled in shares of AIG common stock.
(2)	The value reflects the actual sale price of AIG common stock received less the applicable exercise price of the AIG Options.
(3)
The number of shares realized for stock awards set forth above reflect (i) 397,798 Corebridge RSUs that vested and settled in 2024, and (ii) 85,124 AIG PSUs that vested at the end of the performance period in 2023 but were settled in shares of AIG common stock in 2024.

(4)
The value realized upon vesting is based on (i) $9,402,972 fair value of our Common Stock upon vesting for Corebridge RSUs, and (ii) $5,859,936 fair value of AIG common stock upon vesting for AIG PSUs.

Corebridge Financial, Inc. | 2025 Proxy Statement 67

Compensation Discussion and Analysis
2024 Pension Benefits
The following table details the accumulated benefits under the pension plans in which certain of our NEOs participate. These accumulated benefits are presented as if they were payable upon the NEOs’ normal retirement at age 65. However, it is important to note that the Non-Qualified Retirement Plan benefits shown for the NEOs may be at least partially unvested and could be received at lower levels due to reduced benefits or forfeited entirely. Ms. Longino has not participated in the Retirement Plans. No payments were made under the plans in 2024.

Name	Plan Name	Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Kevin Hogan	Qualified Retirement Plan	25.917	714,395
	Non-Qualified Retirement Plan	25.917	882,445
Elias Habayeb	Qualified Retirement Plan	7.917	159,421
	Non-Qualified Retirement Plan	6.917	220,854
Lisa Longino	Qualified Retirement Plan	N/A	N/A
	Non-Qualified Retirement Plan	N/A	N/A
Jonathan Novak	Qualified Retirement Plan	2.667	56,035
	Non-Qualified Retirement Plan	2.667	97,641
Terri Fiedler	Qualified Retirement Plan	2.583	56,362
	Non-Qualified Retirement Plan	2.583	89,511

(1)
The NEOs had the following years of service as of December 31, 2024: Mr. Hogan – 35.50; Mr. Habayeb – 18.33; Ms. Fiedler – 12.63; Mr. Novak – 12.71. Each NEOs credited service under the Retirement Plans are explained below:

Mr. Hogan. Mr. Hogan has 9.583 fewer years of credited service under the Retirement Plans than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time he was initially hired, employees were required to wait one year after commencing employment with AIG before becoming participants in these Retirement Plans and received credit for service retroactive to six months of employment. Mr. Hogan was employed by AIG from September 1984 to November 2008 and accrued pension benefits under the Retirement Plans during this employment. Mr. Hogan did not receive a distribution from the Retirement Plans at the time of his initial resignation. Upon his rehire in October 2013, benefit accruals commenced immediately under the Retirement Plans calculated under the cash balance formula, and prior service, pursuant to the terms of the plans, was recognized for vesting and eligibility purposes. The Retirement Plans were frozen effective January 1, 2016 and credited service accruals ceased under these plans as of December 31, 2015.
Mr. Habayeb. Mr. Habayeb has 10.413 fewer years of credited service under the Qualified Retirement Plan than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time he was initially hired, employees were required to wait one year after commencing employment with AIG before becoming participants in these Retirement Plans and received credit for service retroactive to six months of employment. Mr. Habayeb was employed by AIG from September 2005 to May 2009. Upon his rehire in June 2010, benefit accruals commenced immediately under the Retirement Plans and prior service, pursuant to the terms of the plans, was recognized for vesting and eligibility purposes. His actual service under the Non-Qualified Retirement Plan reflects the one-year freeze period in the Non-Qualified Plan pursuant to rules established by US Treasury Special Pay Master (1/1/2012-12/14/2012).
Ms. Fiedler. Ms. Fiedler has 10.04 fewer years of credited service under the Retirement Plans than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time she was initially hired, employees were required to wait one year after commencing employment with AIG before becoming participants in these Retirement Plans.
Mr. Novak. Mr. Novak has 10.05 fewer years of credited service under the Retirement Plans than actual service with AIG and Corebridge because the Retirement Plans were frozen on January 1, 2016 and because at the time he was initially hired, employees were required to wait one year after commencing employment with AIG before becoming participants in these Retirement Plans.

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(2)
All present values of accumulated benefits are based on service and earnings as of December 31, 2024 (the pension plan measurement date for purposes of AIG’s financial statement reporting). The actuarial present values of the accumulated benefits under the Retirement Plans are calculated based on payment of a life annuity beginning at age 65, or current age if older, consistent with the assumptions described in Note 21 to the consolidated financial statements included in AIG’s 2024 Annual Report on Form 10-K. The actuarial present value of the benefit payable to Mr. Hogan would be $80,951 higher than the amounts in the table above if Mr. Hogan’s benefit commenced as of December 31, 2024 as a result of his employment termination for any reason other than disability or death. The actuarial present value of the benefit payable to Ms. Fiedler would be $5,368 higher than the amounts in the table above if Mr. Fiedler’s benefit commenced as of December 31, 2024 as a result of her employment termination for any reason other than death and disability. For Ms. Longino, the amount shown in this column is zero because she does not participate in the Retirement Plans. The discount rate assumption is 5.57% for the Qualified Retirement Plan. The discount rate assumption is 5.49% for the Non-Qualified Retirement Plan. The mortality assumptions are based on the Pri-2012 annuitant white collar mortality table projected using the AIG improvement scale.

Pension Plans
Corebridge does not maintain any active or frozen pension plans. However certain of our NEOs have balances in the Qualified Retirement Plan and the Non-Qualified Retirement Plan (collectively, the “Retirement Plans”).
The Qualified Retirement Plan is a tax-qualified defined benefit plan, and the Non-Qualified Retirement Plan provides for retirement benefits in excess of those permitted under the Qualified Retirement Plan. Effective January 1, 2016, benefit accruals under the Retirement Plans were frozen. At that time, the Retirement Plans were closed to new participants and existing participants ceased to accrue additional benefits after December 31, 2015.
In the case of the Qualified Retirement Plan, all participants (including the participating NEOs) are vested in their benefits and, in the case of the Non-Qualified Retirement Plan, participants vest once they attain either (1) age 60 with five or more years of service or (2) age 55 with ten or more years of service.
Corebridge employees (including the participating NEOs) were deemed to terminate employment for purposes of the Qualified Retirement Plan on September 19, 2022, the date of the closing of the IPO. For purposes of the Non-Qualified Retirement Plan, however, Corebridge employees (including the participating NEOs) continue to be treated as active employees so long as they continue to be employed by Corebridge.
Form and Timing of Payments
Under the Qualified Retirement Plan, all participants have the option to elect to commence their benefit at the time of termination of their employment, either in the form of a monthly taxable annuity or lump sum payment. Alternatively, they may defer commencement until age 65.
Benefits accrued prior to March 31, 2012 under the Non-Qualified Retirement Plan are paid out as an annuity and benefits accrued after that date are paid as a lump sum. Vested participants must commence benefits when they terminate employment.
Benefit Formulas
The Retirement Plans originally provided for a final average pay formula. The Retirement Plans’ final average pay formula ranges from 0.925% to 1.425% times average final salary for each year of credited service accrued since April 1, 1985 up to 44 years through December 31, 2015 and 1.25% to 1.75% times average final pay for each year of credited service accrued prior to April 1, 1985 up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.
The benefit formula under the Retirement Plans was converted from the final average pay formula to a cash balance formula, effective April 1, 2012. The cash balance formula was comprised of pay credits, calculated

Corebridge Financial, Inc. | 2025 Proxy Statement 69

Compensation Discussion and Analysis
based on 6% of a Plan participant’s annual pensionable compensation, and annual interest credits. Pensionable compensation under the cash balance formula included base salary, commissions, overtime and annual STI awards, with the Qualified Retirement Plan subject to Internal Revenue Code compensation limits and the Non-Qualified Retirement Plan subject to an annual compensation limit of $1,050,000 in 2015. Pay credits ceased under the Retirement Plans on December 31, 2015, but annual interest credits continue 4.94% in 2024, based upon the 30-year long-term Treasury rate). This rate is adjusted annually on January 1.
The NEOs other than Ms. Fiedler and Mr. Novak have a final average pay formula benefit and a cash balance benefit. Ms. Fiedler and Mr. Novak have a cash balance benefit.
Early Retirement Benefits
Each of the Retirement Plans provides for reduced early retirement benefits. In the case of early retirement, participants in the Retirement Plans under the final average pay formula will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by 3, 4 or 5% (depending on age and years of credited service at retirement) for each year that retirement precedes age 65. In the case of early retirement under the cash balance formula, participants in the Retirement Plans will receive the value of their cash balance account as of the date of early retirement.
In connection with the Corebridge IPO, Mr. Hogan became a terminated vested participant in the Qualified Plan and ceased receiving service credit for purposes of early retirement at that time. Mr. Hogan is eligible for early retirement benefits on his final average pay benefit accrual under the Retirement Plans reflecting the five percent reduction.
Death and Disability Benefits
Each of the Retirement Plans also provide for death and disability benefits. The death benefit payable to a participant’s designated beneficiary under the Retirement Plans will generally equal the participant’s lump sum benefit or cash balance account. Under the Retirement Plans, participants who become disabled and receive payments under AIG’s long-term disability plan on and after the freeze date continue to receive service credit in determining age and length of service for early retirement subsidies and vesting purposes for a maximum of three additional years, and participants whose benefit is determined under the cash balance formula continue to receive interest credits to their cash balance account up to the date they commence their benefit.
Mr. Novak’s benefit under the cash balance formula would have been $21,288 higher than the amount reflected in the table above if his benefit commenced as of December 31, 2024 as a result of his death. Ms. Fiedler’s benefit under the cash balance formula would have been $5,367 higher than the amount reflected in the table above if her benefit commenced as of December 31, 2024 as a result of her death.
In connection with the Corebridge IPO, the participating NEOs became terminated vested participants in the Qualified Plan and ceased receiving service credit for purposes of death and disability benefits at that time.
Nonqualified Deferred Compensation
None of the NEOs participate in a nonqualified deferred compensation plan.

70 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
Potential Payments Upon Termination or Change in Control
Severance Benefits
Effective January 1, 2023, Corebridge established the Corebridge Executive Severance Plan. The ESP provides for severance benefits in the case of termination other than due to death, disability, resignation or Cause (as defined below) and also in the case of voluntary termination for Good Reason (as defined below).
The ESP provides for severance payments and benefits upon qualifying terminations as follows, subject to the participant’s execution of a release of claims and agreement to abide by certain restrictive covenants:
•
For qualifying terminations not in connection with a Corebridge CIC (as defined below), severance in an amount equal to the product of a multiplier times the sum of base salary (or, if greater, the executive’s average base salary over the 12 months immediately prior to the termination date) and the average amount of STI paid for the preceding three completed calendar years. On December 31, 2024, for Mr. Hogan, the multiplier was 1.5 and, for all other NEOs, the multiplier was 1.

•
For qualifying terminations within two years following a Corebridge CIC, severance in an amount equal to the product of a multiplier times the sum of base salary (or, if greater, the executive’s average base salary over the 12 months immediately prior to the termination date) and the greater of (a) the average amount of STI awards paid to the executive for the preceding three completed calendar years and (b) the executive’s target STI award for the termination year. On December 31, 2024, for Mr. Hogan, the multiplier was 2 and, for all other NEOs, the multiplier was 1.5.

•
For qualifying terminations after March 31 of the termination year not in connection with a Corebridge CIC, a pro-rata annual STI award for the year of termination based on the participant’s target STI award, adjusted for actual company (and/or, if applicable, business unit or function) performance as determined by the Compensation and Management Development Committee in its sole discretion, paid at the same time as such STI awards are regularly paid to similarly situated active employees.

•
For qualifying terminations within two years following a Corebridge CIC, a pro-rata annual STI award for the year of termination based on the greater of (a) a participant’s target STI award and (b) a participant’s target STI award adjusted for actual company performance, paid at the same time as such STI awards are regularly paid to similarly situated active employees.

Participants are also entitled to continued health coverage under the Consolidated Omnibus Budget Reconciliation Act, a $40,000 payment that may be applied towards continued health coverage and life insurance and one year of additional age and service solely for the purpose of determining eligibility to enroll in retiree medical coverage.
Restrictive Covenants
Pursuant to the release of claims that each participant must execute to receive benefits under the ESP, each participant is generally prohibited from:
•	engaging in, being employed by, rendering services to or acquiring financial interests in certain competitive businesses for a period of six months after termination;
•	interfering with our business relationships with customers, suppliers or consultants for a period of six months after termination;
•	soliciting or hiring our employees for a period of one year after termination;
•	making false or disparaging comments about us; and
•	disclosing our confidential information at any time following termination.

Corebridge Financial, Inc. | 2025 Proxy Statement 71

Compensation Discussion and Analysis
Definitions

Term	Generally Means:
Cause
  •
The participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (1) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (2) on a felony charge or (3) on an equivalent charge to those in clauses (1) and (2) in jurisdictions which do not use those designations;
  •
the participant’s engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act);
  •
the participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its subsidiaries or affiliates is a member; or
  •
the participant’s material violation of the Company’s codes of conduct or any other Company policy as in effect from time to time.

Corebridge CIC
  •
Individuals who, on the effective date of the Corebridge Executive Severance Plan, constituted the Board (or subsequent directors whose election or nomination was approved by a vote of at least two-thirds of such directors, including by approval of the proxy statement in which such person is named as a nominee for director) cease for any reason to constitute at least a majority of the Board;
  •
any person is or becomes a beneficial owner of 50% or more of Corebridge’s voting securities, other than Corebridge or any subsidiary of Corebridge, any employee benefit plan (or related trust) sponsored or maintained by Corebridge or any subsidiary of Corebridge or by any underwriter temporarily holding securities pursuant to an offering of such securities;
  •
consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Corebridge that results in any person becoming the beneficial owner of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the entity resulting from such transaction;
  •
a sale of all or substantially all of Corebridge’s assets; or
  •
Corebridge’s stockholders approve a plan of complete liquidation or dissolution.

Neither the IPO nor any subsequent public offering of Corebridge voting securities by AIG or Argon that does not otherwise qualify as a Corebridge CIC as described above will be a Corebridge CIC.

Good Reason
A reduction of more than 20% in the participant’s annual target direct compensation, provided that such reduction will not constitute Good Reason if it results from a Board-approved program generally applicable to similarly situated employees. In the event of a Corebridge CIC, the definition of Good Reason also includes: (1) a material diminution in the participant’s authority, duties or responsibilities following a Corebridge CIC, provided that a change in the executive’s reporting relationship will not constitute Good Reason unless it affects an executive whom Corebridge has classified as an executive vice president or above and (2) relocation of the office at which the executive performs his or her services at a location that increases his or her one-way commute by more than 50 miles.

72 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
Treatment of LTI Awards Upon Termination
Corebridge RSUs
LTI participants hired prior to April 1, 2022: all Corebridge RSUs will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason.
LTI participants hired on or after April 1, 2022: in the case of Involuntary Termination without Cause — no Corebridge CIC, all outstanding unvested Corebridge RSUs will be forfeited (excluding any award granted pursuant to a buy-out); such Corebridge RSUs will receive the same treatment under the other termination scenarios listed below as applicable to Corebridge RSUs granted to LTI participants hired prior to April 1, 2022.

Reason for Termination	When are underlying shares delivered?
Involuntary Termination without Cause – no Corebridge CIC	The date the applicable award would otherwise have been delivered if employment had continued
Retirement	The date the applicable award would otherwise have been delivered if employment had continued
Disability	The date the applicable award would otherwise have been delivered if employment had continued
Death	Immediate delivery of shares
Involuntary Termination without Cause or resignation for Good Reason within 24 months of a Corebridge CIC	Immediate delivery of shares

For purposes of the Corebridge RSUs, the following definitions apply:

Term	Generally Means:
Cause	Generally defined the same as for the ESP above
Corebridge CIC	Generally defined the same as for the ESP above
Good Reason
“Good Reason” generally means (i) a reduction of more than 20% in the participant’s annual target direct compensation, provided that such reduction will not constitute Good Reason if it results from a Board-approved program generally applicable to similarly situated employees, (ii) a material diminution in the participant’s authority, duties or responsibilities following a Corebridge CIC, provided that a change in the executive’s reporting relationship will not constitute Good Reason unless it affects an executive whom Corebridge has classified as an executive vice president or above and (iii) relocation of the office at which the executive performs his or her services at a location that increases his or her one-way commute by more than 50 miles

Retirement	A voluntary termination: (i) on or after age 60 with 5 years of service or (ii) on or after age 55 with 10 years of service.

Corebridge Financial, Inc. | 2025 Proxy Statement 73

Compensation Discussion and Analysis
AIG PSUs
All outstanding unvested AIG PSUs will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason.

Reason for Termination	What will the participant receive?
Involuntary Termination without Cause – no AIG CIC	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued
Retirement	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued
Disability	Delivery of shares corresponding to the earned amount of PSUs on the date the applicable award would otherwise have been delivered if employment had continued
Death
Prior to Adjudication of Performance
Immediate delivery of shares corresponding to the target amount of PSUs initially granted
Following Adjudication of Performance
Immediate delivery of shares corresponding to the earned amount of PSUs

Involuntary Termination without Cause or resignation for Good Reason within 24 months of an AIG CIC
During Performance Period
Immediate delivery of shares corresponding to the target amount of PSUs initially granted, unless the AIG Compensation and Management Resources Committee determines to use performance through the date of the AIG CIC
Following Performance Period
Immediate delivery of shares corresponding to the earned amount of PSUs

For purposes of the AIG PSUs:
•	AIG CIC and Cause are generally defined the same as for the ESP above
•	Good Reason and Retirement are generally defined the same as for the Corebridge RSUs above
Corebridge Options and AIG Options
LTI participants hired prior to April 1, 2022: all outstanding unvested Corebridge Options will immediately vest upon the termination scenarios listed in the table below and will be forfeited in the case of termination for any other reason. All AIG options are fully vested.
LTI participants hired on or after April 1, 2022: in the case of Involuntary Termination without Cause — no Corebridge CIC, outstanding unvested Corebridge Options will be forfeited; such Corebridge Options will receive the same treatment under the other termination scenarios listed below as applicable to Corebridge Options granted to LTI participants hired prior to April 1, 2022.

Reason for Termination	For how long can the vested Corebridge Options and AIG Options be exercised?
Involuntary Termination without Cause – no AIG CIC or Corebridge CIC (as applicable)	For three years from date of termination (or until expiration date if earlier)
Retirement	For the remainder of the term of the options
Disability	For three years from date of disability (or until expiration date if earlier)
Death	For three years from date of death (or until expiration date if earlier)
Involuntary Termination without Cause or resignation for Good Reason within 24 months of an AIG CIC or Corebridge CIC (as applicable)	For the remainder of the term of the options

74 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
For purposes of the Corebridge Options and AIG Options:
•	CIC and Cause are generally defined the same as Cause and Corebridge CIC for the ESP above (with reference to AIG rather than Corebridge, as applicable)
•	Good Reason and Retirement are generally defined the same as for the Corebridge RSUs above
All LTI Awards
In the case of Retirement, involuntary termination without Cause or resignation for Good Reason within 24 months of an AIG or Corebridge CIC (as applicable), participants must execute a release containing restrictive covenants as a condition to vesting of stock options and delivery of shares pursuant to Corebridge RSUs or Corebridge PSUs.
Termination Payments Table
The following table sets forth the compensation and benefits that would have been provided to our NEOs if they had been terminated on December 31, 2024 under the circumstances indicated. The amounts shown below are not necessarily indicative of what we will pay under similar circumstances because a wide variety of factors can affect payment amounts, which can be determined with certainty only when an actual change in control or termination event occurs. In the event of an involuntary termination for Cause or a voluntary termination other than by retirement, no benefits would have been provided. In all cases included in the table, the NEOs would have been entitled to the benefits described in the 2024 Pension Benefits Table above.

Name	2024 STI Award ($)(1)	Severance ($)	Medical and Life Insurance ($)(2)	Unvested Options ($)(3)	Unvested Stock Awards ($)(4)	Total ($)
Kevin Hogan
Involuntary Termination w/o “Cause”	2,452,500	5,903,750	40,000	2,185,514	11,833,383	22,415,147
By Executive with “Good Reason”	2,452,500	5,903,750	40,000	—	—	8,396,250
Qualifying CIC Termination(5)	2,452,500	7,871,667	40,000	2,185,514	11,833,383	24,383,064
Death	2,250,000	—	—	2,185,514	9,848,909	14,284,423
Disability	2,452,500	—	—	2,185,514	11,833,383	16,471,397
Retirement	2,452,500	—	—	2,185,514	11,833,383	16,471,397
Elias Habayeb
Involuntary Termination w/o “Cause”	1,308,000	2,270,000	40,000	859,937	3,775,453	8,253,390
By Executive with “Good Reason”	1,308,000	2,270,000	40,000	—	—	3,618,000
Qualifying CIC Termination(5)	1,308,000	3,405,000	40,000	859,937	3,775,453	9,388,390
Death	1,200,000	—	—	859,937	3,775,453	5,835,390
Disability	1,308,000	—	—	859,937	3,775,453	5,943,390
Retirement	—	—	—	—	—	—
Lisa Longino
Involuntary Termination w/o “Cause”	1,351,600	2,520,000	40,000	—	924,684	4,836,284
By Executive with “Good Reason”	1,351,600	2,520,000	40,000	—	—	3,911,600
Qualifying CIC Termination(5)	1,351,600	3,780,000	40,000	334,175	2,210,080	7,715,855
Death	1,240,000	—	—	334,175	2,210,080	3,784,255
Disability	1,351,600	—	—	334,175	2,210,080	3,895,855
Retirement	—	—	—	—	—	—

Corebridge Financial, Inc. | 2025 Proxy Statement 75

Compensation Discussion and Analysis

Name	2024 STI Award ($)(1)	Severance ($)	Medical and Life Insurance ($)(2)	Unvested Options ($)(3)	Unvested Stock Awards ($)(4)	Total ($)
Jonathan Novak
Involuntary Termination w/o “Cause”	1,090,000	1,566,667	40,000	455,257	1,998,734	5,150,658
By Executive with “Good Reason”	1,090,000	1,566,667	40,000	—	—	2,696,667
Qualifying CIC Termination(5)	1,090,000	2,512,500	40,000	455,257	1,998,734	6,096,491
Death	1,000,000	—	—	455,257	1,998,734	3,453,991
Disability	1,090,000	—	—	455,257	1,998,734	3,543,991
Retirement	—	—	—	—	—	—
Terri Fiedler
Involuntary Termination w/o “Cause”	893,800	1,514,667	40,000	495,726	2,427,652	5,371,845
By Executive with “Good Reason”	893,800	1,514,667	40,000	—	—	2,448,467
Qualifying CIC Termination(5)	893,800	2,272,000	40,000	495,726	2,427,652	6,129,178
Death	820,000	—	—	495,726	2,427,652	3,743,378
Disability	893,800	—	—	495,726	2,427,652	3,817,178
Retirement	893,800	—	—	495,726	2,427,652	3,817,178

(1)
In the case of death, an NEO’s STI award is based on the NEOs target amount and paid as soon as administratively possible after the date of death (but in no event later than March 15th of the following year).

(2)
This column reflects a lump sum payment of $40,000 that can be used to pay for continued healthcare and life insurance coverage following a qualifying termination. The amounts do not include medical and life insurance benefits upon permanent disability or death to the extent that they are generally available to all salaried employees.

(3)
The amounts in this column represent the total market value of unvested Corebridge Options as of December 31, 2024 for which vesting would be accelerated, based on the difference between the exercise price of the Corebridge Options and the closing sale price of shares of Common Stock on the NYSE of $29.93 on December 31, 2024.

(4)
The amounts in this column include: (i) the total market value (based on the AIG closing sale price on the NYSE of $72.80 on December 31, 2024) of shares of AIG common stock underlying unvested AIG PSU awards as of December 31, 2024 and (ii) the total market value (based on the Corebridge closing sale price on the NYSE of $29.93 on December 31, 2024) of shares of Common Stock underlying unvested Corebridge RSU awards as of December 31, 2024. For the 2022 AIG PSU awards, actual earned AIG PSUs are reflected except in the case of death in which target PSUs are reflected. For 2023 AIG PSUs, target PSUs are reflected. Amounts also reflect all Cash Dividend Equivalents associated with AIG PSU and Corebridge RSU awards.

(5)
“Qualifying CIC Termination” assumes that an event has occurred that constitutes both an AIG CIC and Corebridge CIC and that the NEO is entitled to change in control benefits under the ESP and the terms of the NEO’s equity awards. The amount of AIG PSUs vesting is shown (i) at the actual amounts earned for the 2022 AIG PSUs and (ii) at target for the 2023 AIG PSUs.

76 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
CEO Pay Ratio
The 2024 annual total compensation of the median employee identified by Corebridge (as described below) was $134,748, and Mr. Hogan’s annualized 2024 total compensation for his role as Corebridge’s Chief Executive Officer during 2024 was $7,810,797. Accordingly, Corebridge’s estimated 2024 pay ratio was 1 to 58.
As permitted by SEC rules, to identify the median employee, Corebridge used its active employee population (including both full-time and part-time employees) as of December 31, 2024 and used 2023 annual total compensation for that population comprising (1) annual base salary, (2) overtime payments, (3) target STI and LTI awards, in each case using 2024 targets for employees hired during 2023 who were not eligible for 2023 awards and (4) sales incentives. For employees hired in 2024 (who therefore did not have 2023 compensation), Corebridge used 2024 annual total compensation comprising (1) annual base salary, (2) overtime payments, (3) 2024 target STI and LTI awards and (4) an estimate of annual sales incentives based on a calculation of median 2023 sales incentives.
As required by SEC rules, after identifying our median employee (who is located in the U.S.), we calculated 2024 annual total compensation for both our median employee and Mr. Hogan using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table.
SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratios reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual and therefore is not an indicator of the annual total compensation of any other individual or group of employees.

Corebridge Financial, Inc. | 2025 Proxy Statement 77

Compensation Discussion and Analysis
Pay Versus Performance
The following table provides information regarding “Compensation Actually Paid” (“CAP”) to our NEOs as determined and defined under SEC rules and does not reflect compensation actually earned, realized or received by them. The Corebridge Compensation and Management Development Committee did not consider this information in making its pay decisions for 2024.

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO(1) ($)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs(1) ($)	Value of Initial Fixed $100 Investment based on:(2)		Net Income ($ Millions)(3)	Normalized ROAE(4)
					CRBG TSR ($)	Peer Group TSR ($)
2024	7,810,797	12,903,410	3,274,727	4,482,113	176.40	151.20	2,203	13.2%
2023	8,632,097	12,115,440	3,981,082	4,248,724	123.50	119.23	1,036	12.0%
2022	8,881,597	14,151,089	4,261,914	4,107,460	99.03	109.12	8,479	11.1%

(1)
This table presents pay versus performance information for 2022 for Kevin Hogan (“CEO”) and Elias Habayeb, Terri Fiedler, Sabra Purtill, Todd Solash, Robert Scheinerman and Geoffrey Cornell (the “Other NEOs”), and 2023 for Kevin Hogan (“CEO”) and Elias Habayeb, Lisa Longino, Terri Fiedler, Jonathan Novak and Constance Hunter (the “Other NEOs”), and 2024 for Kevin Hogan (“CEO”) and Elias Habayeb, Lisa Longino, Terri Fiedler, and Jonathan Novak (the “Other NEOs”). CAP for 2022 was calculated based on the change in value from AIG equity pre-IPO on 12/31/2021 for Corebridge awards through 12/31/2022. AIG equity remained valued using AIG share prices on both dates. CAP for 2023 was calculated based on the change in value from AIG equity pre-IPO on 12/31/2022 for Corebridge awards through 12/31/2023. Corebridge equity awards remained valued using Corebridge prices on both dates. AIG equity awards remained valued using AIG share prices on both dates. CAP for 2024 reflects the following adjustments to the applicable amounts in the Summary Compensation Table (“SCT”):

	CEO ($)	Average of Other NEOs ($)
2024 Total Reported in SCT	7,810,797	3,274,727
Less value of stock and option awards reported in SCT	(4,042,117)	(1,267,525)
Less change in Pension Value in 2024	—	(372)
Plus year-end value of awards granted in 2024 that were unvested and outstanding as of 12/31/2024(a)	5,233,151	1,754,368
Plus change in fair value of prior year awards that were unvested and outstanding as of 12/31/2024(b)	3,535,136	554,951
Plus change in fair value of prior year awards that vested in 2024(c)	366,443	165,964
Plus value of awards granted in 2024 that vested in 2024	—	—
Compensation Actually Paid for 2024	12,903,410	4,482,113

(a)	December 31, 2024 fair value of Corebridge RSUs and Corebridge Options was calculated based on the closing Corebridge stock price on that date.
(b)
December 31, 2024 fair value of Corebridge RSUs and Corebridge Options was calculated based on the closing stock price on that date. December 31, 2024 fair value of AIG PSUs and AIG RSUs was calculated based on the closing AIG stock price on that date.

(c)	Change in fair value for awards that vested in 2024 was calculated based on the closing price on the vesting date.
(2)
The Peer Group TSR uses the S&P 500 Insurance Index, which we also use in the stock performance graph included in our 2024 Annual Report. The comparison assumes $100 was invested for the period starting September 15, 2022, the IPO date, through the end of the listed year for purposes of calculating the cumulative TSR of the Company and the S&P 500 Insurance Index over the measurement period. Historical stock performance is not necessarily indicative of future stock performance.

(3)	Net Income is derived from our Audited Consolidated Financial Statements.
(4)
We determined Normalized ROAE to be the most important financial performance measure used to link Company performance to CAP in 2024. Normalized ROAE is a non-GAAP financial measure. For more information on this measure, see Appendix A.

78 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
Description of Pay Versus Performance Data
In accordance with Item 402(v) of Regulation S-K under the Exchange Act, the charts below show the relationship between CAP to our NEOs and the Company’s financial performance as measured by TSR, net income, and Normalized ROAE, as well as a comparison of TSR and Peer Group TSR for the years shown in the Pay Versus Performance Table above. Approximately 53% of CEO target total direct compensation and on average 42% of target total direct compensation for non-CEO NEOs is comprised of long-term incentive awards that are tied to the future performance of the Company. As a result, the changes in CAP year-over-year are in line with TSR and Normalized ROAE. While net income reflects a company’s financial performance over a specific period, it may not fully capture the long-term nature of the liabilities and obligations of a life and retirement insurance company such as ours, as we often have to make long-term investments to match long-term liabilities, which can result in fluctuations in net income due to changes in items such as interest rates, investment returns and actuarial assumptions.
Relationship Between Compensation Actually Paid and TSR(1)

CEO and Average Other NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
16
14
12
10
8
6
4
2
0
TSR (9/15/2022 Indexed to $100)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
14.2
4.1
12.1
4.2
12.9
4.5
100.00
100.00
109.12
99.03
123.50
119.23
176.40
151.20
2021
2022
2023
2024
Fiscal Year
Kevin Hogan Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Corebridge Financial, Inc. TSR
S&P 500 Insurence Index TSR

(1)	TSR on the graph begins on Corebridge’s IPO date whereas CAP begins as of the prior fiscal year end.

Corebridge Financial, Inc. | 2025 Proxy Statement 79

Compensation Discussion and Analysis
Relationship Between Compensation Actually Paid and Net Income

CEO and Average Other NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
16
14
12
10
8
6
4
2
0
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
8,479
14.2
4.1
12.1
1,036
4.2
12.9
2,203
4.5
2022
2023
2024
Fiscal Year
Kevin Hogan Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Corebridge Financial, Inc. Net Income

Relationship Between Compensation Actually Paid and Normalized ROAE

CEO and Average Other NEO Compensation Actually Paid Versus Normalized ROAE
Compensation Actually Paid ($ Millions)
Normalized ROAE
16
14
12
10
8
6
4
2
0
14%
12%
10%
8%
6%
4%
2%
0%
14.2
4.1
12.1
4.2
12.9
4.5
11.1%
12.0%
13.2%
2022
2023
2024
Fiscal Year
Kevin Hogan Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Normalized ROAE

80 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to be the most important in linking CAP to our NEOs for 2024 to Company performance. The measures in these tables are not ranked.
Certain of these measures are non-GAAP financial measures. For more information on non-GAAP measures, see Appendix A.

CEO		Other NEOs
•	Normalized ROAE	•	Normalized ROAE
•	Normalized GOE	•	Normalized GOE
•	Normalized Operating EPS	•	Normalized Operating EPS
•	Adjusted AYCR excl. CATs
•	Cumulative AIG Diluted Operating EPS (AATI) Growth
•	TSR

Corebridge Financial, Inc. | 2025 Proxy Statement 81

Compensation Discussion and Analysis
Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
In November 2024, the Compensation and Management Development Committee adopted an Equity Grant Policy specifying, among other things, the timing of equity grants to Section 16 Officers, including option grants, made by the Compensation and Management Development Committee.
Pursuant to the policy, annual grants of equity awards to Section 16 Officers are approved by the Compensation and Management Development Committee at a pre-scheduled meeting in the first quarter of the fiscal year, and the effective grant date of such awards will be the meeting date unless the meeting date falls within a blackout period as described in our Insider Trading Policy, in which case the Compensation and Management Development Committee may approve, at its discretion, an effective grant date outside of the blackout period. The effective grant date of all other equity awards granted to Section 16 Officers, including new-hire, promotional, make whole, or special recognition equity grants will be the approval date unless the approval date falls within a blackout period, in which case the Compensation and Management Development Committee may approve, at its discretion, an effective grant date outside of the blackout period.
Further, pursuant to the policy, grants of option-like awards (i.e., stock options, stock appreciation rights, and other option-like instruments) to Section 16 Officers will not occur in the period starting four business days before or ending one business day after the filing of a Form 10-K/10-Q or the filing or furnishing of a Form 8-K containing material nonpublic information, including earnings information, but excluding a Form 8-K that discloses only the grant of a material new option-like award.
In compliance with Item 402(x) of Regulation S-K, the table below sets forth certain information regarding a grant of stock options to one NEO during the period beginning four business days before, and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K.

Name	Grant Date	Number of Securities Underlying the Award (#)	Exercise Price of the Award ($)	Grant Date Fair Value of the Award ($)
Percentage Change in the
Closing Market Price of the
Securities Underlying the Award
Between the Trading Day Ending
Immediately Prior to the
Disclosure of Material Nonpublic
Information and the Trading Day
Beginning Immediately
Following the Disclosure of
Material Nonpublic Information
(%)

Kevin Hogan(1)	4/5/2024	129,701	$28.68	$999,995	+2.1%

(1)	The Section 16 Sub-Committee granted additional stock options to Kevin Hogan, which were made on the same day that we filed a current report on Form 8-K disclosing a director resignation.

82 Corebridge Financial, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis
Equity Compensation Plan Information
The following table provides information as of December 31, 2024, regarding securities authorized for issuance under our equity compensation plans. All outstanding awards relate to our Common Stock. For additional information about our equity compensation plans, see Note 20 to the consolidated financial statements contained in the 2024 Form 10-K.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	6,464,721(2)	$23.67(3)	23,496,821
Equity compensation plans not approved by security holders	—	—	—
Total	6,464,721	$23.67	23,496,821

(1)	Represents the 2022 Corebridge Omnibus Incentive Plan.
(2)	Includes 4,708,512 Corebridge RSUs, 1,673,135 Corebridge Options, and 83,074 DSUs, each outstanding under the 2022 Corebridge Omnibus Incentive Plan as of December 31, 2024.
(3)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of Corebridge RSUs, which have no exercise price.

Corebridge Financial, Inc. | 2025 Proxy Statement 83

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	The Board recommends that you vote FOR the ratification of PwC as our independent registered public accounting firm for 2025.
We are asking stockholders to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm (“Independent Auditor”) for 2025.
The Audit Committee is responsible for the appointment, compensation, retention and oversight of our Independent Auditor and annually reviews its qualifications, performance and independence. The Audit Committee has appointed PwC as our Independent Auditor for 2025.
PwC has served as our Independent Auditor since 2020 and reports directly to the Audit Committee. In selecting PwC as our Independent Auditor for 2025, the Audit Committee considered a number of factors, including:
•	the professional qualifications of PwC, the lead audit partner and other key engagement partners as well as the overall engagement team;
•	PwC’s depth of understanding of our businesses, industry, operations, accounting policies and practices and internal control over financial reporting;
•	PwC, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight;
•	PwC’s objectivity, independence program and its processes for maintaining its independence and objectivity;
•
the appropriateness of PwC’s fees for audit and non-audit services (on both an absolute basis and as compared to fees charged to peer companies of comparable size and complexity by PwC and its peer firms); and

•	the impact of a change in the Independent Auditor.
Based on these considerations, the Audit Committee believes that the selection of PwC is in the best interest of the Company and its stockholders. We are requesting stockholder ratification of PwC’s appointment as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee may reconsider whether or not to retain PwC. Also, regardless of whether the appointment is ratified, the Audit Committee in its discretion may change the appointment of PwC at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.
Representatives of PwC are expected to be present during the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

84 Corebridge Financial, Inc. | 2025 Proxy Statement

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
Audit Committee Report
The roles of management, the Independent Auditor and the Audit Committee are as follows:
•
Management is responsible for the preparation, presentation and integrity of our financial statements, for our accounting and financial reporting principles, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

•
The Independent Auditor is responsible for performing an independent audit of our financial statements in accordance with the standards of PCAOB, expressing an opinion as to the conformity of such financial statements with GAAP and expressing an opinion on the effectiveness of internal control over financial reporting. The Independent Auditor has free access to the Audit Committee to discuss any matters it deems appropriate.

•	The Audit Committee is responsible for assisting the Board in its oversight of:
○	the integrity of our financial statements and accounting and financial reporting processes (including our internal control over financial reporting);
○	our compliance with legal and regulatory requirements;
○	the Independent Auditor’s qualifications, independence and performance; and
○	the performance of our internal audit function.
In the performance of its oversight function, the Audit Committee considered and discussed our 2024 audited financial statements with management and PwC, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee also discussed with PwC the matters required to be discussed by applicable PCAOB and SEC requirements. Finally, the Audit Committee received the written disclosures and the letter from PwC as required by PCAOB’s rules regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC its independence.
Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board the inclusion of the audited financial statements for the year ended December 31, 2024 in our 2024 Form 10-K.
Audit Committee
Christopher Lynch (Chair)
Edward Bousa
Deborah Leone
Colin J. Parris
Amy Schioldager
Pre-Approval Policy
Under the Corebridge Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), the Audit Committee must pre-approve the audit and non-audit services performed by the Independent Auditor to ensure that the provision of those services does not impair the auditor’s independence. Accordingly, before the Company engages the Independent Auditor to render a service, the engagement must be either: (1) specifically approved by the Audit Committee, or (2) entered into pursuant to a general pre-approval for specified services

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Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
granted by the Audit Committee under the Pre-Approval Policy. The Audit Committee periodically reviews the Pre-Approval Policy for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards, including SEC and PCAOB regulations.
Prior to granting any pre-approval, the Audit Committee will review and discuss with the Independent Auditor any documentation supplied by the Independent Auditor as to the nature and scope of the proposed services and any potential impact on the Independent Auditor’s independence. In particular, the Audit Committee will carefully scrutinize the retention of the Independent Auditor in connection with any tax-related transaction initially recommended by the Independent Auditor.
Fees Paid to PwC
The table below shows the fees paid by Corebridge to PwC in 2024 and 2023.

	Year Ended December 31,
($ in millions)	2024	2023
Audit Fees(1)	$22.9	$29.1
Audit-Related Fees(2)	9.9	9.7
Tax Fees(3)	0.3	0.3
All Other Fees(4)	0.1	0.1
Total	$33.2	$39.2

(1)	Audit Fees: Fees and related expenses billed for annual financial statement audit and quarterly review services that are customary for the Independent Auditor to render an opinion.
(2)
Audit-Related Fees: Fees and related expenses billed for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and for other services that are traditionally performed by the Independent Auditor. Services performed include services related to the implementation of the long-duration targeted improvements accounting standard in 2023, certain standalone audits and other non-core services, including pre-implementation reviews.

(3)	Tax Fees: Fees and related expenses billed for permitted tax services, including tax compliance, tax advice and tax planning and preparation.
(4)	All Other Fees: Fees and related expenses billed for other permitted non-audit services including regulatory compliance services.
All services provided by PwC and the fees paid by Corebridge were authorized and approved by the Audit Committee in compliance with the Pre-Approval Policy and the procedures described above. The Audit Committee considers the non-audit services rendered by PwC during the most recently completed fiscal year in its annual independence evaluation.
PwC also provides audit services to certain unconsolidated private equity and real estate funds managed and advised by our subsidiaries. Fees related to those audits were $4.3 million and $4.1 million in 2024 and 2023, respectively, and are not reflected in the table above.

86 Corebridge Financial, Inc. | 2025 Proxy Statement

Related Party Transactions
Policies and Procedures for Related Party Transactions
Our Board has approved the Corebridge Related Party Transactions Approval Policy (the “Related Party Transaction Policy”), which sets forth policies and procedures with respect to the review and approval of certain transactions between us and a “Related Person,” or a “Related Party Transaction,” under Item 404 of Regulation S-K promulgated by the SEC. Pursuant to the terms of the Related Party Transaction Policy, our Board, acting through our Audit Committee, will review and decide whether to approve or ratify any Related Party Transaction. Any Related Party Transaction is required to be promptly reported to our Corporate Secretary, who will then determine with management and outside counsel whether it should be submitted to our Audit Committee for consideration. The disinterested members of the Audit Committee (or a majority of disinterested directors of the Board if only one member of the Audit Committee is disinterested) must decide whether to approve any Related Party Transaction.
Relationship and Transactions with AIG
AIG no longer holds a majority of our outstanding Common Stock. However, AIG continues to have contractual rights, including pursuant to the agreements described below. Upon the Majority Holder Threshold Date, AIG ceased to beneficially own a majority of our Common Stock.
Separation Agreement
The Separation Agreement governs the relationship between AIG and us following the IPO, including matters related to the allocation of assets and liabilities to us and to AIG, indemnification obligations of us and AIG, our corporate governance, including the composition of our Board and its Committees, Board nomination rights, information rights, participation rights with respect to equity issuances by us and consent rights of AIG with respect to certain business activities that we may undertake, among other matters, including during periods where AIG holds less than a majority of our Common Stock.
On May 16, 2024, in connection with the execution of the Nippon Stock Purchase Agreement, the Company entered into the Separation Agreement Amendment, pursuant to which Corebridge and AIG agreed to certain changes with respect to AIG’s Board designation rights and AIG’s right to consent over certain actions by the Company, as set forth in the Separation Agreement. Additionally, on June 9, 2024, AIG waived its right under the Separation Agreement to include a majority of the director candidates on each slate of candidates recommended by our Board.
AIG Rights with Respect to Our Board
The Separation Agreement entitles AIG to have our Board include in the candidates it designates for election at our annual meetings of stockholders a specified number of directors designated by AIG based on its beneficial ownership of our Common Stock, as follows:
•	until the Majority Holder Threshold Date, AIG was entitled to designate a majority of the directors on the Board;
•
after the Majority Holder Threshold Date, and until AIG ceases to beneficially own at least 5% of our outstanding Common Stock, AIG is entitled to designate a number of the total number of directors entitled to serve on the Board proportionate to the percentage of our outstanding Common Stock beneficially owned by AIG, rounded up to the nearest whole number; and

•	after AIG ceases to beneficially own at least 5% of our outstanding Common Stock, AIG will no longer have any right to designate directors to serve on the Board under the Separation Agreement.

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Related Party Transactions
The Separation Agreement provided that, until the Majority Holder Threshold Date, AIG had the right to designate the Chair of the Board. After AIG ceased to beneficially own at least 25% of our outstanding Common Stock, AIG’s consent was no longer required for (i) the election, appointment, designation or removal (other than for cause) of the Chair of the Board and (ii) any change to the number of directors on the Board.
The Separation Agreement also provides that:
•	at the option of AIG, the Board will appoint a director designated by AIG to the Audit Committee, who must be an independent director;
•
at any time during which the Board includes a director designated by AIG who is also an independent director, at least one member of the Audit Committee will be a director designated by AIG, so long as the director meets certain standards for membership on the Audit Committee;

•
until AIG ceased to beneficially own at least 25% of our outstanding Common Stock, if the Board had a compensation committee, AIG was entitled to designate a number of the total number of directors entitled to serve on the compensation committee proportionate to the percentage of our outstanding Common Stock beneficially owned by AIG, rounded up to the nearest whole number, provided that following the Majority Holder Threshold Date, such directors were required to be independent directors;

•
until AIG ceased to beneficially own at least 25% of our outstanding Common Stock, if the Board had a nominating and governance committee, AIG was entitled to designate a number of the total number of directors entitled to serve on the nominating and governance committee proportionate to the percentage of our outstanding Common Stock beneficially owned by AIG, rounded up to the nearest whole number, provided that following the Majority Holder Threshold Date, such directors were required to be independent directors; and

•
until the Majority Holder Threshold Date, subject to certain exceptions, the compensation committee and the nominating and governance committee of the Board would only act with the consent of a majority of the members of such committee, which majority were required to include a director designated by AIG.

AIG Consent Rights
The Separation Agreement provides that, until AIG ceased to beneficially own at least 25% of our outstanding Common Stock, the prior written consent of AIG was required before we could take any of the following actions:
•
any merger, consolidation or similar transaction (or any amendment to or termination of an agreement to enter into such a transaction) involving us or any of our subsidiaries, on the one hand, and any other person, on the other hand; other than (i) an acquisition of 100% of the capital stock of such other person or (ii) a disposition of 100% of the capital stock of a subsidiary of us, in each case involving consideration not exceeding a specified threshold;

•
any acquisition or disposition of securities, assets or liabilities (including through reinsurance on a proportional or non-proportional basis whether involving full or partial risk transfer or for other purposes of surplus or capital relief) involving consideration or book value exceeding a specified threshold, other than transactions involving assets invested in our consolidated general account and approved in accordance with our established policies and procedures to monitor invested assets;

•	any increase or decrease in our authorized capital stock, or the creation of any new class or series of our capital stock;

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Related Party Transactions
•
any issuance or acquisition (including buy-back programs and other reductions of capital) of capital stock, or securities convertible into or exchangeable or exercisable for capital stock or equity-linked securities, subject to certain exceptions;

•
any issuance or acquisition (including redemptions, prepayments, open-market or negotiated repurchases or other transactions reducing the outstanding debt) of any debt security of, to or from a third party, in each case involving an aggregate principal amount exceeding a specified threshold;

•	any other incurrence or guarantee of a debt obligation to or of a third party having a principal amount exceeding a specified threshold, subject to certain exceptions;
•	entry into or termination of any joint venture, cooperation or similar arrangements involving assets having a book value exceeding a specified threshold;
•
the listing or delisting of securities on a securities exchange, other than the listing or delisting of debt securities on the NYSE or any other securities exchange located solely in the United States;

•
(A) the formation of, or delegation of authority to, any new committee, or subcommittee thereof, of our Board, (B) the delegation of authority to any existing committee or subcommittee of our Board not set forth in the committee’s charter or authorized by our Board prior to the completion of the IPO or (C) any amendments to the charter (or equivalent authorizing document) of any committee, including any action to increase or decrease the size of any committee (whether by amendment or otherwise), except in each case as required by applicable law;

•	the amendment (or approval or recommendation of the amendment) of our Certificate of Incorporation or By-laws;
•
any filing or the making of any petition under bankruptcy laws, any general assignment for the benefit of creditors, any admission of an inability to meet obligations generally as they become due or any other act the consequence of which is to subject us or any subsidiary to a proceeding under bankruptcy laws;

•
any commencement or settlement of material litigation or any regulatory proceedings if such litigation or regulatory proceeding could be material to AIG or could have an adverse effect on AIG’s reputation or relationship with any governmental authority;

•
entry into any material written agreement or settlement with, or any material written commitment to, a regulatory agency or other governmental authority, or any settlement of a material enforcement action if such agreement, settlement or commitment could be material to AIG or could have an adverse effect on AIG’s reputation or relationship with any governmental authority;

•	any dissolution or winding-up of Corebridge;
•	the election, appointment, hiring, dismissal or removal (other than for cause) of our chief executive officer or chief financial officer;
•	the entry into, termination of or material amendment of any material contract with a third party, subject to certain exceptions;
•
any action that could result in AIG being required to make regulatory filings with or seek approval or consent from a governmental authority, other than any as contemplated by the AIG Registration Rights Agreement;

•	any material change to the nature or scope of our business immediately prior to the completion of the IPO; or
•	any material change in any hedging strategy.

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Related Party Transactions
The Separation Agreement further provides that until the later of (i) the date when AIG ceased to be required under GAAP to consolidate our financial statements with its financial statements and (ii) the date when AIG ceased to beneficially own more than 50% of our outstanding Common Stock, AIG had the right to approve our business plan and annual budget. In addition, to the extent that AIG is a party to any contract that provides that certain actions or inactions of affiliates of AIG may result in AIG being in breach of or in default under such contract, we are required not to take or fail to take any actions that reasonably could result in AIG being in breach of or in default under such contract.
Information Rights; Accounting and Financial Disclosure Matters; Rights with Respect to Policies
The Separation Agreement provides, in addition to other information and access rights, that:
•
we are required to continue to provide AIG with information and data relating to our business and financial results and access to our personnel, data and systems and to maintain disclosure controls and procedures and internal control over financial reporting, as further provided therein during certain periods, including for as long as AIG was required to consolidate our financial results with its financial results and, thereafter, until the later of (i) the date when AIG is no longer required to account in its financial statements for its holdings in us under an equity accounting method or to consolidate our financial results with its financial results and (ii) the date on which AIG ceases to beneficially own at least 20% of our outstanding Common Stock;

•
until the date on which AIG is no longer required to account in its financial statements for its holdings in us under an equity accounting method, AIG will have certain access and cooperation rights with respect to the independent public registered accounting firm responsible for the audit of our financial statements and with respect to our internal audit function;

•
until the date on which AIG ceases to beneficially own at least 20% of our outstanding Common Stock, we will consult and coordinate with AIG with respect to public disclosures and filings, including in connection with our quarterly and annual financial results; and

•
during any period in which AIG is or may be deemed to control us for applicable regulatory purposes, and in any case at all times prior to the date on which AIG ceases to beneficially own at least 10% of our outstanding Common Stock, we will provide AIG with information, records and documents requested or demanded by regulatory authorities or relating to regulatory filings, reports, responses or communications, and provide access to our offices, employees and management to regulatory authorities having jurisdiction or oversight authority over AIG.

The Separation Agreement provides that, until the Majority Holder Threshold Date, our Board was required, when determining whether to implement, amend or rescind any of our or our subsidiaries’ policies relating to risk, capital, investment, environmental and social responsibility or regulatory compliance, to take into account our status as a consolidated subsidiary of AIG, and the interests of AIG with respect to such policies and the requirement for us to comply with AIG’s standards, and the Board was required to cause us to comply with policies of AIG that apply to us in our capacity as a subsidiary of AIG.
In addition, during any period in which AIG is deemed to control us for applicable regulatory purposes, and in any case at all times prior to the date on which AIG ceases to beneficially own at least 10% of our outstanding Common Stock, we (i) may not adopt or implement any policies or procedures, and at AIG’s reasonable request, must refrain from taking any actions, that would cause AIG to violate any applicable laws to which AIG is subject; (ii) must, prior to implementing, amending or rescinding any policy referred to in the preceding paragraph, consult with AIG and, to the extent consistent with its fiduciary duties, our Board must take into account the interests of AIG with respect thereto; and (iii) must maintain and observe the policies of AIG to the extent necessary for AIG to comply with its legal or regulatory obligations.

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Related Party Transactions
Participation Rights
The Separation Agreement provides that, subject to certain exceptions, until the date on which AIG ceases to beneficially own at least 20% of our outstanding Common Stock, as soon as practicable after determining to issue any shares of Common Stock or securities convertible or exchangeable for Common Stock, but in any event no fewer than ten business days prior to entering into a binding agreement to issue such shares or securities, we will be required to offer to sell to AIG a number of such shares or securities equal to the number of shares or securities to be sold multiplied by a fraction representing AIG’s beneficial ownership of our outstanding Common Stock at the lowest purchase price to be paid by the transferees of such shares or securities. Any such purchase by AIG of shares or securities will take place concurrently with the closing of the sale of shares or securities giving rise to AIG’s participation right or, if a concurrent closing is not practicable, as promptly as practicable thereafter.
Provisions Relating to Director and Officer Indemnification and Liability Insurance
The Separation Agreement provides that, until at least the day after the last date on which any director, officer, employee or certain designees of AIG (an “AIG Individual”) is a director, officer or employee of us, we must indemnify (including advancement of expenses) each such AIG Individual to the greatest extent permitted under Section 145 of the Delaware General Corporation Law and other applicable laws. Such indemnification must continue as to any AIG Individual who becomes entitled to indemnification notwithstanding any subsequent change in our indemnification policies or, with respect to liabilities existing or arising from events that have occurred on or prior to such date, that such AIG Individual ceases to be a director, officer or employee of us.
Transfer of Assets and Assumption of Liabilities; Releases; Indemnification
The Separation Agreement identifies the assets to be transferred, the liabilities to be assumed and the contracts to be transferred to or retained by each of us and AIG as part of our separation from AIG. The Separation Agreement provides that, among other things, subject to the terms and conditions contained therein, including certain exceptions:
•
assets used primarily in or primarily related to the Corebridge Business (defined as the life and retirement and primarily related investment management businesses, operations and activities conducted by AIG or the Company immediately prior to 12:01 a.m. Eastern Time on September 14, 2022 (the “Separation Time”)) were retained by or transferred to us, including:

○	equity interests of specified entities;
○
assets reflected on the pro forma condensed balance sheet of the Company, including any notes thereto, as of June 30, 2022 (the “Corebridge Balance Sheet”), other than any such assets disposed of subsequent to the date thereof;

○	assets of a nature or type that would have been included as assets on a pro forma combined balance sheet of the Company prepared immediately prior to the Separation Time;
○	assets expressly provided by the Separation Agreement or certain other agreements to be transferred to or owned by us (the “Specified Assets”); and
○	certain contracts, books and records, intellectual property, technology, information technology, permits and real and personal property;
•	certain liabilities were assumed or retained by the Company, including:
○	liabilities included or reflected as liabilities on the Corebridge Balance Sheet, other than any such liabilities discharged subsequent to the date thereto;

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Related Party Transactions
○	liabilities of a nature or type that would have been included as liabilities on a pro forma combined balance sheet of the Company prepared immediately prior to the Separation Time;
○	certain liabilities expressly provided by the Separation Agreement or certain other agreements as liabilities to be retained or assumed by the Company;
○
liabilities relating to or arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, at or after the Separation Time to the extent relating to, arising out of or resulting from the Corebridge Business or the Specified Assets;

○
liabilities relating to or arising out of contracts, intellectual property, technology, information technology, permits or real or personal property allocated to us as provided above or products and services supplied, sold, provided or distributed, as the case may be, at any time, by us under a Company trademark; and

○	liabilities arising out of claims made by any third party against AIG or us to the extent relating to, arising out of or resulting from the Corebridge Business or the Specified Assets; and
○	all assets and liabilities, other than the assets and liabilities allocated to the Company as provided above, were transferred to, assumed by or retained by AIG.
Except as expressly set forth in the Separation Agreement or certain ancillary agreements, neither we nor AIG make any representation or warranty as to:
•	the assets, business or liabilities transferred or assumed as part of the separation;
•	any approvals or notifications required in connection with the transfers or assumptions;
•	the value or freedom from security interests of, or any other matter concerning, any assets; or
•	the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset.
All assets were transferred on an “as is,” “where is” basis, and the respective transferees bear the economic and legal risks that: (i) any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests; (ii) any necessary approvals or notifications are not obtained or made; or (iii) any requirements of laws or judgments are not complied with.
The Separation Agreement provides that in the event that the transfer of certain assets and liabilities to us or AIG, as applicable, did not occur prior to the separation, then until such assets or liabilities are able to be transferred, the applicable party will hold such assets for the use and benefit, or such liabilities for the performance or obligation, of the other party at the other party’s expense.
The Separation Agreement provides that each party will release and discharge the other party from: (i) all liabilities assumed by the party as part of the separation, (ii) all liabilities arising from or in connection with the transactions and other activities to implement the separation and the IPO and (iii) all liabilities arising from or in connection with actions, in inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Separation Time to the extent relating to, arising out of or resulting from the party’s business or assets or liabilities allocated to the party as provided above, except as expressly set forth in the Separation Agreement. These releases are subject to certain exceptions, including for any right to enforce the Separation Agreement or certain other agreements between the parties, in each case in accordance with their terms.

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Related Party Transactions
In the Separation Agreement, each party agrees, subject to certain exceptions, to indemnify, defend and hold harmless the other party, and each of its directors, officers, employees and agents, from and against:
•	all liabilities relating to, arising out of or resulting from any liability allocated to the party as described above;
•	any failure of the party to pay, perform or otherwise promptly discharge any such liabilities in accordance with their terms, whether prior to, on or after the Separation Time;
•	any breach by the party of the Separation Agreement or certain ancillary agreements;
•
any guarantee, indemnification or contribution obligation, surety or other credit support agreement, arrangement, commitment or understanding for the benefit of the party by the other party that survives following the separation; and

•	any untrue statement or alleged untrue statement in any public filings made by us with the SEC following the date of the IPO.
The Separation Agreement also establishes procedures with respect to claims subject to indemnification and related matters.
Dispute Resolution
The Separation Agreement contains provisions that govern the resolution of disputes or claims arising out of, relating to or in connection with the Separation Agreement. These provisions contemplate that if a dispute or claim cannot be resolved by senior officers of the parties, either party may submit the dispute or claim to non-binding mediation or, at any time before, during or following such non-binding mediation, binding arbitration, subject to the provisions of the Separation Agreement.
Term
The Separation Agreement terminates on the date that is one year following the date on which AIG ceases to beneficially own at least 5% of our outstanding Common Stock, except for certain provisions, including provisions relating to confidentiality, dispute resolution, allocation of assets and liabilities and indemnification.
AIG Registration Rights Agreement
The AIG Registration Rights Agreement provides AIG and permitted transferees certain registration rights relating to shares of our Common Stock beneficially owned by AIG whereby, at any time after the IPO and the expiration of any related lock-up period, AIG and permitted transferees may require us to register under the Securities Act, all or any portion of such shares, a so-called “demand request.” AIG and permitted transferees also have “piggyback” registration rights, such that AIG and permitted transferees may include their respective shares in any future registrations of our equity securities, whether or not that registration relates to a primary offering by us or a secondary offering by or on behalf of any of our stockholders.
The AIG Registration Rights Agreement sets forth customary registration procedures, including an agreement by us to make our management reasonably available to participate in roadshow presentations in connection with any underwritten offerings.
We also agree to indemnify AIG and permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in a registration statement by AIG or any permitted transferee.

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On December 9, 2024, the Company entered into the Nippon Registration Rights Agreement with Nippon and AIG, whereby AIG assigned its rights and interests in, and delegated its obligations under, the AIG Registration Rights Agreement to Nippon with respect to the Nippon Purchased Stock (as defined below).
Transition Services Agreement
We and AIG have historically provided certain services to the other, shared certain services and relied on certain third-party service providers to provide services pursuant to shared services contracts. We and AIG generally ceased to provide services to one another following the IPO and we have, subject to certain limited exceptions, (i) ceased to rely on the contracts, systems and other resources that we have historically shared with AIG and (ii) replaced those contracts with new contracts between us and third-party service providers, and procured other systems and resources, to the extent necessary. The Transition Services Agreement (i) governs our migration away from most shared services, systems and resources with AIG on an agreed schedule and (ii) provides for the continued provision (directly or through a third-party provider) of certain services between us and AIG. Certain contracts and services between us and AIG are not covered by the Transition Services Agreement and continue to be provided pursuant to the terms of such contracts.
The services subject to the Transition Services Agreement include:
•	information technology services;
•	certain finance and tax capabilities;
•	risk management and internal audit functions;
•	legal functions;
•	operational services;
•	services related to real estate;
•	human resources;
•	marketing services; and
•	various other miscellaneous services.
The charges for the services provided under the Transition Services Agreement generally are intended to allow the transition services provider to fully recover the costs associated with providing the services plus a percentage of such costs. Although we believe the Transition Services Agreement contains commercially reasonable terms (including fees for the services provided) that could have been negotiated with an independent third party, the terms of the Transition Services Agreement may later prove to be more or less favorable than arrangements we could make to provide these services internally or to obtain them from unaffiliated service providers in the future.
The Transition Services Agreement terminates on the last date on which either party thereto is obligated to provide or cause the provision of any service to or for the other party in accordance with the terms of the Transition Services Agreement and the schedules thereto. The services provided under the Transition Services Agreement will terminate at various times specified in the agreement and the schedules thereto, but the party receiving services may also elect to terminate a service, by giving a specified amount of advance written notice to the provider of the service. While the majority of services under the Transition Services Agreement were completed by the end of 2023, we are working to replicate or replace certain services that we will continue to need in the operation of our business that are provided currently by or through AIG, including those we receive through shared service contracts AIG has with various third-party providers or through the Transition Services Agreement. In the event of elective early termination of a particular service, the service recipient will be obligated to reimburse the service provider for all or a portion

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of the actual breakage fees paid by the provider to an unaffiliated third party in connection with such termination. In addition, subject to consent rights or requirements under third-party agreements and except as otherwise specified therein, the Transition Services Agreement provides that a service recipient may request an extension of any service term, on terms to be agreed between the parties.
Subject to certain exceptions and limitations set forth in the Transition Services Agreement, each party agrees to indemnify and hold harmless the other party from and against losses arising out of or resulting from the party’s breach of the confidentiality provisions of the Transition Services Agreement, third-party claims resulting from the party’s provision of services, the party’s bad faith, fraud, gross negligence or willful misconduct and losses from certain infringements or violations of intellectual property rights of a third party in connection with the services.
Except for certain exceptions, including with respect to bad acts and liability to an unaffiliated third party, the aggregate liability of each party to the Transition Services Agreement is limited (x) in respect of any service, to an amount equal to 12 times the amount of service fees paid for the first full calendar month in respect of such service and (y) in the aggregate, to an amount equal to three times the total service fees paid and payable to such party pursuant to the Transition Services Agreement during the 12 months prior to the occurrence of the event giving rise to the liability.
Trademark License Agreement and Related Agreements
We entered into an Intellectual Property Assignment Agreement (the “IP Agreement”), a Trademark License Agreement (the “Trademark License Agreement”) and a Grantback License Agreement (the “Grantback Agreement”) with AIG on September 14, 2022. Under the IP Agreement, AIG assigned certain trademarks and other intellectual property to us that are used in connection with our business for a de minimis fee.
Under the Trademark License Agreement, AIG grants us a nonexclusive, nontransferable license to use the trademark “AIG” (the “Licensed Mark”) in connection with insurance and financial services, regulatory filings and financial reporting (the “Licensed Services”) at no cost. The license is in effect in the United States, UK, Ireland and Bermuda and includes use of the Licensed Mark on the internet (collectively, the “Territory”), provided that such online use is not specifically targeted to computer users located outside of the Territory. We were able to use the Licensed Mark until March 14, 2024 (the “Initial Term”). If it is not feasible for us to cease use of the Licensed Mark within the Initial Term, we may notify AIG of our need to continue the license for an additional 12-month period (the “Additional Term” and, together with the Initial Term, the “Term”). Two extension requests were made and granted by AIG for use of AIG UK Life in the UK and other operating jurisdictions and AIG Direct in the United States. Additional extension requests will be considered by AIG in good faith, and consent may not be unreasonably withheld. The Trademark License Agreement contains reciprocal indemnification obligations which are uncapped and subject to the indemnified party’s prompt notification of all claims of which it becomes aware. Specifically, AIG indemnifies us against trademark-related third-party claims arising from our use of the Licensed Marks for the Licensed Services during the Term in the Territory while we indemnify AIG against non-trademark-related claims arising from our use of the Licensed Marks for the Licensed Services during the Term in the Territory.
Under the Grantback Agreement, we grant AIG a nonexclusive, nontransferable license to use the trademarks that it sells to us under the IP Agreement in connection with the Licensed Services subject to the similar terms and conditions applicable to our use of the Licensed Mark under the Trademark License Agreement.

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Related Party Transactions
Employee Matters Agreement
On September 14, 2022, we entered into an employee matters agreement with AIG. The employee matters agreement allocates liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters between us and AIG.
The employee matters agreement addresses certain compensation and employee benefit obligations with respect to our current and former employees and generally provides that, unless otherwise specified, each party will be responsible for liabilities associated with the current and former employees of such party and its subsidiaries for purposes of compensation and benefit matters following the IPO.
The employee matters agreement also governs the terms of certain equity-based awards granted by AIG prior to the IPO to our employees.
Tax Matters Agreement
We previously entered into a state and local tax payment allocation agreement (the “SALT PAA”) and the Tax Matters Agreement with AIG. These agreements govern the parties’ respective rights, responsibilities and obligations with respect to taxes, including the allocation of current and historic tax liabilities (whether income or non-income consolidated or stand-alone). The Tax Matters Agreement governs, among other things, procedural matters, such as filing of tax returns, tax elections, control and settlement of tax controversies and entitlement to tax refunds and tax attributes.
Under the Tax Matters Agreement, we and AIG agreed to make payments to each other in respect of historic tax periods and tax periods prior to our deconsolidation from AIG for purposes of the applicable tax, determined in a manner consistent with our pre-existing tax sharing agreements with AIG (including the SALT PAA). Under these arrangements, we generally bear our own taxes determined on a standalone basis. Each party agreed to indemnify the other against any amounts for which such other party is not responsible, such as taxes arising from the breach of any obligations or covenants under the Tax Matters Agreement and any taxes of the other party’s consolidated or affiliated group members arising in taxable periods following our deconsolidation from AIG for purposes of the relevant tax. The Tax Matters Agreement allocates control of tax audits and proceedings between the parties, with AIG generally having the right to control audits and proceedings for pre-deconsolidation tax periods subject to our participation and consent rights, and it generally requires the parties to cooperate with one another in relation to the preparation and filing of tax returns and in connection with tax audits and proceedings.
The Tax Matters Agreement also provides special rules relating to elections to protect our tax attributes from reduction or reallocation pursuant to the “unified loss rule.”
Guarantee Reimbursement Agreement
On September 4, 2022, Corebridge and CRBGLH entered into a guarantee reimbursement agreement with AIG, related to AIG’s guarantee of:
•
junior subordinated debentures of CRBGLH, which as of December 31, 2024 consisted of: (i) $54 million of 8.500% junior subordinated debentures due July 2030, (ii) $142 million of 8.125% junior subordinated debentures due March 2046 and (iii) $31 million of 7.570% junior subordinated debentures due December 2045 (the “CRBGLH Junior Subordinated Debt”); and

•	certain notes due and bonds payable by CRBGLH with $200 million aggregate principal amount as of December 31, 2024 (together with the CRBGLH Junior Subordinated Debt, the “CRBGLH Debt”).
Pursuant to the guarantee reimbursement agreement, Corebridge and CRBGLH agree to (i) pay and reimburse AIG for the full amount of any payment made by or on behalf of AIG pursuant to the indentures governing the CRBGLH Debt and/or the related guarantees by AIG and (ii) pay, indemnify and reimburse

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AIG and its affiliates, and their respective officers, directors, employees, stockholders, members, attorneys and other advisors, agents and controlling persons for, and hold each indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements.
Collateral Agreement
On September 4, 2022, Corebridge and CRBGLH entered into a collateral agreement with AIG related to AIG’s guarantee of the CRBGLH Debt (the “Collateral Agreement”). Pursuant to the Collateral Agreement:
•
in the event of (i) a ratings downgrade of Corebridge or CRBGLH senior debt below Baa3 (Moody’s)/ BBB- (S&P) or (ii) failure by CRBGLH to pay principal and interest on the CRBGLH Debt and applicable grace periods have lapsed (each, a “Collateralization Trigger Event”), Corebridge and CRBGLH must collateralize with Eligible Collateral (as defined in the Collateral Agreement) an amount equal to the sum of: (i) 100% of the principal amount outstanding under the CRBGLH Debt at any given time, (ii) accrued and unpaid interest, and (iii) 100% of the net present value of scheduled interest payments (the “Trigger Collateral Amount”); and

•
if at any time after Corebridge and CRBGLH deposit funds in connection with a Collateralization Trigger Event AIG reasonably determines the fair market value of the collateral is less than the Trigger Collateral Amount, Corebridge and CRBGLH must deposit additional collateral such that the fair market value of the collateral equals at least the Trigger Collateral Amount.

Nippon Stock Purchase Agreement
On May 16, 2024, we entered into the Nippon Stock Purchase Agreement with AIG and Nippon, pursuant to which, on December 9, 2024, AIG sold 121,956,256 shares of Common Stock (the “Nippon Purchased Stock”), representing 21.6% of the issued and outstanding Common Stock at closing, to Nippon for aggregate consideration of approximately $3.8 billion in cash (the “Nippon Transaction”). The Nippon Stock Purchase Agreement provides for, among other things, certain limitations on the transfer of Common Stock by each of AIG and Nippon and an agreement that each of AIG and Nippon will vote in favor of the other’s nominees to the Board.
Other Transactions
On August 7, 2024, we repurchased from AIG 8,032,129 shares of our Common Stock for approximately $200.0 million.
Partnership and Transactions with Blackstone
Blackstone Stockholder’s Agreement
The Blackstone Stockholder’s Agreement governs the relationship among the parties, including matters related to corporate governance, restrictions on the transfer of our Common Stock owned by Blackstone, and certain consent and information rights.
On March 11, 2024, we entered into an Amendment and Waiver of Consent and Voting Rights with AIG, Argon, Blackstone and certain affiliates of Argon and Blackstone (the “Amendment and Waiver”) that amended the Blackstone Stockholder’s Agreement such that Argon will have no right to consent to any repurchase of shares of our Common Stock if such repurchase would result in Argon owning, of record, more than 9.9% of our then-outstanding Common Stock, provided that, no such repurchase will be permitted if it would result in Argon owning, of record, more than 14.9% of our then-outstanding Common Stock.

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Additionally, Argon, Blackstone and certain of their affiliates waived their right to vote or act by written consent with respect to any shares of our Common Stock owned by them from time to time. The following terms of the Blackstone Stockholder’s Agreement remain in place following the Amendment and Waiver.
Pursuant to the Blackstone Stockholder’s Agreement, until Blackstone no longer owns at least 50% of its initial investment in 9.9% of our outstanding Common Stock (a “Fall-Away Event”), it will have the right to designate for nomination for election one member of our Board, so long as the nominee will not represent more than 9.9% of our entire Board. This designee is entitled to serve on each committee of our Board, subject to applicable stock exchange requirements and federal securities laws and regulations. If our Board consists of fewer than 11 members at any time, Blackstone’s designee will no longer be a member of our Board and will instead become a board observer.
Until a Fall-Away Event, we will not, without the prior written consent of Blackstone:
•
amend the organizational documents of Corebridge or any of our material subsidiaries, in either case so as to include provisions that would disproportionately adversely affect Blackstone in any material respect relative to AIG, in each case in their capacities as holders of our Common Stock, after taking into account differences in their respective ownership levels;

•	effect a voluntary liquidation, dissolution or winding up of Corebridge;
•
other than (x) with respect to documentation relating to our separation from AIG, (y) any modification, amendment, termination of, or entry into any material contract between us and AIG (an “Affiliate Contract”) that is on arm’s-length terms, fair and reasonable to us in all material respects or in the ordinary course of business consistent with historical practice or (z) any modification, amendment or termination of, or entry into, any Affiliate Contracts in connection with our separation from AIG, (A) modify, amend (in any material respect) or terminate (other than as a result of the expiration of the term thereof) any Affiliate Contract, or waive, release or assign any material rights or claims thereunder or (B) enter into any Affiliate Contract, in each of cases (A) and (B) on terms that are adverse in any material respect to Blackstone; provided that the consent of Blackstone shall not be unreasonably withheld, delayed or conditioned; and

•	effect a voluntary deregistration or delisting of our Common Stock.
The Blackstone Stockholder’s Agreement also provides Blackstone with certain registration rights relating to shares of our Common Stock held by Blackstone whereby, at any time following the first anniversary of the IPO, Blackstone may require us (subject to certain restrictions) to register under the Securities Act, all or any portion of these shares, a so-called “demand request.” Blackstone also has “piggyback” registration rights, such that we will use our reasonable best efforts to include the shares of Common Stock held by Blackstone in any future registrations of our equity securities. The Blackstone Stockholder’s Agreement sets forth customary registration procedures, including an agreement by us to participate in customary road show presentations in connection with any underwritten offerings. We have also agreed to pay all expenses related to any registration other than underwriting discounts and commissions and to indemnify Blackstone with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from written information furnished to us for use in a registration statement by Blackstone, and liabilities resulting from a violation by us of the Securities Act or state securities laws in connection with an offering covered by such registration. Blackstone’s registration rights under the Blackstone Stockholder’s Agreement will terminate when Blackstone no longer owns at least 75% of its initial investment in 9.9% of our outstanding Common Stock.
Further, the Blackstone Stockholder’s Agreement requires us, until a Fall-Away Event, to provide Blackstone upon reasonable request with information relating to our business and financial results, including with respect to information required for regulatory or compliance purposes.

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Under the Blackstone Stockholder’s Agreement, Blackstone may not sell its shares of our Common Stock, subject to certain exceptions, including:
•	if the purchaser of such shares is an affiliate of Blackstone and agrees to become bound by the Blackstone Stockholder’s Agreement;
•	after the first, second and third anniversary of the closing of the IPO, Blackstone may sell up to 25%, 67% and 75%, respectively, of its initial investment in 9.9% of our outstanding Common Stock;
•	after the fifth anniversary of the closing of the IPO, Blackstone may sell any shares of our Common Stock;
•	in connection with any share repurchase by us or AIG, to cause Blackstone’s ownership not to exceed 9.9% of our then-outstanding Common Stock;
•	in connection with a change of control of our Company that is approved and recommended to our stockholders by our Board; and
•	with our consent (or, for so long as AIG owns at least 50% of our Common Stock, with AIG’s consent).
Further, under the Blackstone Stockholder’s Agreement, Blackstone may not, directly or indirectly, acquire any shares of, or rights in relation to, our Common Stock that would cause it to beneficially own more than 9.9% of our outstanding Common Stock before the fifth anniversary of the closing of the IPO, without our prior written approval.
Investment Management Relationships
Pursuant to our Commitment Letter with Blackstone IM and the SMAs, Blackstone IM serves as the exclusive external investment manager for portions of certain of our life insurance company subsidiaries’ investment portfolios. In 2021, we transferred management of $50 billion of our existing investment portfolio to Blackstone IM. As of December 31, 2024, Blackstone IM managed $68.8 billion in book value of assets in our investment portfolio. The amount managed by Blackstone IM will increase to $92.5 billion by the third quarter of 2027.
Blackstone IM earns an investment management fee of 0.30% per annum on all assets with respect to the initial $50 billion of assets delivered by our insurance company subsidiaries to Blackstone IM for investment management. That fee will increase to 0.45% per annum with respect to additional assets delivered for investment management by Blackstone IM, and with respect to the initial $50 billion of assets as such amount is re-invested over time. Such fee does not apply in the case of investments made in funds or structures where Blackstone IM or one of its affiliates is the sponsor or is otherwise entitled to other fees. To the extent that our insurance company subsidiaries fail to deliver to Blackstone IM for investment management applicable amounts by the specified quarterly deadlines, we would still owe investment management fees on the full amount of assets expected to be managed by Blackstone IM.
In furtherance of the arrangements under the Commitment Letter, we rely on Blackstone IM to provide us with investment management and advisory services pursuant to SMAs. Under each SMA, Blackstone IM may delegate any or all of its discretionary investment and advisory rights and powers to one or more affiliate investment advisers, in which case the applicable sub-manager and the applicable insurance company subsidiary and/or Blackstone IM may enter into a sub-manager agreement (the “Sub-Manager Agreement”).
The Commitment Letter provides that each SMA and Sub-Manager Agreement will have an initial term of six years, with two-year automatic extensions unless earlier terminated in accordance with the Commitment Letter, and that our insurance company subsidiaries will not exercise their termination rights under the Sub-Manager Agreements or, so long as any Sub-Manager Agreement to which an insurance company is a party is in effect, any SMA, except as specified in the Commitment Letter. Specifically, at any time, an

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insurance company subsidiary may terminate an SMA or Sub-Manager Agreement by providing at least 30 days’ advance written notice to Blackstone IM that we have determined that (a) a cause event has occurred, which includes (i) Blackstone IM no longer being able to carry on its investment advisory business as a going concern or (ii) Blackstone IM performing its obligations under any SMA with gross negligence, willful misconduct or reckless disregard of any such obligations, (b) Blackstone IM having materially breached a material covenant of an SMA and (subject to certain exceptions) such breach remaining uncured for thirty days or (c) a material adverse change occurring at Blackstone IM such that Blackstone IM or its sub-managers are unable to manage the applicable asset classes as provided in the applicable SMA due to a complete loss of capability with respect to that asset class, and such event remaining uncured for three months. During the initial six-year term of the SMA arrangements, an insurance company subsidiary may also terminate, with 30 days’ prior written notice, a Sub-Manager Agreement or SMA for breach of Blackstone IM’s contractual obligation pursuant to the stock purchase agreement between AIG and Blackstone to hold its ownership interest in us for five years following the IPO, subject to certain exceptions. Termination of a Sub-Manager Agreement or SMA generally requires the affirmative approval of at least a majority of the directors of our Board, excluding any Blackstone IM representative.
Following the initial six-year term, an insurance company subsidiary may terminate a Sub-Manager Agreement to which it is a party for unsatisfactory long-term performance, as measured relative to objective benchmarks agreed between the parties, which underperformance remains uncured for at least one year. Termination for underperformance requires a majority vote of the independent members of our Board.
Notwithstanding our obligations under the Commitment Letter, any of our insurance company subsidiaries may terminate any individual SMA at any time upon 30 days’ advance written notice. Corebridge, but not any of our insurance company subsidiaries, may be required to pay damages for termination in certain circumstances where termination is not expressly permitted by the terms of the Commitment Letter. Our investment expense incurred related to Blackstone IM’s services was $243 million for the year ended December 31, 2024.
Sale of CLO Manager
On February 24, 2023, we completed the sale of 100% of the limited liability company interests of Clover Credit Management, LLC (“CCM”) to Blackstone. The base purchase price for the sale of CCM was approximately $34.8 million, net of the financings described below. Additional consideration in the form of management fee and incentive fee revenue sharing may be payable to us through December 31, 2029.
In connection with the closing of this transaction, we maintained an existing $20 million term loan to CCM secured by notes CCM owns in a CLO it originated. This term loan was paid in full in January 2025. In addition, we provided a second $20 million term loan to CCM secured by notes CCM owns in a CLO it originated. This term loan was paid in full in January 2025 .
Purchase of Tax Credits
In connection with an existing SMA, American General Life Insurance Company (“AGL”) and an affiliate of Blackstone IM entered into an LLC Agreement on November 15, 2023, creating Freshwater RTC Holdings LLC (“Freshwater”). Pursuant to such agreement, as amended and restated on April 5, 2024, the affiliate of Blackstone IM is the non-member manager and has agreed to diligence and present tax credit purchase opportunities to AGL as the sole member. If AGL approves the purchase of any such credits, a tax credit purchase agreement will be entered into between Freshwater and the seller, and the purchased tax credits distributed to AGL. Freshwater will pay the affiliate of Blackstone IM a market level arranger fee based on the par value of any tax credits purchased. On April 12, 2024, Freshwater purchased $107.5 million of tax credits.

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Partnership and Transactions with Nippon
Nippon Stock Purchase Agreement
See “Nippon Stock Purchase Agreement” above for details about the Nippon Stock Purchase Agreement.
Nippon Stockholder’s Agreement
The Nippon Stockholder’s Agreement governs the relationship between Nippon and us following the consummation of the Nippon Transaction, including matters relating to Board nomination rights, a standstill restriction on Nippon, information rights and consent rights of Nippon with respect to certain business activities that we may undertake.
Nippon Rights with Respect to Our Board
From and after December 9, 2024, until the date that the share ownership percentage of our Common Stock held by Nippon is less than 5% (the “Sunset Date”), Nippon has the right to designate a number of individuals to serve as directors equal to the product of the total number of directors multiplied by the share ownership percentage of Nippon, with such number of directors rounded down to the nearest whole number (each, a “Nippon Director”). For so long as a Nippon Director is serving as a director on the Board, at least one Nippon Director is entitled to serve on each of the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. Nippon also has the right to appoint one representative as a board observer, to attend each Board and Committee meeting on which a Nippon Director serves.
Pursuant to the Nippon Stockholder’s Agreement, a Nippon Director is only entitled to receive compensation from Corebridge for his or her service as directors on the Board if he or she (i) is not an employee of Nippon or otherwise compensated by Nippon in connection with his or her position as a Nippon Director and (ii) is determined by the Board to be independent under applicable law and the rules and regulations of the New York Stock Exchange.
Nippon Consent Rights
The Nippon Stockholder’s Agreement provides that, until the Sunset Date, the prior written consent of Nippon will be required before Corebridge may take or agree to take any of the following actions:
•
amend our Certificate of Incorporation, By-laws or any other Corebridge organizational documents, or the charter or other governing documents of any Committee, in any manner that would materially and adversely affect Nippon’s enumerated rights under the Nippon Stockholder’s Agreement or the Nippon Stock Purchase Agreement, provided that any amendments required by applicable law or any governmental authority do not require the prior written consent of Nippon;

•
commence any voluntary dissolution, liquidation or winding up of Corebridge, provided that, notwithstanding that Nippon has refused to provide its written consent, if the Board determines in good faith, after consultation with outside counsel, that not commencing voluntary dissolution, liquidation or winding up of the Company would be inconsistent with the Board’s fiduciary duty under applicable law, it may commence voluntary dissolution, liquidation or winding up of the Company;

•	commence any voluntary deregistration or delisting of our Common Stock, subject to certain exceptions as provided in the Nippon Stockholder’s Agreement; or
•	issue any new Common Stock to any Nippon competitor

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Standstill Provisions
Until the Sunset Date, without the prior written approval of the Board, Nippon may not among other things, and will cause certain of its affiliates not to, directly or indirectly, subject to certain exceptions, commence a tender or exchange offer for Corebridge’s assets, enter into any merger or business combination regarding Corebridge, propose a capitalization, restructuring, liquidation, or dissolution of Corebridge, or acquire assets that would result in Nippon’s share ownership exceeding 30% of our total issued and outstanding Common Stock.
Information and Access Rights
The Nippon Stockholder’s Agreement provides that, in addition to other information and access rights, until the date that the share ownership percentage of our Common Stock held by Nippon is less than 10%, we are required to make the Corebridge books and records available for inspection by Nippon.
Secondment Rights
The Nippon Stockholder’s Agreement provides that until the date that the share ownership percentage of our Common Stock held by Nippon is less than 15%, Nippon has the right to second three employees (each, a “Secondee”) to Corebridge from time to time to non-executive positions or roles at Corebridge, pursuant to a secondment agreement entered into between Nippon and Corebridge; provided that each Secondee and the terms of each secondment are mutually acceptable to Corebridge and Nippon. The Secondees will not have any decision-making authority or voting rights and at least one Secondee will have the right to observe certain meetings of Corebridge and such other meetings mutually agreed by Nippon and Corebridge.
Term
The Nippon Stockholder’s Agreement terminates upon the earlier of: (i) the Sunset Date and (ii) the mutual written agreement of Nippon and Corebridge.
Nippon Registration Rights Agreement
In connection with the Nippon Transaction, we entered into the Nippon Registration Rights Agreement with Nippon and AIG, whereby AIG assigned its rights and interests in, and delegated its obligations under, the AIG Registration Rights Agreement to Nippon with respect to the Nippon Purchased Stock. Under the AIG Registration Rights Agreement, Nippon has certain “demand” and “piggyback” registration rights as described in “AIG Registration Rights Agreement” above.
Historical Related Party Transactions
Guarantees
AIG has guaranteed our obligations under various debt instruments and agreements, including:
•
AIG provides guarantees with respect to all obligations arising from certain insurance policies issued by us. We paid no fees with respect to these guarantees for the year ended December 31, 2024. For further information with respect to these guarantees, see Note 23 to our Audited Consolidated Financial Statements.

•	AIG provides a full and unconditional guarantee of the CRBGLH Debt. For the year ended December 31, 2024, we paid no fees for the guarantees and no payments were made under these guarantees.
Derivative Agreements
Historically, we have received a suite of capital markets services from AIG, including derivatives execution and support, for which we pay a fee. In addition, in the ordinary course of business, we enter into over-the-counter derivative transactions with AIGM under standard ISDA agreements. The total expenses incurred for services provided by AIGM were $0 million for the year ended December 31, 2024. Our derivative assets, net of gross

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assets and gross liabilities after collateral, were $1 million as of December 31, 2024. Our derivative liabilities, net of gross assets and gross liabilities after collateral, were $0 million as of December 31, 2024. The collateral posted to AIGM was $0 million as of December 31, 2024. The collateral held by us was $21 million as of December 31, 2024.
The suite of capital markets services previously provided by AIGM are now provided by our consolidated subsidiary CRBGM. The majority of transactions previously outstanding with AIGM have been legally transferred to CRBGM as of December 31, 2023.
In addition, we entered into certain unsecured derivative transactions with AIG prior to 2018. On May 4, 2023, these previously unsecured derivative transactions became fully collateralized. These derivative assets, net of gross assets and gross liabilities after collateral, were $0 million as of December 31, 2023. There were no derivative net liabilities as of December 31, 2024. There was no collateral posted to AIG or held by us as of December 31, 2024.
Tax Sharing Agreements
Prior to the IPO, we were included in the consolidated federal income tax return of AIG as well as certain state tax returns where AIG files on a combined or unitary basis. As described above, under the Tax Matters Agreement, we and AIG agreed to make payments to each other in respect of historic tax periods and tax periods prior to our deconsolidation from AIG for purposes of the applicable tax, determined in a manner consistent with our pre-existing tax sharing agreements with AIG.
For the year ended December 31, 2024, we received a net amount of $0 million in tax sharing payments in cash from AIG. The tax sharing payments may be subject to further adjustment in future periods. Amounts payable to AIG pursuant to the tax sharing agreements were $364 million as of December 31, 2024.
General Operating Services
Pursuant to the provisions of a service and expense agreement effective February 1, 1974 and the Transition Services Agreement, AIG provides operational services to us. For further information regarding these services, see Note 23 to our Audited Consolidated Financial Statements. The total service expenses incurred by us pursuant to these agreements were $43 million for the year ended December 31, 2024.
Historically, we have provided policy administration services to, and have received policy administration services from, previously affiliated AIG entities in connection with policies subject to the Fortitude Re transactions. For additional information with respect to these transactions, see Notes 1, 7 and 23 to our Audited Consolidated Financial Statements.
Advisory Transactions
Several of our asset management subsidiaries have served as investment managers or sub-managers, investment advisors or sub-advisors and portfolio managers or sub-managers for various funds pertaining to the asset management subsidiaries of AIG. The amount of fees we receive depends, in part, on the performance of the funds or the returns earned on the accounts which our subsidiaries are advising.
Certain of our investment management subsidiaries provide advisory, management, allocation, structuring, planning, oversight, administration and similar services (collectively, “Investment Services”) with respect to the investment portfolios of related party clients, including both insurance companies and non-insurance company subsidiaries of AIG. For additional information with respect to these Investment Services, see Note 23 to our Audited Consolidated Financial Statements. Management and advisory fee income for these Investment Services and related services was $17 million for the year ended December 31, 2024.

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Related Party Transactions
Reinsurance Agreements
In 2018, AIG Life ceded to AIRCO risks relating to the payment of obligations of life-contingent annuity claims in the annuitization phase of the contracts on or after June 30, 2018. In 2019 and 2020, AIG Life ceded to AIRCO risks relating to certain whole life policies. Ceded premiums related to these treaties were $9 million for the year ended December 31, 2024. On April 8, 2024, Corebridge completed the sale of AIG Life to Aviva plc and AIG Life terminated its reinsurance agreements with AIRCO.
For additional information with respect to these transactions, see Notes 1, 7 and 23 to our Audited Consolidated Financial Statements.
Compensation Concerning Employees
We participated in certain of AIG’s long-term incentive compensation programs prior to the IPO. Our total share-based compensation expense after tax for these programs was $0 million for the year ended December 31, 2024. For further information regarding these plans, see Note 20 to the Audited Consolidated Financial Statements.
Revenues and Expenses Associated with AIG Agreements
The table below summarizes our material revenues and expenses in connection with agreements with AIG for the year ended December 31, 2024.

Transaction	Year Ended December 31, 2024 ($ in millions)
Reinsurance Agreements	$(9)
Derivative Agreements	$—
Tax Sharing Agreements	$—
General Operating Services	$(43)
Advisory Services	$17
Compensation Concerning Employees	$—
Total	$(35)

Other Transactions
From time to time, we engage in ordinary course, arm’s-length transactions with entities or affiliates of entities that are the beneficial owners of more than five percent of our outstanding Common Stock.

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Security Ownership of 5% Beneficial Owners, Directors and
Executive Officers
The following tables set forth information as of March 17, 2025 with respect to the ownership of Common Stock by each person known to own beneficially more than five percent of Common Stock and our directors and executive officers.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under these regulations, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. The beneficial owners listed below have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.
Percentage computations are based on 554,213,947 shares of Common Stock outstanding as of March 17, 2025. The address for each of the Corebridge directors and executive officers is c/o Corebridge Financial, Inc., 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019.
Ownership of Common Stock by 5% Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
AIG(1)	127,282,642	22.97%
Nippon(2)	121,989,331	22.01%
Argon(3)	61,962,123	11.18%
T. Rowe Price Associates, Inc.(4)	32,960,078	5.95%

(1)
Based solely on information contained in a Schedule 13G/A filed by AIG with the SEC on February 11, 2025, AIG reported that, as of December 31, 2024, it had sole voting power over 127,282,642 shares of Common Stock and sole dispositive power over 127,282,642 shares of Common Stock. AIG’s address is c/o American International Group, Inc., 1271 Avenue of the Americas, 41st Floor, New York, New York 10020.

(2)
Based solely on information contained in a Schedule 13D filed by Nippon Life Insurance Company with the SEC on December 13, 2024. Nippon Life Insurance Company reported that, as of December 9, 2024, it had sole voting power over 121,989,331 shares of Common Stock and sole dispositive power over 121,989,331 shares of Common Stock. The principal business address of Nippon Life Insurance Company is 3-5-12, Imabashi, Chuo-ku, Osaka 541-8501, Japan.

(3)
Based solely on information contained in a Schedule 13G/A filed by Argon Holdco LLC with the SEC on February 9, 2024. 2024. Argon Holdco LLC reported that, as of December 31, 2023, it had sole voting power over 61,962,123 shares of Common Stock and sole dispositive power over 61,962,123 shares of Common Stock. The sole member of Argon Holdco LLC is Blackstone Holdings II L.P. The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares of Common Stock beneficially owned by Argon Holdco LLC, and each of such entities and Mr. Schwarzman expressly disclaims beneficial ownership of such shares. The principal business address of Argon Holdco LLC is c/o Blackstone Inc., 345 Park Ave., New York, New York 10154.

(4)
Based solely on information contained in a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2025. T. Rowe Price Associates, Inc. reported that, as of December 31, 2024, it had sole voting power over 32,125,198 shares of Common Stock and sole dispositive power over 32,959,748 shares of Common Stock. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

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Security Ownership of 5% Beneficial Owners, Directors and Executive Officers
Ownership of Common Stock by Directors and Executive Officers

Directors and NEOs	Number of Shares Owned(1)	Percent of Class
Christina Banthin	23,484	*
Edward Bousa	5,292	*
Adam Burk	—	*
Alan Colberg	53,402	*
Gilles Dellaert	—	*
Terri Fiedler	167,032	*
Rose Marie Glazer	—	*
Keith Gubbay	2,334	*
Elias Habayeb	277,164	*
Kevin Hogan	400,522	*
Minoru Kimura	—	*
Deborah Leone	7,576	*
Lisa Longino	61,983	*
Christopher Lynch	23,402	*
Jonathan Novak	146,375	*
Colin J. Parris	2,334	*
Amy Schioldager	23,402	*
All current directors and executive officers as a group (27 persons)	1,589,038	*

*	Represents less than 1%.
(1)
Number of shares shown includes (i) shares of Common Stock subject to options which may be exercised within 60 days of the date of determination (March 17, 2025) as follows: for Mr. Hogan, 43,233 shares; and for all of our current directors and executive officers as a group, 43,233 shares; (ii) for Mr. Hogan, 11,704 shares of Common Stock subject to Corebridge RSUs that vest within 60 days of the date of determination (March 17, 2025), and for Ms. Fiedler 11,067 shares of Common Stock subject to Corebridge RSUs that vest within 60 days of the date of determination (March 17, 2025) and (iii) fully vested DSUs, with delivery of the underlying shares of Common Stock deferred until the director ceases to be a Board member, as follows: for Mr. Bousa 5,292 DSUs, for Mr. Colberg 23,402 DSUs, for Mr. Gubbay 2,334 DSUs, for Ms. Leone 7,576 DSUs, for Mr. Lynch 23,402 DSUs, for Mr. Parris 2,334 DSUs and for Ms. Schioldager 23,402 DSUs.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, certain officers and persons who beneficially own more than 10% of a company’s Common Stock (collectively, “Reporting Persons”), to file initial reports of ownership and reports of changes in ownership with the SEC. Our Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of such forms in our possession and on written representations from Reporting Persons, we believe that all of our Reporting Persons complied with Section 16(a) filing requirements from January 1, 2024 to the date of this Proxy Statement, except for (i) one Form 4 for Christina Banthin, filed with the SEC on January 6, 2025, in respect of one transaction, which occurred on December 23, 2024, (ii) one Form 4 for Alan Smith, filed with the SEC on January 10, 2025, in respect of one transaction, which occurred on March 1, 2024, (iii) one Form 4 for Colin J. Parris, filed with the SEC on January 21, 2025, in respect of one transaction, which occurred on January 13, 2025, (iv) one Form 4 for Keith Gubbay, filed with the SEC on January 22, 2025, in respect of one transaction, which occurred on January 13, 2025, and (v) one Form 4 for Edward Bousa, filed with the SEC on January 23, 2025, in respect of one transaction dated August 24, 2024, which, in each case, was filed late due to administrative error.

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Voting and Meeting Information
Board Recommendations and Voting Standards
Below is a summary of the Board’s recommendations for votes on the director nominees and proposals 2 and 3, the votes required for election of the director nominees and adoption of such proposals and the effects of abstentions, broker non-votes and withheld votes. For more detailed information, see each respective proposal.

Proposals	Board Recommendations	Votes Required for Adoption	Treatment of Abstentions, Broker Non-Votes & Withheld Votes
Proposal 1: Election of our thirteen director nominees for a one-year term ending at our 2026 annual meeting of stockholders	FOR each nominee	Votes FOR a nominee must exceed votes AGAINST	Not treated as affirmative votes and not taken into account in determining whether a matter is approved
Proposal 2: Approve the 2024 compensation of our NEOs on an advisory basis	FOR	Votes FOR the proposal must exceed votes AGAINST
Proposal 3: Ratify the appointment of PwC as our independent registered public accounting firm for 2025	FOR

Meeting Information
Why am I Receiving these Materials?
You are receiving these materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting and at any postponed or reconvened meeting.
When and Where Is the Annual Meeting?
The Annual Meeting will be held virtually via the internet on June 3, 2025 at 9:00 a.m., Eastern Time. Stockholders may access the Annual Meeting at www.virtualshareholdermeeting.com/CRBG2025.
What Do I Need to Participate in the Annual Meeting?
Stockholders can participate in the Annual Meeting by logging into the meeting website at www.virtualshareholdermeeting.com/CRBG2025. To log in, you will need the 16-digit control number provided on your proxy card, voting instruction form or Notice (your “Control Number”). We recommend that you log in 15 minutes in advance of the Annual Meeting.
How Many Shares of Common Stock are Required to be Present to Transact Business at the Annual Meeting?
A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. On the Record Date, 552,378,647 shares of Common

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Voting and Meeting Information
Stock were outstanding and entitled to vote at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of determining a quorum. Abstentions and broker non-votes will be treated as present and entitled to vote for purposes of determining a quorum.
Can I Ask Questions at the Virtual Annual Meeting?
Stockholders will be able to submit written questions during the meeting in the “Ask A Question” field of the website by selecting a question topic, typing the question in the designated text box and clicking “Submit.”
Consistent with the rules of conduct for our Annual Meeting, and to allow us to answer questions from as many stockholders as possible, each stockholder may submit a maximum of one question. We ask that questions be succinct and cover only one topic per question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped and answered together to avoid repetition.
What if I Have Trouble Accessing, or Technical Difficulties During, the Annual Meeting?
We will have technicians ready to assist with any technical difficulties in accessing or participating in the Annual Meeting. The technical support number will be posted on the Annual Meeting login page.
Are There any Other Matters to Be Presented During the Annual Meeting?
The Board knows of no other matters to be presented during the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxyholders to vote the proxy in accordance with their judgment on such matters.
Voting Information
Who Can Vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you were a stockholder of record on the Record Date. You are entitled to direct the voting of your shares if you were a beneficial owner of shares held in street name on the Record Date.
How are Votes Counted?
Each share of Common Stock held by you on the Record Date is entitled to one vote.
What is the Difference Between a Stockholder of Record and a Beneficial Owner of Shares Held in Street Name?
If your shares of Common Stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered a stockholder of record or a “registered stockholder” of those shares.
If your shares are held in an account at a bank, brokerage firm or other intermediary, you are a beneficial owner of shares held in street name. In that case, you will receive proxy materials, as well as a voting instruction form, from the intermediary holding your shares and, as a beneficial owner, you have the right to direct the intermediary as to how to vote them. Most individual stockholders are beneficial owners of shares held in street name.
How Do I Learn More Information about the Stockholders of Record?
A list of the stockholders of record will be available for inspection by appointment during ordinary business hours at the principal executive offices of Corebridge at 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019 during the ten days prior to the Annual Meeting. To make an appointment or receive the list by email, please email corebridgeBOD@corebridgefinancial.com. In addition, during the Annual

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Voting and Meeting Information
Meeting, the list shall be open to the examination of any stockholder on the meeting website at www.virtualshareholdermeeting.com/CRBG2025. Any updates or changes related to the process for inspecting the stockholder list will be posted in the Investors section of our website at www.corebridgefinancial.com.
How Do I Vote?
Depending on how you hold your shares, you have up to four ways to cast your vote:
•	By Internet. Go to www.proxyvote.com. To be valid, your vote must be received by 11:59 p.m., Eastern Time, on June 2, 2025. You will need your Control Number to access the website.
•
By Telephone. Call 1-800-690-6903 any time on a touch-tone telephone. There is no charge to you for the call in the U.S. or Canada. International calling charges apply outside the U.S. and Canada. You will need your Control Number to vote. To be valid, your vote must be received by 11:59 p.m., Eastern Time, on June 2, 2025.

•
By Mail. Mark your voting instruction form or proxy card, sign and date it, and return it in the prepaid envelope that has been provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your vote must be received by 11:59 p.m., Eastern Time, on June 2, 2025.

•
During the Annual Meeting. Stockholders can vote during the Annual Meeting by logging into the meeting website at www.virtualshareholdermeeting.com/CRBG2025. To log in, you will need your Control Number . We recommend that you log in 15 minutes in advance of the Annual Meeting.

If you are a beneficial owner of shares of Common Stock held in street name, please refer to the voting instruction form provided by the intermediary holding your shares. The availability of telephone and internet voting will depend on the voting process of the intermediary. Shares held beneficially may be voted at the Annual Meeting only if you obtain a legal proxy from your intermediary giving you the right to vote the shares.
How Can I Revoke My Proxy or Change My Vote?
You have the power to revoke your proxy or change your vote by:
For a Proxy Submitted by Internet or Telephone
•	Subsequently submitting a new proxy through the internet or by telephone that is received by 11:59 p.m., Eastern Time, on June 2, 2025;
•	Executing and mailing a later-dated proxy card that is received prior to 11:59 p.m., Eastern Time, on June 2, 2025; or
•	Voting during the Annual Meeting.
For a Proxy Submitted by Mail
•	Subsequently executing and mailing another proxy card bearing a later date that is received prior to 11:59 p.m., Eastern Time, on June 2, 2025; or
•	Voting during the Annual Meeting.
For Voting Instructions Submitted to an Intermediary
•	Changing or revoking your voting instructions by following the specific directions provided to you by your intermediary; or
•	Voting during the Annual Meeting if you have obtained a legal proxy from your intermediary giving you the right to vote your shares.

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Voting and Meeting Information
How Will My Shares Be Voted?
Your shares will be voted in accordance with your instructions. In addition, if you grant a proxy to the Company’s proxy holders, the proxy holders will have, and intend to exercise, discretion to vote your shares in accordance with their best judgment on any matters not identified in this Proxy Statement that are brought to a vote at the Annual Meeting.
If your shares are registered in your name and you sign and return a proxy card or vote by telephone or the internet but do not give voting instructions on a particular proposal, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares in street name and do not give voting instructions on a proposal, your broker or nominee is only permitted by NYSE rules to vote your shares in its discretion on “routine” matters and is required to withhold a vote on each of the other proposals, resulting in a so-called “broker non-vote” on those non-routine proposals. The impact of abstentions, broker non-votes and withheld votes on the overall voting results is shown in the table above under “Board Recommendations and Voting Standards”.
Which Proposals in this Proxy Statement are Considered “Routine” or “Non-Routine”?
The ratification of the appointment of PwC as our independent registered public accounting firm for 2025 (Proposal 3) is a matter considered routine under NYSE rules and therefore a broker or nominee may vote on Proposal 3. No broker non-votes are expected to exist in connection with Proposal 3.
The election of directors (Proposal 1) and the approval of the 2024 compensation to our NEOs on an advisory basis (Proposal 2) are matters considered non-routine under NYSE rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore, there may be broker non-votes on Proposals 1 and 2.
Who Counts the Votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes. A representative of Broadridge will act as the independent Inspector of Election and supervise the voting, decide the validity of proxies and certify the results.
Other Information
Who Pays for the Expenses of this Proxy Solicitation?
Corebridge will bear the cost of the solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and certain officers and regular employees of the Company without additional compensation. Corebridge has retained Sodali & Co to assist in the solicitation of proxies for a fee of approximately $10,000, plus reasonable out-of-pocket expenses and disbursements of that firm. Corebridge will reimburse brokers and others holding Common Stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.
What if I Share the Same Address as Another Corebridge Stockholder?
If you share an address with one or more other Corebridge stockholder(s), you may have received only a single copy of the 2024 Annual Report, this Proxy Statement or the Notice for your entire household, unless we have received contrary instructions from you. This practice, known as “householding,” is intended to reduce printing and mailing costs. If you are a registered stockholder and you prefer to receive a separate 2024 Annual Report, this Proxy Statement or the Notice this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding” and receive a single copy, contact Broadridge, either by calling toll free at +1 (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Requests will be responded to promptly. If you are a beneficial owner of shares held in street name, please contact your bank, brokerage firm or other intermediary to make your request. There is no charge for separate copies.

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Voting and Meeting Information
How Do I Obtain More Information About Corebridge?
A copy of our 2024 Annual Report, which includes our 2024 Form 10-K, has been delivered or made available to stockholders. You also may obtain, free of charge, a copy of our 2024 Annual Report and 2024 Form 10-K by writing to Corebridge Financial, Inc., 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019, Attention: Investor Relations. These documents also are available, free of charge in the Investors—Financials—Annual Reports section of our website at www.corebridgefinancial.com.

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Stockholder Proposals for the 2026 Annual Meeting
Stockholder Proposals for Inclusion in 2026 Proxy Statement
Proposals intended for inclusion in next year’s Proxy Statement pursuant to Exchange Act Rule 14a-8 should be sent to the Corporate Secretary of Corebridge by mail or email as set forth below under “Other Matters—Communications with the Board” and must be received no later than 120 days prior to the first anniversary of the date the Company mailed this Proxy Statement, or December 17, 2025.
Stockholder Director Nominations for Inclusion in 2026 Proxy Statement
The By-laws permit a stockholder, or a group of up to 20 stockholders, owning three percent or more of our outstanding shares of Common Stock continuously for at least three years to nominate and include in Corebridge’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Notice of director nominees submitted pursuant to this proxy access by-law must be delivered to the Corporate Secretary of Corebridge in accordance with the By-laws and must be received no earlier than 150 days prior to the first anniversary of the date the Company mailed this Proxy Statement, or November 17, 2025, and no later than 120 days prior to the first anniversary of the date the Company mailed this Proxy Statement, or December 17, 2025. The notice of director nominees must include all of the information required by the By-laws.
Stockholder Director Nomination and Other Stockholder Proposals for Presentation at the 2026 Annual Meeting Not Included in 2026 Proxy Statement
Under the By-laws, notice of any other stockholder proposal or the nomination of a candidate for election as a director to be made during the 2026 annual meeting of stockholders and not submitted for inclusion in next year’s Proxy Statement (either pursuant to Exchange Act Rule 14a-8 or the proxy access provisions of the By-laws) must be delivered to the Corporate Secretary of Corebridge in accordance with the By-laws no earlier than 120 days prior to the first anniversary of the Annual Meeting, or February 3, 2026, and no later than 90 days prior to the first anniversary of the Annual Meeting, or March 5, 2026. The notice must include all of the information required by the By-laws.
In addition to satisfying the requirements set forth in the By-laws, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide us with a notice that sets forth the information required by Rule 14a-19 by March 5, 2026.

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Other Matters
Communications with the Board
Stockholders and other interested parties may communicate with the Board as a whole, a group of Board members or any individual Board member, by writing to Corporate Secretary, c/o Corebridge Financial, Inc., 2919 Allen Parkway L4-01, Woodson Tower, Houston, Texas 77019 or by emailing corebridgeBOD@corebridgefinancial.com.
The Corporate Secretary opens communications and forwards them to the appropriate recipient. However, at the discretion of the Corporate Secretary, items unrelated to the directors’ duties and responsibilities as members of the Board may not be forwarded, including the following materials:
•	Unsolicited marketing or advertising material, mass mailings, junk mail and “spam”;
•	Unsolicited newsletters, newspapers, magazines, books and publications; and
•	Other materials deemed to be trivial, irrelevant, inappropriate and/or harassing.
Electronic Delivery of Proxy Materials
To reduce paper mailed to your home and help lower printing and postage costs, we are offering stockholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To elect this convenience, stockholders may follow the instructions when voting online at www.proxyvote.com. If you own shares indirectly through a broker, bank or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.
Information Related to AIG
All information contained in this Proxy Statement that is related to executive compensation that was awarded by AIG and AIG’s beneficial ownership is based solely on AIG’s filings with the SEC and has not been independently verified.
Incorporation by Reference
No reports, documents or websites that are cited or referred to in this Proxy Statement shall be deemed to form part of, or to be incorporated by reference into, this Proxy Statement.
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by Corebridge under the Securities Act or the Exchange Act, the letters from our CEO and Chair to stockholders at the beginning of this Proxy Statement and the sections entitled “Audit Committee Report” and “Compensation Committee Report” (to the extent permitted by SEC rules) shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

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Cautionary Statement Regarding Forward-Looking Information
This Proxy Statement may include statements, which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “targets,” “plans,” “estimates,” “anticipates,” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this Proxy Statement and include, without limitation, statements regarding our intentions, beliefs, assumptions or current plans and expectations concerning, among other things, financial position and future financial condition; results of operations; expected operating and non-operating relationships; ability to meet debt service obligations and financing plans; product sales; distribution channels; retention of business; investment yields and spreads; investment portfolio and ability to manage asset-liability cash flows; financial goals and targets; prospects; growth strategies or expectations; laws and regulations; customer retention; corporate governance practices and strategies; risk management; stockholder engagement; executive and director compensation programs; and equity compensation utilization.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this Proxy Statement. In addition, even if our results of operations, financial condition, liquidity and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this Proxy Statement, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2024 Form 10-K could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:
•	changes in interest rates and changes to credit spreads;
•
the deterioration of economic conditions, including an increase in the likelihood of an economic slowdown or recession, changes in market conditions, trade disputes with other countries, including the effect of sanctions and trade restrictions, such as tariffs and trade barriers imposed by the U.S. government and any countermeasures by other governments in response to such tariffs, weakening in capital markets in the U.S. and globally, volatility in equity markets, inflationary pressures, the rise of pressures on the commercial real estate market, and geopolitical tensions, including the ongoing armed conflicts between Ukraine and Russia and in the Middle East;

•	the unpredictability of the amount and timing of insurance liability claims;
•	unavailable, uneconomical, or inadequate reinsurance or recaptures of reinsured liabilities;
•	uncertainty and unpredictability related to our reinsurance agreements with Fortitude Re and its performance of its obligations under these agreements;
•	our limited ability to access funds from our subsidiaries;
•	our ability to incur indebtedness, our potential inability to refinance all or a portion of our indebtedness, or our ability to obtain additional financing on favorable terms or at all;

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Cautionary Statement Regarding Forward-Looking Information
•	our ability to maintain sufficient eligible collateral to support business and funding strategies requiring collateralization;
•	our inability to generate cash to meet our needs due to the illiquidity of some of our investments;
•	the inaccuracy of the methodologies, estimations and assumptions underlying our valuation of investments and derivatives;
•	a downgrade in our Insurer Financial Strength ratings or credit ratings;
•	exposure to credit risk due to non-performance or defaults by our counterparties or our use of derivative instruments to hedge market risks associated with our liabilities;
•	our ability to adequately assess risks and estimate losses related to the pricing of our products;
•	the failure of third parties that we rely upon to provide and adequately perform certain business, operations, investment advisory, functional support and administrative services on our behalf;
•
the impact of risks associated with our arrangement with Blackstone IM, BlackRock Financial Management, Inc., or any other asset manager we retain, including their historical performance not being indicative of the future results of our investment portfolio and the exclusivity, pricing and term of certain arrangements with Blackstone IM;

•	our inability to maintain the availability of critical technology systems and the confidentiality of our data, including challenges associated with a variety of privacy and information security laws;
•	the ineffectiveness of our risk management policies and procedures;
•	significant legal, governmental or regulatory proceedings;
•
the intense competition we face in each of our business lines and the technological changes, including the use of artificial intelligence, that may present new and intensified challenges to our business;

•	catastrophes, including those associated with climate change and pandemics;
•	business or asset acquisitions and dispositions that may expose us to certain risks;
•	our ability to protect our intellectual property;
•
our ability to operate efficiently and compete effectively in a heavily regulated industry in light of new domestic or international laws and regulations or new interpretations of current laws and regulations;

•	impact on sales of our products and taxation of our operations due to changes in U.S. federal income or other tax laws or the interpretation of tax laws;
•	the ineffectiveness of our productivity improvement initiatives in yielding our expected expense reductions and improvements in operational and organizational efficiency;
•	differences between actual experience and the estimates used in the preparation of financial statements and modeled results used in various areas of our business;
•	our inability to attract and retain key employees and highly skilled people needed to support our business;
•	the significant influence that AIG, Nippon and Blackstone have over us and conflicts of interests arising due to such relationships;
•	the indemnification obligations we have to AIG;

Corebridge Financial, Inc. | 2025 Proxy Statement 115

Cautionary Statement Regarding Forward-Looking Information
•
potentially higher U.S. federal income taxes due to our inability to file a single U.S. consolidated federal income tax return for five years following our IPO and our separation from AIG causing an “ownership change” for U.S. federal income tax purposes;

•
risks associated with the Tax Matters Agreement and our potential liability for U.S. income taxes of the entire U.S. federal income tax group of which AIG is the common parent for all taxable years or portions thereof in which we (or our subsidiaries) were members of such group;

•	the risk that anti-takeover provisions could discourage, delay, or prevent our change in control, even if the change in control would be beneficial to our stockholders; and
•	challenges related to compliance with applicable laws incident to being a public company, which is expensive and time-consuming.
Other risks, uncertainties and factors, including those discussed in “Risk Factors” in the 2024 Form 10-K could cause our actual results to differ materially from those projected in any forward-looking statements we make. You should read carefully the factors described in “Risk Factors” in the 2024 Form 10-K to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.
You should read this Proxy Statement completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this Proxy Statement are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this Proxy Statement, and we do not undertake any obligation to update or revise any forward-looking statements to reflect the occurrence of events, unanticipated or otherwise, other than as may be required by law.

116 Corebridge Financial, Inc. | 2025 Proxy Statement

Appendix A - Use of Non-GAAP Financial Measures and Key Operating Metrics
NON-GAAP FINANCIAL MEASURES
Throughout this Proxy Statement, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are “non-GAAP financial measures” under SEC rules and regulations. We believe presentation of these non-GAAP financial measures allows for our stockholders to have a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly named measures reported by other companies.
Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income (loss) before income tax expense (benefit). These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.
APTOI excludes the impact of the following items:
Fortitude Re Related Adjustments:
The modified coinsurance (“modco”) reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.
The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.
Investment Related Adjustments:
APTOI excludes “Net realized gains (losses)”, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, or those recognized as embedded derivatives at fair value, are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

Corebridge Financial, Inc. | 2025 Proxy Statement A-1

Market Risk Benefit Adjustments:
Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain guaranteed minimum withdrawal benefits and/or guaranteed minimum death benefits, which are accounted for as market risk benefits (“MRBs”). Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs, along with changes in the fair value of derivatives used to hedge MRBs are recorded through “Change in the fair value of MRBs, net” and are excluded from APTOI.
Changes in the fair value of securities used to economically hedge MRBs are excluded from APTOI.
Other Adjustments:
Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:
•	restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•	non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•	separation costs;
•	non-operating litigation reserves and settlements;
•	loss (gain) on extinguishment of debt, if any;
•	losses from the impairment of goodwill, if any; and
•	income and loss from divested or run-off business, if any.
Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:
•
reclassifications of disproportionate tax effects from accumulated other comprehensive income (“AOCI”), changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and

•	deferred income tax valuation allowance releases and charges.

A-2 Corebridge Financial, Inc. | 2025 Proxy Statement

The following tables present a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Years Ended December 31,	2024				2023				2022
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income (loss)/net income (loss), including noncontrolling interests	$2,803	$600	$—	$2,203	$940	$(96)	$—	$1,036	$10,491	$2,012	$—	$8,479
Noncontrolling interests	—	—	27	27	—	—	68	68	—	—	(320)	(320)
Pre-tax income (loss)/net income (loss) attributable to Corebridge	2,803	600	27	2,230	940	(96)	68	1,104	10,491	2,012	(320)	8,159
Fortitude Re related items
Net investment (income) on Fortitude Re funds withheld assets	(1,370)	(293)	—	(1,077)	(1,368)	(291)	—	(1,077)	(891)	(187)	—	(704)
Net realized losses on Fortitude Re funds withheld assets	248	53	—	195	224	48	—	176	397	83	—	314
Net realized (gains) losses on Fortitude Re funds embedded derivative	518	111	—	407	1,734	369	—	1,365	(6,347)	(1,370)	—	(4,977)
Subtotal Fortitude Re related items	(604)	(129)	—	(475)	590	126	—	464	(6,841)	(1,474)	—	(5,367)
Other reconciling items
Reclassification of disproportionate tax effects from AOCI and other tax adjustments	—	49	—	(49)	—	89	—	(89)	—	95	—	(95)
Deferred income tax valuation allowance (releases) charges	—	(97)	—	97	—	(11)	—	11	—	(157)	—	157
Changes in fair value of market risk benefits, net	(227)	(48)	—	(179)	(6)	(1)	—	(5)	(958)	(199)	—	(759)
Changes in fair value of securities used to hedge guaranteed living benefits	10	2	—	8	16	3	—	13	(30)	(6)	—	(24)
Changes in benefit reserves related to net realized (losses)	(8)	(1)	—	(7)	(6)	(1)	—	(5)	(15)	(3)	—	(12)
Net realized losses*	1,459	312	7	1,154	1,792	381	—	1,411	211	44	—	167
Non-operating litigation reserves and settlements	(1)	—	—	(1)	—	—	—	—	(25)	(5)	—	(20)
Separation costs	94	20	—	74	245	51	—	194	180	142	—	38
Restructuring and other costs	287	60	—	227	197	41	—	156	147	31	—	116
Non-recurring costs related to regulatory or accounting changes	3	1	—	2	18	4	—	14	12	3	—	9
Net (gain) loss on divestiture	(245)	(55)	—	(190)	(676)	(43)	—	(633)	1	—	—	1
Pension expense - non operating	—	—	—	—	15	3	—	12	1	—	—	1
Noncontrolling interests	34	—	(34)	—	68	—	(68)	—	(320)	—	320	—
Subtotal Other non-Fortitude Re reconciling items	1,406	243	(27)	1,136	1,663	516	(68)	1,079	(796)	(55)	320	(421)
Total adjustments	802	114	(27)	661	2,253	642	(68)	1,543	(7,637)	(1,529)	320	(5,788)
Adjusted pre-tax operating income/Adjusted after-tax operating income attributable to Corebridge	$3,605	$714	$—	$2,891	$3,193	$546	$—	$2,647	$2,854	$483	$—	$2,371

*
Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment.

Corebridge Financial, Inc. | 2025 Proxy Statement A-3

The following table presents a reconciliation of the GAAP tax rate to the adjusted tax rate:

Years Ended December 31,	GAAP			Non-GAAP Adjustments		Adjusted
(in millions)	Pre-tax Income	Tax	Rate	Pre-tax Adjustments	Tax	APTOI	Tax	Rate
2024
U.S. federal income tax at statutory rate	$2,803	$589	21.0%	$802	$168	$3,605	$757	21.0%
Rate adjustments
Uncertain tax positions	—	(17)	(0.6)	—	—	—	(17)	(0.5)
Dispositions of subsidiaries	—	4	0.1	—	(4)	—	—	0.0
Reclassifications from accumulated other comprehensive income	—	(32)	(1.1)	—	32	—	—	0.0
Noncontrolling interest	—	6	0.2	—	(6)	—	—	0.0
Dividends received deduction	—	(48)	(1.7)	—	—	—	(48)	(1.3)
State and local income taxes	—	20	0.7	—	(1)	—	19	0.5
Other	—	(5)	(0.2)	—	(17)	—	(22)	(0.6)
Adjustments to prior year tax returns	—	(10)	(0.4)	—	39	—	29	0.8
Share based compensation payments excess tax deduction	—	(4)	(0.1)	—	—	—	(4)	(0.1)
Valuation allowance	—	97	3.5	—	(97)	—	—	0.0
Amount Attributable to Corebridge	$2,803	$600	21.4%	$802	$114	$3,605	$714	19.8%
2023
U.S. federal income tax at statutory rate	$940	$197	21.0%	$2,253	$474	$3,193	$671	21.0%
Rate adjustments
Dispositions of subsidiaries	—	(99)	(10.5)	—	99	—	—	0.0
Reclassifications from accumulated other comprehensive income	—	(52)	(5.5)	—	52	—	—	0.0
Noncontrolling interest	—	14	1.5	—	(14)	—	—	0.0
Dividends received deduction	—	(59)	(6.3)	—	—	—	(59)	(1.8)
State and local income taxes	—	12	1.3	—	7	—	19	0.6
Other	—	(3)	(0.4)	—	(2)	—	(5)	(0.2)
Adjustments to deferred tax assets	—	(40)	(4.3)	—	—	—	(40)	(1.3)
Adjustments to prior year tax returns	—	(67)	(7.1)	—	37	—	(30)	(0.9)
Share based compensation payments excess tax deduction	—	(10)	(1.1)	—	—	—	(10)	(0.3)
Valuation allowance	—	11	1.2	—	(11)	—	—	—
Amount Attributable to Corebridge	$940	$(96)	(10.2)%	$2,253	$642	$3,193	$546	17.1%
2022
U.S. federal income tax at statutory rate	$10,491	$2,203	21.0%	$(7,637)	$(1,604)	$2,854	$599	21.0%
Rate adjustments
Uncertain tax positions	—	2	0.0	—	—	—	2	0.1
Reclassifications from accumulated other comprehensive income	—	(84)	(0.7)	—	84	—	—	0.0
Noncontrolling interest	—	(67)	(0.6)	—	67	—	—	0.0
Dividends received deduction	—	(36)	(0.3)	—	—	—	(36)	(1.3)
Tax deconsolidation and separation costs	—	(104)	(1.0)	—	104	—	—	0.0
State and local income taxes	—	24	0.2	—	(35)	—	(11)	(0.4)
Other	—	(29)	(0.3)	—	12	—	(17)	(0.6)
Adjustments to prior year tax returns	—	(48)	(0.5)	—	—	—	(48)	(1.7)
Share based compensation payments excess tax deduction	—	(6)	(0.1)	—	—	—	(6)	(0.2)
Valuation allowance	—	157	1.5	—	(157)	—	—	—
Amount Attributable to Corebridge	$10,491	$2,012	19.2%	$(7,637)	$(1,529)	$2,854	$483	16.9%

A-4 Corebridge Financial, Inc. | 2025 Proxy Statement

Operating Earnings per Common Share (“Operating EPS”) is derived by dividing AATOI by weighted average diluted shares.
The following table presents Operating EPS:

	Twelve Months Ended December 31,
(in millions, except per common share data)	2024	2023
GAAP Basis
Numerator for EPS
Net income (loss)	$2,203	$1,036
Less: Net income (loss) attributable to noncontrolling interests	(27)	(68)
Net income (loss) attributable to Corebridge common shareholders	$2,230	$1,104

Denominator for EPS
Weighted average common shares outstanding - basic(1)	598.0	643.3
Dilutive common shares(2)	1.2	1.9
Weighted average common shares outstanding - diluted	599.2	645.2

Income per common share attributable to Corebridge common shareholders
Common stock - basic	$3.73	$1.72
Common stock - diluted	$3.72	$1.71

Operating Basis
Adjusted after-tax operating income attributable to Corebridge common shareholders	$2,891	$2,647
Weighted average common shares outstanding - diluted	599.2	645.2
Operating earnings per common share	$4.83	$4.10

Common Shares Outstanding
Common shares outstanding, beginning of period	621.7	645.0
Share repurchases	(63.5)	(26.5)
Newly issued shares	3.3	3.1
Common shares outstanding, end of period	561.5	621.6

(1)	Includes vested shares under our share-based employee compensation plans
(2)	Potential dilutive common shares include our share-based employee compensation plans
Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through other comprehensive income (“OCI”). It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Corebridge Financial, Inc. | 2025 Proxy Statement A-5

The following table presents the reconciliation of Book value per common share to Adjusted Book Value per common share:

	Years Ended December 31,
(in millions, except per common share data)	2024	2023	2022
Total Corebridge shareholders' equity (a)	$11,462	$11,766	$9,380
Less: Accumulated other comprehensive income (loss)	(13,681)	(13,458)	(16,863)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,798)	(2,332)	(2,806)
Adjusted Book Value (b)	$22,345	$22,892	$23,437
Total common shares outstanding (c)	561.5	621.7	645.0
Book value per common share (a/c)	$20.41	$18.93	$14.54
Adjusted book value per common share (b/c)	$39.80	$36.82	$36.34

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.
The following table presents the reconciliation of Adjusted ROAE:

	Years Ended December 31,
(in millions, unless otherwise noted)	2024	2023	2022
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$2,230	$1,104	$8,159
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	2,891	2,647	2,371
Average Corebridge shareholders’ equity (c)	11,882	10,326	15,497
Less: Average AOCI	(13,134)	(15,773)	(8,143)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,481)	(2,702)	(919)
Average Adjusted Book Value (d)	$22,535	$23,397	$22,721
Return on Average Equity (a/c)	18.8%	10.7%	52.6%
Adjusted ROAE (b/d)	12.8%	11.3%	10.4%

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income. We believe that presenting net investment income on an APTOI basis is useful for gaining an understanding of the main drivers of investment income.

A-6 Corebridge Financial, Inc. | 2025 Proxy Statement

The following table presents a reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Years Ended December 31,
(in millions)	2024	2023	2022
Net investment income (net income basis)	$12,228	$11,078	$9,576
Net investment (income) on Fortitude Re funds withheld assets	(1,370)	(1,368)	(891)
Change in fair value of securities used to hedge guaranteed living benefits	(58)	(55)	(56)
Other adjustments	(30)	(28)	(50)
Derivative income recorded in net realized gains (losses)	288	212	179
Total adjustments	(1,170)	(1,239)	(818)
Net investment income (APTOI basis) *	$11,058	$9,839	$8,758

*	Includes net investment income from Corporate and Other of $33 million, $92 million and $473 million for the years ended December 31, 2024, 2023 and 2022, respectively.
Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.
The following table presents the premiums and deposits:

	Years Ended December 31,
(in millions)	2024	2023	2022
Total
Premiums	4,526	7,616	5,031
Deposits	36,576	31,312	25,806
Other(a)	640	959	786
Premiums and deposits	$41,742	$39,887	$31,623

(a)	Other principally consists of ceded premiums, in order to reflect gross premiums and deposits.

Corebridge Financial, Inc. | 2025 Proxy Statement A-7

NON-GAAP EXECUTIVE COMPENSATION MEASURES
The following measures are used for purposes of our executive compensation program.
Normalized Adjusted Return on Average Equity (“Normalized ROAE”) is derived by dividing AATOI by average Adjusted Book Value. AATOI and average Adjusted Book Value are normalized for annual actuarial assumptions update, litigation matters, and (better)/ worse than expected return on business transactions. The measures are also adjusted for the impact of macroeconomic and market factors such as variances to expected return on alternative investments, expected fair value changes on fixed maturity securities, foreign exchange gains (losses), embedded derivative gains (losses), and changes in fair value for market risk benefits.
Normalized General Operating Expense (“Normalized GOE”) represents general operating expenses (“GOE”) on an APTOI basis less certain one-time non-recurring items.
Normalized Operating Earnings Per Share (“Normalized Operating EPS”) represents Operating EPS normalized for annual actuarial assumptions update, litigation matters and (better)/ worse than expected return on business transactions. The measure is also adjusted for the impact of macroeconomic and market factors such as variances to expected return on alternative investments and expected fair value changes on fixed maturity securities.
KEY OPERATING METRICS
Assets Under Management (“AUM”) include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
Assets Under Administration (“AUA”) include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of Stable Value Wrap contracts.
Assets Under Management and Administration (“AUMA”) is the cumulative amount of AUM and AUA.

A-8 Corebridge Financial, Inc. | 2025 Proxy Statement

Appendix B - Certain Important Terms
Term	Means
2024 Annual Report	The Company’s annual report to stockholders for the fiscal year ended December 31, 2024, pursuant to Rule 14a-3(b) under the Exchange Act, which includes the 2024 Form 10-K
2024 Form 10-K	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 13, 2025
AIG
American International Group, Inc., a Delaware corporation, and until June 3, 2024, our controlling stockholder, and its subsidiaries, unless the context refers to American International Group, Inc. only

AIG Director
A director designated by AIG pursuant to its right under the Separation Agreement to designate a number of directors on each Corebridge Slate until the date on which AIG ceases to beneficially own at least 5% of Common Stock

AIG Life	AIG Life Ltd., a UK insurance company, and its subsidiary
AIG Options	Stock options granted by AIG with respect to its common stock
AIG PSUs	PSUs granted by AIG with respect to its common stock
AIG Registration Rights Agreement	Registration Rights Agreement, dated September 14, 2022, between AIG and Corebridge
AIGM	AIG Markets, Inc., a consolidated subsidiary of AIG
AIRCO	American International Reinsurance Company, Ltd., a consolidated subsidiary of AIG
Annual Meeting	Corebridge’s 2025 annual meeting of stockholders, including any postponed or reconvened meeting
Argon	Argon Holdco LLC, a wholly owned subsidiary of Blackstone
Audit Committee	Audit Committee of the Board
Audited Consolidated Financial Statements
The consolidated balance sheets of the Company at December 31, 2024 and 2023 and the related consolidated statements of income (loss), of comprehensive income (loss), of equity and of cash flows for each of the three years in the period ended December 31, 2024, including the related notes and financial statement schedules

Blackstone	Blackstone Inc. and its subsidiaries, unless the context refers to Blackstone Inc. only
Blackstone IM	Blackstone ISG-1 Advisors L.L.C.
Blackstone Stockholder’s Agreement
Stockholders’ Agreement, dated November 2, 2021, among Corebridge, AIG and Argon, as amended by the Amendment and Waiver of Consent and Voting Rights, dated March 11, 2024, among Corebridge, AIG, Argon, Blackstone and certain affiliates of Argon and Blackstone

Board	Corebridge Board of Directors

Corebridge Financial, Inc. | 2025 Proxy Statement B-1

Appendix B
Term	Means
By-laws	Corebridge Second Amended and Restated By-laws
CEO	Corebridge’s Chief Executive Officer
Certificate of Incorporation	Corebridge Amended and Restated Certificate of Incorporation
Chair	Chair of the Board
CLO	Collateralized Loan Obligation
Commitment Letter	Commitment Letter, dated November 2, 2021, between Blackstone IM and Corebridge
Committee	A committee of the Board
Common Stock	Common stock, par value $0.01 per share, of Corebridge
Company	Corebridge and its consolidated subsidiaries, unless the context refers to Corebridge only
Compensation and Management Development Committee	Compensation and Management Development Committee of the Board
Controlled Company	Controlled company as defined by the NYSE Listed Company Manual
Corebridge	Corebridge Financial, Inc.
Corebridge Forward	Our expense savings and modernization initiative
Corebridge Options	Stock Options granted by Corebridge with respect to our Common Stock
Corebridge PSUs	PSUs granted by Corebridge with respect to our Common Stock
Corebridge RSUs	RSUs granted or assumed by Corebridge with respect to our Common Stock
Corebridge Slate	Candidates for election as Corebridge directors proposed or recommended by the Board to Corebridge stockholders in connection with a meeting of stockholders
Corporate Governance Guidelines	Corebridge Corporate Governance Guidelines
CRBGLH	Corebridge Life Holdings, Inc. (f/k/a AIG Life Holdings, Inc.), a Texas corporation
CRBGM	Corebridge Markets, LLC, a consolidated subsidiary of Corebridge
Exchange Act	Securities Exchange Act of 1934, as amended

B-2 Corebridge Financial, Inc. | 2025 Proxy Statement

Appendix B
Term	Means
Fortitude Re	Fortitude Reinsurance Company Ltd., a Bermuda insurance company
GAAP	Accounting principles generally accepted in the United States of America
IPO	Our initial public offering of Common Stock on September 14, 2022
Lead Independent Director	Lead independent director of the Board
LTI	Long-term incentive
Majority Holder Threshold Date	June 3, 2024, the first date on which AIG ceased to beneficially own more than 50% of the outstanding shares of Common Stock
NEOs	Named executive officers of Corebridge pursuant to Item 402 of Regulation S-K under the Exchange Act
Nippon	Nippon Life Insurance Company and its affiliates, unless the context refers to Nippon Life Insurance Company only
Nippon Registration Rights Agreement	Registration Rights Agreement, dated December 9, 2024, among Corebridge, Nippon and, AIG
Nippon Stockholder’s Agreement	Stockholder’s Agreement, dated December 9, 2024, between Corebridge and Nippon
Nippon Stock Purchase Agreement	Stock Purchase Agreement, dated May 16, 2024, among AIG, Corebridge and Nippon
Nominating and Corporate Governance Committee	Nominating and Corporate Governance Committee of the Board
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
PSU	A performance stock unit, which is an unfunded and unsecured promise to deliver one share of stock, subject to performance and time-based vesting conditions
Proxy Statement	Corebridge’s 2025 proxy statement
PwC	PricewaterhouseCoopers LLP
RBC	Risk-based capital, a formula designed to measure the adequacy of an insurer’s statutory surplus compared to the risks inherent in its business
Record Date	April 7, 2025
Risk Committee	Risk Committee of the Board
RSU	A restricted stock unit, which is an unfunded and unsecured promise to deliver one

Corebridge Financial, Inc. | 2025 Proxy Statement B-3

Appendix B
Term	Means
share of stock, subject to time-based vesting conditions
SEC	U.S. Securities and Exchange Commission
Section 16 Officers	Officers of Corebridge who are subject to the reporting requirements of Section 16 of the Exchange Act
Section 16 Sub-Committee	Section 16 Sub-Committee of the Special Purpose Committee
Securities Act	Securities Act of 1933, as amended
Separation Agreement	Separation Agreement, dated September 14, 2022, between AIG and Corebridge, as amended by the Separation Agreement Amendment

Separation Agreement Amendment	The amendment to the Separation Agreement, dated as of May 16, 2024, between AIG and Corebridge
SMA	Certain separately managed account agreements between Corebridge and Blackstone IM
Special Purpose Committee	Special Purpose Committee of the Board
Stock Option	An option to buy a specific number of shares of stock at a pre-set price
STI	Short-term incentive
Tax Matters Agreement	Tax Matters Agreement, dated September 14, 2022, between AIG and Corebridge
Transition Services Agreement	Transition Services Agreement, dated September 14, 2022, between AIG and Corebridge
TSR or Total Shareholder Return	A measure of financial performance indicating the total amount an investor reaps from an investment
We, us, our	The Company, unless the context refers to Corebridge only

B-4 Corebridge Financial, Inc. | 2025 Proxy Statement

corebridge financial

COREBRIDGE FINANCIAL, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 11:59 p.m. Eastern Time on June 2, 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69452-P28681 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COREBRIDGE FINANCIAL, INC.

The Board of Directors recommends that you vote FOR each of the following director nominees:

1. Elect thirteen directors for a one-year term ending at the 2026 Annual Meeting of Stockholders.

Nominees:	For	Against	Abstain
1a. Christina Banthin	☐	☐	☐
1b. Edward Bousa	☐	☐	☐
1c. Adam Burk	☐	☐	☐
1d. Alan Colberg	☐	☐	☐
1e. Gilles Dellaert	☐	☐	☐
1f. Rose Marie Glazer	☐	☐	☐
1g. Keith Gubbay	☐	☐	☐
1h. Kevin Hogan	☐	☐	☐
1i. Minoru Kimura	☐	☐	☐
1j. Deborah Leone	☐	☐	☐
1k. Christopher Lynch	☐	☐	☐
1l. Colin J. Parris	☐	☐	☐
1m. Amy Schioldager	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposals:	For	Against	Abstain
2. Approve the 2024 compensation of Corebridge's named executive officers on an advisory basis.	☐	☐	☐
3. Ratify the appointment of PricewaterhouseCoopers LLP as Corebridge's independent registered public accounting firm for 2025.	☐	☐	☐

NOTE: Any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V69453-P28681

COREBRIDGE FINANCIAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 3, 2025 9:00 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Kevin Hogan, Polly N. Klane and Jeannette N. Pina, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COREBRIDGE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time, on June 3, 2025, virtually at www.virtualshareholdermeeting.com/CRBG2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side